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No person is  authorized  in  connection
with any offer  made  hereby to give any
information     or    to    make     any
representation  not  contained  in  this
Prospectus   in   connection   with  the
offering  made  hereby  and, if given or
made, such information or representation
must not be relied  upon as having  been
authorized   by   the   Issuers.    This
Prospectus  does not constitute an offer
to sell, or a  solicitation  of an offer
to  purchase,   any  securities  in  any
jurisdiction  in which, or to any person
to whom,  it is  unlawful  to make  such
offer  or   solicitation.   Neither  the
delivery  of  this   Prospectus  or  the
accompanying  Letter of  Transmittal  or
both   together   nor  any  exchange  of
securities made hereunder  shall,  under
any circumstances,  create any inference          ABRAXAS PETROLEUM
that  there  has not been any  change in            CORPORATION
the  affairs  of the  Issuers  since the
date hereof.
                                                   CANADIAN ABRAXAS
                                                  PETROLEUM LIMITED
   ------------------------

                    TABLE OF CONTENTS
                                    Page

Summary............................    5
Risk Factors.......................   16
Purpose of the Exchange Offer......   23
Resale of the Exchange Note........   24
Plan of Distribution...............   24
The Exchange Offer.................   25
Exchange Agent.....................   31
Use of Proceeds....................   32
Capitalization.....................   33
Pro Forma Financial Information....   34
Selected Consolidated Financial
 Information.......................   42             Offer to Exchange
Management's Discussion and                11.5% Senior Notes Due 2004, Series B
Analysis of  Financial Condition                for any and all Outstanding
 and Results of Operations ........   43   11.5% Senior Notes due 2004, Series A
Business...........................   50
Management.........................   69
Executive Compensation.............   72
Securities Holdings of Principal
 Stockholders, Directors and
 Officers..........................   75
Description of the Notes...........   77
Description of Capital Stock.......  105
Certain United States and Canadian
  Income Tax Considerations........  112
Transactions with Related Parties..  116
Book-Entry; Delivery and Form......  116
Available Information..............  118
Enforceability of Civil
 Liabilities Against Foreign
 Persons...........................  118
Legal Matters......................  118
Experts............................  119
Glossary of Terms..................  120
Index to Consolidated Financial
 Statements........................  F-1

Until  __________,  199_ (25 days  after
the date of this Prospectus) all dealers             [LOGO]
effecting transactions in the registered
securities, whether or not participating
in this distribution, may be required to
deliver   a   Prospectus.   This  is  in
addition to the obligation of dealers to
deliver  a  prospectus  when  acting  as      Prospectus
underwriters  and with  respect to their                      , 199_
unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers

         Abraxas' Articles of Incorporation contain a provision that eliminates the personal monetary liability of directors and officers to Abraxas and its stockholders for a breach of fiduciary duties to the extent currently allowed under the Nevada General Corporation Law (the "Nevada Statute"). In respect of Canadian Abraxas, the Canada Business Corporation Act ("CBCA") does not permit any such limitations of a director's liability. If a director or officer of Abraxas were to breach his fiduciary duties, neither Abraxas nor its stockholders could recover monetary damages, and the only course of action available to Abraxas' stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors or officers are limited to equitable remedies, this provision of Abraxas' Articles of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors or officers for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Director's action, this remedy would be ineffective if the stockholder did not become aware of a transaction or event until after it had been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors or officers.

         Liability for monetary damages has not been eliminated for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or payment of an improper dividend in violation of section 78.300 of the Nevada Statute. The limitation of liability also does not eliminate or limit director liability arising in connection with causes of action brought under the Federal securities laws.

         The Nevada Statute permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties against all expenses (including attorneys' fees) actually and reasonably incurred by, or imposed upon, him in connection with the defense by reason of his being or having been a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except where he has been adjudged by a court of competent jurisdiction (and after exhaustion of all appeals) to be liable for gross negligence or willful misconduct in the performance of duty. The Bylaws of Abraxas provide indemnification to the same extent allowed pursuant to the foregoing provisions of the Nevada Statute.

         Nevada corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. CBCA corporations are permitted to obtain such insurance also, accept for liability relating to the failure to act honestly and in good faith with a view to the best interests of the corporation. Abraxas currently has a directors' and officers' liability insurance policy in effect providing $3.0 million in coverage and an additional $1.0 million in coverage for certain employment related claims.

         Abraxas has entered into indemnity agreements with each of its directors and officers. These agreements provide for indemnification to the extent permitted by the Nevada Statute.

         Under the CBCA, except in respect of an action by or on behalf of a corporation or a body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an "Indemnifiable Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or such body corporate, if: (a) he or she acted honestly and in good faith with a view to the best interests of such corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was substantially successful on the merits in his or her defense of the action or proceeding, fulfilled the conditions set out in (a) and (b), above and is fairly and reasonably entitled to indemnity. A corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfills the conditions set out in
(a) and (b), above. The Canadian Abraxas Bylaws provide for indemnification of directors and officers to the fullest extent authorized by the CBCA.

Item 21. Exhibits and Financial Statement Schedules.

**3.1 Articles of Incorporation of Abraxas. (Filed as Exhibit 3.1 to the Company's Form S-4 Registration Statement, Registration Statement No. 33-36565 (the "S-4 Registration Statement")).

**3.2 Articles of Amendment to the Articles of Incorporation of Abraxas dated October 22, 1990 (Filed as Exhibit 3.3 to the S-4 Registration Statement).

**3.3 Articles of Amendment to the Articles of Incorporation of Abraxas dated December 18, 1990. (Filed as Exhibit 3.4 to the S-4 Registration Statement).

**3.4 Articles of Amendment to the Articles of Incorporation of Abraxas dated June 8, 1995. (Filed as Exhibit 3.4 to the Company's Form S-3 Registration Statement No. 333-398 (the "S-3 Registration Statement")).

**3.5 Amended and Restated Bylaws of Abraxas. (Filed as Exhibit 3.5 to the S-3 Registration Statement).

**3.6 Certificate of Designation of Series 1995-B Preferred Stock of Abraxas. (Filed as Exhibit 3.6 to the S-3 Registration Statement).

*3.7      Articles of Incorporation of Canadian Abraxas.

*3.8      By-Laws of Canadian Abraxas.

**4.1 Specimen Common Stock Certificate of Abraxas. (Filed as Exhibit 4.1 to the S-4 Registration Statement).

**4.2 Specimen Preferred Stock Certificate of Abraxas. (Filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K filed on March 31, 1995).

**4.3 Rights Agreement dated as of December 6, 1994 between of Abraxas and First Union National Bank of North Carolina ("FUNB"). (Filed as
          Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on December 6, 1994).

**4.4 Contingent Value Rights Agreement dated November 17, 1995 by and between Registrant and FUNB (Filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated November 21, 1995).

**4.5 First Amendment to Contingent Value Rights Agreement dated May 2, 1996 by and between Registrant and FUNB. (Filed as Exhibit 4.5 to the S-3 Registration Statement).

**4.6 Indenture dated November 14, 1996 by and among the Company and IBJ Schroder Bank and Trust Company. (Filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated November 27, 1996).

*4.7      Form of Note.

*4.8      Form of Letter of Transmittal.

*4.9      Specimen Common Stock Certificate of Canadian Abraxas.

*5.1      Opinion of Cox & Smith Incorporated.

*5.2      Opinion of Burnet, Duckworth & Palmer.

***8.1    Tax Opinion of Cox & Smith Incorporated.

***8.2    Tax Opinion of Burnet, Duckworth & Palmer.

**10.1 Abraxas Petroleum Corporation 1984 Non-Qualified Stock Option Plan, as amended and restated. (Filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K filed April 14, 1993).

**10.2 Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan, as amended and restated. (Filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K filed April 14, 1993).

**10.3 Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan. (Filed as Exhibit 10.9 to the Company's Annual Report on Form 10-K filed April 14, 1993).

+*10.4    Abraxas Petroleum Corporation 401(k) Profit Sharing Plan.

+*10.5    Abraxas Petroleum Corporation Director Stock Option Plan.

+**10.6 Abraxas Petroleum Corporation Restricted Share Plan for Directors. (Filed as Exhibit 10.20 to the Company's Annual Report on Form 10-K filed on April 12, 1994).

+**10.7   Abraxas Petroleum Corporation 1994 Long Term Incentive Plan. (Filed as
          Exhibit 10.21 to the Company's Annual Report on Form 10-K filed on April 12, 1994).

+**10.8 Abraxas Petroleum Corporation Incentive Performance Bonus Plan. (Filed as Exhibit 10.24 to the Company's Annual Report on Form 10-K filed on April 12, 1994).

**10.9    Registration  Rights  and  Stock  Registration  Agreement  dated as of
          August 11, 1993 by and among Abraxas, EEP and Endowment Energy Partners II, Limited Partnership ("EEP II"). (Filed as Exhibit 10.33 to the Company's Registration Statement on Form S-1, Registration No. 33-66446 (the "S-1 Registration Statement")).

**10.10 First Amendment to Registration Rights and Stock Registration Agreement dated June 30, 1994 by and among Abraxas, EEP and EEP II. (Filed as Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed on July 14, 1994).

**10.11 Second Amendment to Registration Rights and Stock Registration Agreement dated September 2, 1994 by and among Abraxas, EEP and EEP
          II. (Filed as Exhibit 10.3 to the Company's Annual Report on Form 10-K filed March 31, 1995)

**10.12 Third Amendment to Registration Rights and Stock Registration Agreement dated November 17, 1995 by and among Abraxas, EEP and EEP
          II. (Filed as Exhibit 10.17 to the Company's Annual Report on Form 10-K filed March 31, 1995)

**10.13 Common Stock Purchase Warrant dated as of December 18, 1991 between Abraxas and EEP. (Filed as Exhibit 12.3 to the Company's Current Report on Form 8-K filed January 9, 1992).

**10.14 Common Stock Purchase Warrant dated as of August 1, 1993 between Abraxas and EEP. (Filed as Exhibit 10.35 to the S-1 Registration Statement).

**10.15   Common Stock  Purchase  Warrant dated August 11, 1993 between  Abraxas
          and  EEP  II.  (Filed  as  Exhibit  10.36  to  the  S-1   Registration
          Statement).

**10.16 Common Stock Purchase Warrant dated August 11, 1993 between Abraxas and Associated Energy Managers, Inc. (Filed as Exhibit 10.37 to the S-1 Registration Statement).

**10.17 Letter dated September 2, 1994 from Abraxas to EEP and EEP II. (Filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K filed March 31, 1995)

**10.18 Amended and Restated Credit Agreement dated as of November 14, 1996 among Abraxas, Bankers Trust Company, Inc. (U.S.) Capital Corporation and the Lenders named therein. (Filed as Exhibit 10.5 to the Company's Current Report on Form 8-K filed November 27, 1996).

**10.19 Warrant Agreement dated as of July 27, 1994 between Abraxas and FUNB. (Filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed August 5, 1994).

**10.20 Warrant Agreement dated as of December 16, 1994, between Abraxas and FUNB. (Filed as Exhibit 10.23 to the Company's Annual Report on Form 10-K filed March 31, 1995).

**10.21   First  Amendment  to Warrant  Agreement  dated as of August  31,  1995 between Abraxas and FUNB. (Filed as Exhibit 10.21 to the S-3 Registration Statement).

**10.22 Form of Indemnity Agreement between Abraxas and each of its directors and officers. (Filed as Exhibit 10.30 to the S-1 Registration Statement).

+**10.23 Employment Agreement between Abraxas and Robert L. G. Watson. (Filed as Exhibit 10.23 to the S-3 Registration Statement).

+**10.24  Employment Agreement between Abraxas and Chris E. Williford. (Filed as
          Exhibit 10.24 to the S-3 Registration Statement).

+**10.25  Employment  Agreement between Abraxas and Robert Patterson.  (Filed as
          Exhibit 10.25 to the S-3 Registration Statement).

+**10.26  Employment Agreement between Abraxas and Stephen T. Wendel.  (Filed as
          Exhibit 10.26 to the S-3 Registration Statement).

**10.27 Common Stock and Contingent Value Rights Purchase Agreement dated as of November 17, 1995 by and among Abraxas and the Purchasers named in Schedule l thereto. (Filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated November 21, 1995.)

**10.28 Registration Agreement dated November 17, 1995 by and among Registrant and the parties named in Schedule I thereto. (Filed as Exhibit 10.2 to the Company's Current Report on Form 8-K dated November 21, 1995.)

**10.29 Subscription Agreement between Registrant and Grey Wolf Exploration, Ltd. (Filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated January 17, 1995.)

**10.30 Subscription Agreement between Grey Wolf Exploration, Ltd. and Cascade Oil and Gas Ltd. (Filed as Exhibit 10.2 to the Company's Current Report on Form 8-K dated January 17, 1995.)

**10.31 Purchase Agreement dated November 14, 1996 by and among Abraxas, Canadian Abraxas, BT Securities Corporation, Jefferies & Company, Inc. and ING Baring (U.S.) Securities Corporation (collectively, the "Initial Purchasers"). (Filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed November 27, 1996).

**10.32 Registration Rights Agreement dated November 14, 1996 by and among Abraxas, Canadian Abraxas, and the Initial Purchasers. (Filed as
          Exhibit 10.2 to the Company's Current Report on Form 8-K filed November 27, 1996).

**10.33 Share Sale Agreement dated October 29, 1996 by and among Abraxas, Canadian Abraxas, CGGS Canadian Gas Gathering Systems Inc. ("CGGS") and the shareholders of CGGS. (Filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed November 27, 1996).

**10.34 Purchase and Sale Agreement dated September 18, 1996 by and among Abraxas, Acco, LLC, Massachusetts Bay Transportation Authority Retirement Fund, Metropolitan Life Insurance Company Separate Account No. 175, The General Mills, Inc. Master Trust: Pooled Real Estate Fund and State Street Research Energy, Inc. (Filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed November 27, 1996).

**10.35 Purchase and Sale Agreement dated May 22, 1996 between Abraxas and Enserch Exploration, Inc. (Filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed October 15, 1996).

*10.36 Management Agreement dated November 14, 1996 by and between Canadian Abraxas and Cascade Oil & Gas Ltd.

**18.1    Letter  regarding  change in accounting  principle.  (Filed as Exhibit
          18.1 to the Registrant's Annual Report on Form 10-K filed on April 12,
          1994).

*22.1     Subsidiaries of Abraxas.

*23.1     Consent of Ernst & Young LLP.

*23.2     Consent of DeGolyer and MacNaughton.

*23.3     Consent of Sproule Associates Limited.

*23.4     Consent of Cox & Smith Incorporated (included in Exhibit 5.1).

*23.5     Consent of Deloitte & Touche LLP.

*23.6     Consent of KPMG.

*23.7     Consent of Burnet, Duckworth & Palmer (included in Exhibit 5.2).

*24.1     Power of Attorney of Franklin Burke.

*24.2     Power of Attorney of Harold D. Carter.

*24.3     Power of Attorney of Robert D. Gershen.

*24.4     Power of Attorney of Richard M. Kleberg, III.

*24.5     Power of Attorney of James C. Phelps.

*24.6     Power of Attorney of Paul A. Powell, Jr.

*25.1 Form T-1 Statement of Eligibility and Qualification of IBJ Schroder Bank & Trust Company, as Trustee.

*27.1     Financial Data Schedule.

*         Filed herewith.
**        Incorporated by reference to the filing indicated.
***       To be  filed  by  Amendment.
+         Management  Compensatory  Plan or Agreement.

ITEM 22. UNDERTAKINGS

         A. Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         B. Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by either of them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         D. Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 23, 1996.



                                 ABRAXAS PETROLEUM CORPORATION



                                 By:      /s/ Robert L. G. Watson
                                    ---------------------------------------
                                 Robert L. G. Watson, Chairman of the Board,
                                 Chief Executive Officer and President

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                Name and Title                   Date

/s/ Robert L. G. Watson       Chairman of the Board,         December 23, 1996
---------------------------   President,   Chief  Executive
Robert L.G. Watson            Officer (Principal  Executive
                              Officer)  and Director of the
                              Company




/s/ Chris E. Williford        Executive Vice President,      December 23, 1996
--------------------------    Treasurer,   Chief  Financial
Chris E. Williford            Officer     and      Director
                              (Principal    Financial   and
                              Accounting  Officer)  of  the
                              Company




 *                            Director of the Company        December 23, 1996
--------------------------
Franklin Burke
*                             Director of the Company        December 23, 1996
--------------------------
Harold D. Carter
*                             Director of the Company        December 23, 1996
--------------------------
Robert D. Gershen

*                             Director of the Company        December 23, 1996
--------------------------
Richard M. Kleberg, III
 *                            Director of the Company        December 23, 1996
--------------------------
James C. Phelps
 *                            Director of the Company        December 23, 1996
--------------------------
Paul A. Powell, Jr.

                              Director of the Company        December 23, 1996
--------------------------
Richard M. Riggs

By: /s/ Chris E. Williford
   -----------------------
Chris E. Williford
Attorney-in-fact

                         SIGNATURES
        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 23, 1996.



                                     CANADIAN ABRAXAS PETROLEUM LIMITED



                                     By:      /s/ Robert L. G. Watson
                                        ------------------------------
                                     Robert L. G. Watson, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                     Name and Title             Date

/s/ Robert L. G. Watson        Chairman of the Board,         December 23, 1996
---------------------------    President, and Director of
Robert L.G. Watson             Canadian Abraxas (Principal
                               Executive Officer)


/s/Chris E. Williford          Vice President and Assistant   December 23, 1996
---------------------------    Secretary of Canadian Abraxas
Chris E. Williford             (Principal Accounting Officer)


/s/ Donald A. Engle            Secretary and Director of      December 23, 1996
---------------------------    Canadian Abraxas
Donald A. Engle

/s/ Roger L. Bruton            Executive Vice President and   December 23, 1996
---------------------------    Director of Canadian Abraxas
Roger L. Bruton

                                  EXHIBIT INDEX

Exhibit Number:     Exhibit                                         Page Number

3.7             Articles of Incorporation of Canadian Abraxas.             __

3.8             By-Laws of Canadian Abraxas.                               __

4.7             Form of Note.                                              __

4.8             Form of Letter of Transmittal.                             __

4.9             Specimen Common Stock Certificate of Canadian Abraxas.     __

5.1             Opinion of Cox & Smith Incorporated.                       __

5.2             Opinion of Burnet, Duckworth & Palmer                      __

10.4            Abraxas  Petroleum   Corporation  401(k)  Profit
                Sharing Plan                                               __

10.5            Abraxas Petroleum Corporation Director Stock Option
                Plan                                                       __

10.36           Management Agreement dated November 14, 1996
                by and between Canadian Abraxas and
                Cascade Oil & Gas Ltd.                                     __

22.1            Subsidiaries of Abraxas.                                   __

23.1            Consent of Ernst & Young LLP.                              __

23.2            Consent of DeGolyer and MacNaughton.                       __

23.3            Consent of Sproule Associates Limited.                     __

23.4            Consent of Cox & Smith Incorporated
                (included in Exhibit 5.1).                                 __

23.5            Consent of Deloitte & Touche LLP.                          __

23.6            Consent of KPMG.                                           __

23.7            Consent of Burnet, Duckworth & Palmer
                (included in Exhibit 5.2).                                 __

24.1            Power of Attorney of Franklin Burke.                       __

24.2            Power of Attorney of Harold D. Carter.                     __

24.3            Power of Attorney of Robert D. Gershen.                    __

24.4            Power of Attorney of Richard M. Kleberg, III.              __

24.5            Power of Attorney of James C. Phelps.                      __

24.6            Power of Attorney of Paul A. Powell, Jr.                   __

25.1            Form T-1 Statement of Eligibility and Qualification
                of IBJ Schroeder Bank & Trust Company, as Trustee.         __

27.1            Financial Data Schedule.                                   __

                                        1
                                                                 EXHIBIT 3.7


                     CANADA BUSINESS CORPORATIONS ACT              FORM 4


                                                        ARTICLES OF AMENDMENT
                                                          (SECTION 27 OR 177)


1.       NAME OF CORPORATION:                    2.       CORPORATION NO.

         3290751 CANADA INC.                              329075-1




3.       THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:


         i. Pursuant to Section 173(1)(a) of the Canada Business Corporations Act, Article No. 1 of the Articles of
                  Incorporation is amended to change the name of the Corporation to:



                       CANADIAN ABRAXAS PETROLEUM LIMITED


         i. Pursuant to Section 173(1)(g ) of the Canada Business Corporations Act, Article No. 3 of the Articles of Incorporation is amended by amending the rights, privileges, restrictions and conditions attached to the common shares and pursuant to Section 173(1)(e) of the Canada Business Corporations Act, Article No. 3 of the Articles of Incorporation is amended by creating a new class of shares, namely an unlimited number of First Preferred Shares, which shares shall have the rights, privileges, restrictions and conditions as set out in Schedule "A" attached hereto. Article No. 3 of the Articles of Incorporation is replaced with Schedule "A", which schedule is incorporated into and forms a part of this Form.





--------------------------------------------------------------------------------
         DATE                    SIGNATURE                          TITLE

 September 30, 1996             "Roger Bruton"                    "Director"
--------------------------------------------------------------------------------

                                  SCHEDULE "A"

                  The authorized capital of the Corporation shall consist of an unlimited number of Common Shares and an unlimited number of First Preferred Shares which shares shall have the following rights, privileges, restrictions and conditions:

                  COMMON SHARES

1.                Voting Rights

                  The holders of Common Shares shall be entitled to notice of, to attend and to one vote per share held at any meeting the shareholders' of the Corporation (other than meetings of a class or series of shares of the Corporation other than the Common Shares as such);

2.                Dividend

                  The holders of Common Shares shall be entitled to receive dividends as and when declared by the Board of Directors of the Corporation on the Common Shares as a class, subject to prior satisfaction of all preferential rights to dividends attached to all shares of other classes of shares of the Corporation ranking in priority to the Common Shares in respect of dividends; and

3.                Liquidations

                  The holders of Common Shares shall be entitled in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of shares of the Corporation ranking in priority to the Common Shares in respect of return of capital on dissolution, to share rateably, together with the holders of shares of any other class of shares of the Corporation ranking equally with the Common Shares in respect of return of capital, in such assets of the Corporation as are available for distribution.


                  FIRST PREFERRED SHARES

1.                Voting Rights

                  The holders of the First Preferred Shares shall be entitled to receive notice of, to attend and to vote one (1) vote per share held at any meeting of the shareholders of the Corporation (other than meetings of a class or series of shares of the Corporation other than the First Preferred Shares as such).


2.                Dividends

                  The holders of the First Preferred Shares shall be entitled to receive if, as and when declared by the Board of Directors of the Corporation out of the monies of the Corporation applicable to the payment of dividends, such dividends in any financial year as the Board of Directors in its absolute discretion may by resolution determine, and the directors may, subject to
Section 11 hereof declare dividends on any other class of share at different times or at the same time in different amounts than dividends declared on the First Preferred Shares.

3.                Redemption

3.1 Subject to applicable law, the Corporation shall have the right to redeem, at any time all, or from time to time any part of, the then outstanding First Preferred Shares at a price per share equal to the Redemption Value. For the purpose of sections 3, 4, 5, 6 and 10, the Redemption Value of each First Preferred Share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of each share, if such share has been issued for a consideration other than money together with all accrued and unpaid dividends thereon up to the date fixed for redemption (the whole amount being herein referred to as the "Redemption Price").

3.2 In case only a part of the then outstanding First Preferred Shares is at any time to be redeemed, the shares so to be redeemed shall be redeemed pro rata, excluding fractions, from the holdings of all shareholders of First Preferred Shares or in such other manner as the Board of Directors deems reasonable.

3.3 On any redemption of First Preferred Shares under this Section 3, the Corporation shall, subject to the unanimous waiver of notice by the registered holders thereof, give at least 21 days before the date fixed for redemption (the "Redemption Date"), a notice in writing of the intention of the Corporation to redeem First Preferred Shares (the "Redemption Notice") to each person who at the date of giving of such notice is a registered holder of First Preferred Shares to be redeemed. The Redemption Notice shall set out the calculation of the Redemption Price, the Redemption Date and, unless all the First Preferred Shares held by the holder to whom it is addressed are to be redeemed, the number of such shares so held which are to be redeemed.

3.4 The Redemption Price (less any tax required to be withheld by the Corporation) shall be paid by cheque payable in lawful money of Canada at par at any branch in Alberta of the Corporation's bankers for the time being or by such other reasonable means as the Corporation deems desirable. The mailing of such cheque from the Corporation's registered office, or the payment by such other reasonable means as the Corporation deems desirable, on or before the Redemption Date shall be deemed to be payment of the Redemption Price represented thereby on the Redemption Date unless the cheque is not paid upon presentation or payment by such other means is not received. Notwithstanding the foregoing, the Corporation shall be entitled to require at any time, and from time to time, that the Redemption Price be paid to holders of First Preferred Shares only upon presentation and surrender at the registered office of the Corporation or at any other place or places in Alberta designated by the Redemption Notice of the certificate or certificates for such First Preferred Shares to be redeemed.

3.5 If a part only of the First Preferred Shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

3.6 At any time after the Redemption Notice is given, the Corporation shall have the right to deposit the Redemption Price of any or all First Preferred Shares to be redeemed with any chartered bank or banks or with any trust company or trust companies in Alberta named for such purpose in the Redemption Notice to the credit of a special account or accounts in trust for the respective holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made or upon the Redemption Date, whichever is later, the shares in respect of which such deposit has been made shall be and be deemed to be redeemed and the rights of the holders of such shares shall be limited to receiving, without interest, the proportion of the amount so deposited applicable to their respective shares. Any interest allowed on such deposit or deposits shall accrue to the Corporation.

3.7 From and after the Redemption Date, the First Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price shall not be duly made by the Corporation, in which event the rights of such holders shall remain unaffected until the Redemption Price has been paid in full.

3.8 First Preferred Shares which are redeemed or deemed to be redeemed in accordance with this Section 3 shall, subject to applicable law, be and be deemed to be returned to the authorized but unissued capital of the Corporation.

4.                Retraction
4.1 A holder of First Preferred Shares shall have the right, at his option, at any time or times, to require the Corporation to redeem at a price per share equal to the Redemption Value thereof, together with all accrued and unpaid dividends thereof up to the Retraction Date (as hereinafter defined) (the whole amount being herein referred to as the "Retraction Price"), all or any of such shares which are registered in such holder's name on the books of the Corporation. Such right shall be exercised by the registered holder delivering to the Corporation at its registered office:

a. a notice in writing executed by such holder (the "Retraction Notice") specifying:

          i. the number of First Preferred Shares which such holder wishes to have redeemed by the Corporation; and

          ii. the business day on which such holder wishes to have the Corporation redeem such shares (the "Retraction Date"), which day shall not be less than 21 days from the date the Retraction Notice is received by the Corporation; and

b. a share certificate or certificates representing such shares, duly endorsed, which such holder wishes to have the Corporation redeem.

4.2 Upon receipt of the documents set out in Section 4.1, the Corporation shall, on the Retraction Date, pay the Retraction Price for each First Preferred Share to be redeemed (less any tax required to be withheld by the Corporation). Such payment shall be made by cheque payable in lawful money of Canada at par at any branch in Alberta of the Corporation's bankers for the time being. Such shares shall be redeemed on the Retraction Date, and from and after the Retraction Date, the holder of such shares being redeemed shall cease to be entitled to dividends, and shall not be entitled to exercise any rights in respect thereof, unless payment of the Retraction Price is not made on the Retraction Date, in which event the rights of such holders shall remain unaffected until the Retraction Price has been paid in full.



4.3 First Preferred Shares which are retracted or deemed to be retracted in accordance with this Section 4 shall, subject to applicable law, be and be deemed to be returned to the authorized but unissued capital of the Corporation.



5.                Purchase for Cancellation

5.1 In addition to its right to redeem First Preferred Shares as provided in Section 3, the Corporation may at any time or times purchase for cancellation the whole or any part of the outstanding First Preferred Shares at a price per share equal to the Redemption Value thereof.



5.2 First Preferred Shares purchased in accordance with this Section 5 shall, subject to the applicable law, be and be deemed to be returned to the authorized but unissued capital of the Corporation.



6.                Liquidation

6.1 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of First Preferred Shares shall be entitled to receive the Redemption Value per share, together with any accrued and unpaid dividends thereof up to the date of commencement of any such liquidation, dissolution, winding up or other distribution of the assets of the Corporation, to be paid all such money before any money shall be paid or property or assets distributed to the holders of any Common Shares or other shares in the capital of the Corporation ranking junior to the First Preferred Shares with respect to return of capital.



6.2 After payment to the holders of the First Preferred Shares of the amounts so payable to them in accordance with this Section 6, the holders of
First  Preferred   Shares  shall  not  be  entitled  to  share  in  any  further distribution of the property or assets of the Corporation.



7.                Amendments

                  The rights, privileges, restrictions and conditions attached to the First Preferred Shares may be amended, modified, suspended, altered or repealed but only if consented to, or approved by, the holders of the First Preferred Shares in the manner hereinafter specified and in accordance with any requirements of applicable law.

8.                Creation of Additional Shares

                  No class of shares may be created ranking as to capital or dividends in priority to or on a parity with the First Preferred Shares without the consent or approval of the holders of the First Preferred Shares in the manner hereinafter specified and in accordance with any requirements of applicable law.

9.                Approval by Holders of First Preferred Shares

                  For the purpose of Sections 7 and 8, any consent or approval given by the holders of First Preferred Shares shall be deemed to have been sufficiently given if it shall have been given in writing by all the holders of the outstanding First Preferred Shares or by a resolution passed at a meeting of holders of First Preferred Shares duly called and held upon not less than 21 days' notice in writing to the holders at which the holders of at least 50% of the outstanding First Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than two-thirds of the votes cast at such meeting. On every ballot cast at every meeting of the holders of the First Preferred Shares, every holder of a First Preferred Share shall be entitled to one (1) vote in respect of each First Preferred Share held. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation.

10.               Adjustment

10.1 The fair market value of any property received as consideration for the issuance of any First Preferred Shares shall be determined initially by the directors of the Corporation; but if it should subsequently be ascertained that the fair market value of the said property is greater than or less than such determined value whether by:


a.       a tribunal or court of competent jurisdiction;

b.       agreement  between  the  Corporation  and the  Department  of National
Revenue; or

c. agreement between the Corporation and the holders of the First Preferred Shares; then subject to the Canada Business Corporations Act (the "Act"), the Board of Directors, on behalf of the Corporation, shall ensure that the Redemption Value be increased or decreased accordingly. This adjustment shall be made retroactively effective as of the date of issuance of the First Preferred Shares.



10.2              If an adjustment is made to the Redemption  Value pursuant to
Section 10.1, and if the Board of Directors of the Corporation decide that an adjustment to the stated capital of the First Preferred Shares is required, then subject to the provisions of the Act, the stated capital of the First Preferred Shares shall be adjusted retroactively to the date of issuance of the First Preferred Shares to the amount determined by the Board of Directors of the Corporation.



10.3 If dividends are paid on the First Preferred Shares between the date of issue and the actual date of any adjustment provided for in Section 10.1, then forthwith upon any adjustment being made pursuant to Section 10.1, an amount equal to the difference between the amount of dividend actually received and the amount of dividend which would have been received if the adjustment, pursuant to Section 10.1, had actually been made at the date of issuance of the First Preferred Shares shall be paid to the Corporation by the recipients of the dividend or to the recipients of the dividend by the Corporation, as the case may be.



10.4 If any First Preferred Shares are redeemed, retracted or purchased pursuant to any of Sections 3, 4 or 5 before the actual date of any adjustment provided for in Section 10.1, then forthwith upon any adjustment being made pursuant to Section 10.1, an amount equal to the difference between the price actually paid on the redemption, retraction or purchase of the First Preferred Shares and the price which would have been paid on the redemption, retraction or purchase of the redeemed, retracted or purchased First Preferred Shares if the adjustment pursuant to Section 10.1 had actually been made at the date of issuance of the First Preferred Shares shall be paid by the Corporation or the person whose First Preferred Shares were redeemed, retracted or purchased, as the case may be.



11.               Restriction on Distributions

                  No distribution shall be made to the holders of any of the Common Shares or any shares of any class ranking junior to the First Preferred Shares, if such distribution would result in the Corporation having insufficient net assets to redeem or purchase the First Preferred Shares. For the purposes of this section,

a. "net assets" of the Corporation means the amount for which the assets of the Corporation could realize in cash at that time less the liabilities of the Corporation at that time; and

b. "distribution" means any declaration, payment or distribution to or to the account of any holders of any Common Shares of the Corporation, now or hereafter outstanding by way of:



          (1) dividends in cash or specie, except dividends payable in shares of any class of share of the Corporation; or

         (2) purchase, redemption or other retirement of any outstanding shares except when such purchase, redemption or other retirement is paid for out of the proceeds of a fresh issue of shares made for that purpose.

       CANADA BUSINESS                              LOI SUR LES SOCIETES
       CORPORATIONS ACT                           COMMERCIALES CANADIENNES

            FORM 1                                      FORMULE 1
    ARTICLES OF INCORPORATION                       STATS CONSTITUTIFS
           (SECTION 6)                                 (ARTICLE 6)
1 - Name of Corporation                        Denomination de la societe
"3290751" CANADA INC.

2 - The place in Canada where the registered   Lieu au Canada ou doit etre
office is to be situated                       situe le siege social
Calgary, Alberta



3 - The classes and any maximum number of      Categorieset tout nombre maximal
shares that the corporation is authorized      d'actions que la societe  est
to issue                                       autorisee a emettre


Unlimited  Common  shares which shares shall
have the right to (i) vote at any meeting of
the  Shareholders of the  Corporation;  (ii)
receive   any   dividend   declared  by  the
Corporation; and (iii) receive the remaining
property    of    the    Corporation    upon
dissolution.

4 - Restrictions if any on share transfers     Restrictions sur le transfert des
                                               actions, s'il y a lieu

No  shares  of  the  Corporation   shall  be
transferred  without  the  approval  of  the
Directors  evidenced  by  resolution  of the
Board,   provided   that   approval  of  any
transfer of shares may be given as aforesaid
after the  transfer has been  effected  upon
the  records  of the  Corporation,  in which
event,    unless   the   said    resolutioon
stipulates  otherwise,   the  said  transfer
shall be valid and shall take effect as and from the date of its very entry upon the books of the Corporation.

5 - Number (or minimum and maximum number)     Nombre (ou nombre minimum et
of directors                                   maximum) d'administrateurs


Minimum 1 Maximum 11

6 -  Restrictions  if  any on  business  the   Limites imposees quant aux
corporation may carry on                       activites commerciales que la
                                               socie-te peut exploiter, s'il
None                                           y a lieu

7 - Other provisions if any                    Autres dispositions s'il y a lieu

See Schedule "A" attached hereto

8 - Incorporators                              Fondateurs
------------------------- --------------------------------- --------------------
       Names - Noms       Address (include postal code)         Signature
                          Addresse (inclure le code postal)
------------------------- --------------------------------- --------------------
Joanne G. Yeo             1400, 350 - 7th Avenue S.W.        /s/ Joanne G. Yeo
                          Calgary, Alberta, T2P 3N9
------------------------- --------------------------------- --------------------

========================= ================================= ====================

                    SCHEDULE "A" - ARTICLES OF INCORPORATION

a.       The number of shareholders of the Corporation, exclusive of

        i.       persons who are in its employment or that of an affiliate, and;

       ii. persons who, having been formerly in its employment or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of that Corporation and have continued to be shareholders of that Corporation after termination of that employment, is limited to not more than 50 persons, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder;

b. any invitation to the public to subscribe for the securities of the Corporation is prohibited;



c. The Board of Directors of the Corporation or any committee of the Board authorized so to do may, without authorization of the shareholders and without in any way limiting the authority conferred on the Directors by
         Section 189 of the Canada Business Corporation Act:

         i.       borrow money upon the credit of the Corporation;

         ii. issue, reissue, sell or pledge debt obligations of the Corporation;

         iii. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation;

         iv. subject to the Canada Business Corporation Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, and;

         v. the Board of Directors and any such committee of the Board may from time to time delegate to such one or more of the Directors and officers of the Corporation as may be designated by it, all or any of the powere conferred by sub-clauses
                  (c)(i), (ii), (iii) and (iv) to such extent and in such manner as it shall determine at the time of each such delegation.

d. The Articles of the Corporation may be amended by special resolution pursuant to Section 173 of the Canada Business Corporation Act to:

         i. increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of another class; or

         ii. effect an exchange, reclassification or cancellation of all or part of the shares of any class; or

         iii. create a new class of shares or superior to the shares of another class;

         and no separate class or (except as may otherwise be provided for a particular series in the provisions attaching thereto) series vote shall be required under Section 176 of such Act in respect of the amendment.

                                                                   EXHIBIT 3.8

                        CANADA BUSINESS CORPORATIONS ACT

                                 GENERAL BY-LAW
                                 BY-LAW NUMBER 1

    A by-law relating generally to the conduct of the business and affairs of

                               3290751 CANADA INC.

                     (hereinafter called the "Corporation").

             IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

                                  DIVISION ONE
                                 INTERPRETATION

             1.01 In the by-laws of the Corporation, unless the context otherwise specifies or requires:



                         A. "Act" means the Canada Business Corporations Act, as
             from time to time amended and every statute that may be substituted therefore and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

                          B. "appoint" includes "elect" and vice versa;

                          C. "board" means the board of directors of the Corporation;

                          D. "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

                          E. "meeting of shareholders" includes an annual or other general meeting of shareholders and a special meeting of shareholders;

                          F. "Regulations" means the regulations under the Act as published or from time to time amended and every regulation that may be substituted therefore and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefore in the new regulations;

                          G. "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by virtue of section 3.01 of this by-law or by a resolution passed pursuant thereto; and

                          H. "special meeting of  shareholders"  means a meeting
              of any particular class or classes of shareholders and a meeting of all shareholders entitled to vote at any annual meeting of shareholders at which special business is to be transacted.

                          Save as  aforesaid,  all terms which are  contained in
the by-laws of the Corporation and which are defined in the Act or the Regulations shall, unless the context otherwise specifies or requires, have the meanings given to such terms in the Act or the Regulations. Words importing the singular number include the plural and vice versa; the masculine shall include the feminine; and the word "person" shall include an individual, partnership, association, body corporate, body politic, trustee, executor, administrator and legal representative.

                          Headings   used  in  the  by-laws  are   inserted  for
reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

                                  DIVISION TWO
                             BANKING AND SECURITIES

             2.01        Banking Arrangements

                         The  banking  business  of the  Corporation  including,
without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations or any other persons as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of power as the board may from time to time prescribe or authorize.

             2.02        Voting Rights in Other Bodies Corporate

                         The signing officers of the Corporation may execute and
deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favor of such person or persons as may be determined by the person signing or arranging for them. In addition, the board may direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                                 DIVISION THREE
                            EXECUTION OF INSTRUMENTS

             3.01        Authorized Signing Officers

                         Unless  otherwise  authorized by the directors,  deeds,
transfers,   assignments,   contracts,   obligations,   certificates  and  other
instruments may be signed on behalf of the Corporation by any two of the president, chairman of the board, managing director, any vice-president, any director, secretary, treasurer, any assistant secretary or any assistant treasurer or any other office created by by-law or by the board. In addition, the board may from time to time direct the manner in which the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same, but no instrument is invalid merely because the corporate seal is not affixed thereto.

             3.02        Cheques, Drafts and Notes

                         All cheques,  drafts or orders for the payment of money
and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board may from time to time designate by resolution.

                                  DIVISION FOUR
                                    DIRECTORS

             4.01        Number

                         The board shall  consist of such number of directors as
is fixed by the articles, or where the articles specify a variable number, shall consist of such number of directors as is not less than the minimum nor more than the maximum number of directors provided in the articles and as shall be fixed from time to time by resolution of the shareholders.

             4.02        Election and Term

                         Subject  to the  articles  or a  unanimous  shareholder
agreement, the election of directors shall take place at each annual meeting of shareholders and all of the directors then in office, unless elected for a longer period of time (not to exceed the close of the third (3rd) annual meeting of shareholders following election), shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, subject to the articles or a unanimous shareholder agreement, be the number of directors then in office, or the number of directors whose terms of office expire at the meeting, as the case may be, except that, if cumulative voting is not required by the articles and the articles otherwise permit, the shareholders may resolve to elect some other number of directors. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. If the articles provide for cumulative voting, each director elected by shareholders (but not directors elected or appointed by creditors or employees) ceases to hold office at the annual meeting and each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by him multiplied by the number of directors he is entitled to vote for, and he may cast all such votes in favor of one candidate or distribute them among the candidates in any manner. If he has voted for more than one candidate without specifying the distribution among such candidate, he shall be deemed to have divided his votes equally among the candidates for whom he voted.

             4.03        Removal of Directors

                         Subject to the Act and the articles,  the  shareholders
may by ordinary resolution passed at a special meeting remove any director from office, except a director elected by employees or creditors pursuant to the articles or a unanimous shareholder agreement, and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board. Provided, however, that if the articles provide for cumulative voting, no director shall be removed pursuant to this section where the votes cast against the resolution for his removal would, if cumulatively voted at an election of the full board, be sufficient to elect one or more directors.

             4.04        Consent

                         A person who is elected or  appointed a director is not
a director unless:

                         A. he was present at the meeting when he was elected or
              appointed and did not refuse to act as a director, or

                         B. if he was not  present  at the  meeting  when he was
              elected or appointed;

                         C. he consented in writing to act as a director  before
              his election or appointment or within ten (10) days after it, or

                         D. he has acted as a director  pursuant to the election
              or appointment.

             4.05        Vacation of Office

                         A director  of the  Corporation  ceases to hold  office
when:

                         A.          he dies or resigns;

                         B. he is removed in accordance  with section 109 of the
              Act; or

                         C. he becomes  disqualified  under subsection 105(1) of
              the Act.

             4.06        Committee of Directors

                         The  directors  may appoint  from among their  number a
managing director, who must be a resident Canadian, or a committee of directors, however designated, of which a majority of the members must be resident Canadians, and subject to section 115 of the Act may delegate to the managing director or such committee any of the powers of the directors. A committee may be comprised of one director.

             4.07        Transaction of Business of Committee

                         Subject to the  provisions  of this by-law with respect
to participation by telephone, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all of the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada and may be called by any one member of the committee giving notice in accordance with the by-laws governing the calling of directors' meetings.

             4.08        Procedure

                         Unless  otherwise  determined  herein or by the  board,
each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

             4.09        Remuneration and Expenses

                         Subject to any  unanimous  shareholder  agreement,  the
directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

             4.10        Vacancies

                         Subject  to the Act,  a quorum  of the board may fill a
vacancy among the directors, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles. If there is not a quorum of directors, or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

             4.11        Action by the Board

                         Subject to any  unanimous  shareholder  agreement,  the
board shall manage the business and affairs of the Corporation. Notwithstanding a vacancy among the directors, a quorum of directors may exercise all the powers of the directors. If the Corporation has only one director, that director may constitute a meeting.

                                  DIVISION FIVE
                              MEETING OF DIRECTORS

             5.01        Place of Meeting

                         Meetings  of the board may be held at any place  within
or outside Canada.

             5.02        Notice of Meeting

                         Unless the directors have made  regulations  otherwise,
meetings of the board may be summoned on twenty-four (24) hours' notice, verbally or in writing, and whether by means of telephone or telegraph, or any other means of communication. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except any proposal to:

                         A. submit to the  shareholders  any  question or matter
              requiring approval of the shareholders;

                         B. fill a vacancy  among the directors or in the office
              of auditor;

                         C. issue securities, except in the manner and on the terms authorized by the directors;

                         D. declare dividends;

                         E. purchase,  redeem or otherwise acquire shares issued
              by the Corporation, except in the manner and on the terms authorized by the directors;

                         F. pay a commission for the sale of shares;

                         G. approve a management proxy circular;

                         H. approve a take-over bid circular or directors' circulars;

                         I. approve any financial statements to be placed before
              the shareholders at an annual meeting; or

                         J. adopt, amend or repeal by-laws.

                         Provided,  however,  that a director  may in any manner
waive notice of a meeting and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

                         For the first  meeting of the board of  directors to be
held immediately following an election of directors or for a meeting of the board at which a director is to be appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

             5.03        Adjourned Meeting

                         Notice  of an  adjourned  meeting  of the  board is not
required if the time and place of the adjourned meeting is announced at the original meeting.

             5.04        Calling of the Meetings

                         Meetings  of the board  shall be held from time to time
at such time and at such place as the board, the chairman of the board, the managing director, the president or any two directors may determine. Should more than one of the above-named call a meeting at or for substantially the same time, there shall be held only one meeting and such meeting shall occur at the time and place determined by, in order of priority, the board, the chairman, or the president.

             5.05        Regular Meetings

                         The  board  may  appoint  a day or days in any month or
months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except where the Act or this by-law requires the purpose thereof or the business to be transacted thereat to be specified.

             5.06        Chairman

                         The  chairman  of any meeting of the board shall be the
first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director or president. If no such officer is present, the directors present shall choose one of their number to be chairman.

             5.07        Quorum

                         Subject to the following  section 5.08,  the quorum for
the transaction of business at any meeting of the board shall consist of a majority of the directors holding office or such greater number of directors as the board may from time to time determine.

             5.08        Majority Canadian Representation at Meetings

                         Directors  shall not transact  business at a meeting of
directors unless a majority of the directors present are resident Canadians. Notwithstanding the foregoing, directors may transact business at a meeting of directors when less than a majority of the directors present are resident Canadians if:

                         A. a  resident  Canadian  director  who is unable to be
              present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

                         B. the number of resident Canadian directors present at
              the meeting, together with any resident Canadian director who gives his approval under clause (a), constitutes a majority of the directors present at the meeting.

             5.09        Voting

                         Questions  arising at any meeting of the board shall be
decided by a majority of votes, the chairman of the meeting shall be entitled to vote and the chairman shall not have a second or casting vote in the event of an equality of votes.

             5.10        Meeting by Telephone

                         A director,  if all the  directors  of the  Corporation
consent, may participate in a meeting of the board or a committee of the board by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other, and a director participating in such meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of directors held while a director holds office.

             5.11        Resolution in Lieu of Meeting

                         Notwithstanding any of the foregoing provisions of this
by-law, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or a committee of directors is as valid as if it had been passed at a meeting of the directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed.

             5.12        Amendments to the Act

                         It is hereby  affirmed  that the  intention of sections
4.06, 5.08 and 7.03 as they relate to Canadian representation is to comply with the minimum requirements of the Act and in the event that such minimum requirements shall be amended, deleted or replaced such that no, or lesser, requirements with respect to Canadian representation are then in force, such sections shall be correspondingly amended, deleted or replaced.

                                  DIVISION SIX
                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

             6.01        Conflict of Interest

                         A director or officer shall not be  disqualified by his
office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or a subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, if necessary, and it was fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction.

             6.02        Limitation of Liability

                         Every  director  and  officer  of  the  Corporation  in
exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, neglects or defaults of any other director or officer or employee or for joining in any act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the Regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors.

                         No act or  proceeding of any director or officer or the
board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the election, appointment or qualification of such director or officer or board.

             6.03        Indemnity

                         Subject  to  section  124 of the Act,  the  Corporation
shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

                         A. he acted  honestly  and in good faith with a view to
              the best interests of the Corporation; and

                         B. in the case of a criminal or  administrative  action
              or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

                         The  Corporation  shall also  indemnify such persons in
such other circumstances as the Act permits or requires. Nothing herein contained shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this section 6.03.

             6.04        Insurance

                         The Corporation may purchase and maintain insurance for
the benefit of any person referred to in section 6.03 against any liability incurred by him:

                         A. in his  capacity  as a  director  or  officer of the
              Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or

                         B. in his  capacity  as a  director  or  officer of the
             another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

                                 DIVISION SEVEN
                                    OFFICERS

             7.01        Election or Appointment

                         Subject to any  unanimous  shareholder  agreement,  the
board may, from time to time, appoint a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Except for a managing director and a chairman of the board who must be directors, an officer may, but need not be, a director and one person may hold more than one office.

             7.02        Chairman of the Board

                         The chairman of the board shall, when present,  preside
at all meetings of the board, committees of directors and at all meetings of shareholders.

                         If no  managing  director is  appointed,  the board may
assign to the chairman of the board any of the powers and duties that, by any provision of this by-law, are assigned to the managing director; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

             7.03        Managing Director

                         The  managing  director,  if any,  shall be a  resident
Canadian and shall have, subject to the authority of the board, general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify.

             7.04        President

                         The  president  shall,  subject to the authority of the
board and the managing director, if any, have such powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office; provided, however, that unless he is a director he shall not preside as chairman at any meeting of the board or of a committee of directors.

             7.05        Vice-President

                         During the absence or disability of the president,  his
duties shall be performed and his powers exercised by the vice-president or, if there is more than one, by the vice-president designated from time to time by the board or the president; provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of the board or of a committee of directors. A vice-president shall have such other powers and duties as the board or the president may prescribe.

             7.06        Secretary

                         The secretary  shall attend and be the secretary of all
meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

             7.07        Treasurer

                         The treasurer shall keep proper  accounting  records in
compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions and he shall have such other powers and duties as the board or chief executive officer, if any, or the president may specify.

             7.08        General Manager or Manager

                         If elected or  appointed,  the  general  manager  shall
have, subject to the authority of the board, the managing director, if any, the chief executive officer, if any, and the president, full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board and/or by the shareholders) and to employ and discharge agents and employees of the Corporation and may delegate to him or them any lesser authority. A general manager or manager shall conform to all lawful orders given to him by the board and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a general manager or manager shall be subject to discharge by the board.

             7.09        Powers and Duties of Other Officers

                         The powers and  duties of all other  officers  shall be
such as the terms of their engagement call for or as the board, the managing director, if any, or the chief executive officer, if any, or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer, if any, or the president otherwise directs.

             7.10        Variation of Powers and Duties

                         The  board  may from  time to time and  subject  to the
provisions of the Act, vary, add to or limit the powers and duties of any officer.

             7.11        Vacancies

                         If the office of any officer of the  Corporation  shall
be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the president or the secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

             7.12        Remuneration and Removal

                         The remuneration of all officers appointed by the board
of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

             7.13        Agents and Attorneys

                         The  Corporation,  by or  under  the  authority  of the
board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

             7.14        Conflict of Interest

                         An officer shall  disclose his interest in any material
contract or proposed  material  contract with the Corporation in accordance with section 6.01.

             7.15        Fidelity Bonds

                         The board may  require  such  officers,  employees  and
agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such forms and with such surety as the board may from time to time determine.

                                 DIVISION EIGHT
                             SHAREHOLDERS' MEETINGS

             8.01        Annual Meetings

                         Subject to the Act, the annual meeting of  shareholders
shall be held at such time and on such day in each year and subject to section 8.03, at such place or places as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors if required by the Act or the articles, and for the transaction of such other business as may properly be brought before the meeting.

             8.02        Special Meetings

                         The  board  shall  have  the  power  to call a  special
meeting of shareholders at any time.

             8.03        Place of Meetings

                         Meetings  of  shareholders  shall be held at any  place
within Canada as the directors may by resolution determine or, if all the shareholders entitled to vote at the meeting so agree or if the articles so provide, outside Canada.

             8.04        Record Date for Notice

                         The board may fix in advance a date, preceding the date
of any meeting of shareholders by not more than fifty (50) days and not less than twenty-one (21) days, as a record date for the determination of shareholders entitled to notice of the meeting. If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the date immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

             8.05        Notice of Meeting

                         Notice  of the  time  and  place  of  each  meeting  of
shareholders shall be sent not less than twenty-one (21) days and not more than fifty (50) days before the meeting to each shareholder entitled to vote at the meeting, each director and the auditor of the Corporation. Such notice may be sent by mail addressed to, or may be delivered personally to, the shareholder, at his latest address as shown in the records of the Corporation or its transfer agent, to the director, at his latest address as shown in the records of the Corporation or in the last notice filed pursuant to section 106 or 113 of the Act, or to the auditor, at his most recent address as shown in the records of the Corporation. A notice of meeting of shareholders sent by mail to a shareholder, director or auditor in accordance with the above is deemed to be sent on the day on which it was deposited in the mail. A notice of a meeting is not required to be sent to shareholders who are not registered on the records of the Corporation or its transfer agent on the record date as determined according to section 8.04 hereof. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

             8.06        Right to Vote

                         Subject to the  provisions  of the Act as to authorized
representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section
8.07 hereof, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except to the extent that such person has transferred any of his shares after the record date set pursuant to section
8.04 hereof, or, if no record date is fixed, after the date on which the list referred to in section 8.07 is prepared, and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than ten (10) days before the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the close of business on the record date, or if no record date is set, at the close of business on the date preceding the date notice is sent, is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

             8.07        List of Shareholders Entitled to Notice

                         For every meeting of shareholders the Corporation shall
prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order, and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to section 8.04 hereof by the board, the shareholders listed shall be those registered at the close of business on the record date. If no record date is fixed by the board, the shareholders listed shall be those listed at the close of business on the day immediately preceding the day on which notice of a meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the place where the meeting is held.

             8.08        Meetings Without Notice

                         A meeting of shareholders may be held without notice at
any time and place permitted by the Act:

                         A. if all the shareholders entitled to vote thereat are
              present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

                         B. if the  auditors  and the  directors  are present or
              waive notice of or otherwise consent to such meeting being held.

                         At such meetings any business may be  transacted  which
the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to a meeting being held at such place.

             8.09        Waiver of Notice

                         A shareholder and any other person entitled to attend a
meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

             8.10        Chairman, Secretary and Scrutineers

                         The  chairman  of the  board or,  in his  absence,  the
president, if such an officer has been elected or appointed and is present, or otherwise a vice-president who is a shareholder of the Corporation shall be chairman of any meeting of shareholders. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

             8.11        Persons Entitled to be Present

                         The only persons entitled to be present at a meeting of
shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

             8.12        Quorum

                         A quorum  at any  meeting  of  shareholders  (unless  a
greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or by any other by-law) shall be persons present not being less than two (2) in number and holding or representing not less than five (5%) per cent of the shares entitled to be voted at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of the meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

             8.14        Proxyholders and Representatives

                         Votes  at  meetings  of the  shareholders  may be given
either personally or by proxy; or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the board of governing body of the body corporate or association to represent it at a meeting of shareholders of the Corporation, upon producing a certified copy of such resolution or otherwise establishing his authority to vote to the satisfaction of the secretary or the chairman.

                         A proxy  shall be executed  by the  shareholder  or his
attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment of that meeting. A person appointed by proxy need not be a shareholder.

             8.15        Time for Deposit of Proxies

                         The board may specify in a notice  calling a meeting of
shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

             8.16        Joint Shareholders

                         If two or more persons hold shares jointly,  any one of
them present in person or duly represented at a meeting of shareholder may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

             8.17        Votes to Govern

                         Except as otherwise  required by the Act, all questions
proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast and in the event of an equality of votes at any meeting of shareholders, either upon a show of hands or upon a ballot, the chairman shall not have a second or casting vote.

             8.18        Show of Hands

                         Subject  to the  Act,  any  question  at a  meeting  of
shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number of the votes recorded in favor of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of shareholders upon the said question.

             8.19        Ballots

                         On any question proposed for consideration at a meeting
of shareholders, a shareholder, proxyholder or other person entitled to vote may demand and the chairman may require that a ballot be taken either before or upon the declaration of the result of any vote by show of hands. If a ballot is demanded on the election of a chairman or on the question of an adjournment it shall be taken forthwith without an adjournment. A ballot demanded or required on any other question shall be taken in such manner as the chairman shall direct. A demand or requirement for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares that he is entitled to vote at the meeting upon the question, to the number of votes as provided for by the articles or, in the absence of such provision in the articles, to one vote for each share he is entitled to vote. The result of the ballot so taken shall be the decision of the shareholders upon the question.

             8.20        Adjournment

                         The chairman at a meeting of shareholders may, with the
consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the same manner as notice for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) day, subsection 149(1) of the Act does not apply.

             8.21        Resolution in Lieu of a Meeting

                         Except where not  permitted in the Act, a resolution in
writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the Act relating to meetings of shareholders. A copy of every such resolution in writing shall be kept with minutes of the meetings of shareholders. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed.

             8.22        Only One Shareholder

                         Where the  Corporation has only one shareholder or only
one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

                                  DIVISION NINE
                                     SHARES

             9.01        Non-Recognition of Trusts

                         Subject  to the Act,  the  Corporation  may  treat  the
registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

             9.02        Certificates

                         The  shareholder  is  entitled at his option to a share
certificate that complies with the Act or a non-transferable written acknowledgment of his right to obtain a share certificate from the Corporation in respect of the securities of the Corporation held by him. Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as described by the Act and as the Board shall from time to time approve. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced on it.

             9.03        Replacement of Share Certificates

                         The board or any  officer  or agent  designated  by the
board may in its or his discretion direct the issuance of a new share certificate or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

             9.04        Joint Holders

                         The  Corporation is not required to issue more than one
share certificate in respect of shares held jointly by several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all. Any one of such holders may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such certificate.

                                  DIVISION TEN
                             TRANSFER OF SECURITIES

             10.01       Registration of Transfer

                         If  a  share  in  registered   form  is  presented  for
registration of transfer, the Corporation shall register the transfer if:

                         A. the share is endorsed by an appropriate  person,  as
              defined in section 65 of the Act;

                         B. reasonable assurance is given that the endorsement is genuine and effective;

                         C. the  Corporation has no duty to inquire into adverse
              claims or has discharged any such duty;

                         D. any  applicable  law relating to the  collection  of
              taxes has been complied with;

                         E. the transfer is rightful or is to a bona fide purchaser; and

                         F. the transfer fee, if any, has been paid.

             10.02       Transfer Agents and Registrar

                         The board may from time to time by  resolution  appoint
or remove one or more agents to maintain a central securities' register or registers and a branch securities' register or registers. Agents so appointed may be designated as transfer agent or registrar according to their functions, and a person may be appointed and designated with functions as both registrar and transfer or branch transfer agent. Registration of the issuance or transfer of a security in the central securities' register or in a branch securities' register is complete and valid registration for all purposes.

             10.03       Securities' Registers

                         A central securities' register of the Corporation shall
be kept at its registered office or at any other place in Canada designated by the directors to record the shares and other securities issued by the Corporation in registered form, showing with respect to each class or series of shares and other securities:

                         A. the names,  alphabetically  arranged, and the latest
              known address of each person who is or has been a holder;

                         B. the  number of shares  or other  securities  held by
              each holder; and

                         C. the date and particulars of the issuance and transfer of each share or other security.

                         A branch securities'  register or registers may be kept
either in or outside Alberta at such place or places as the board may determine. A branch securities' register shall only contain particulars of securities issued or transferred at that branch. Particulars of each issue or transfer of a security registered in a branch securities' register shall also be kept in the corresponding central securities' register.

             10.04       Deceased Shareholders

                         In the event of the death of a holder, or of one of the
joint holders, of any share, the Corporation shall not be required to make any entry in the securities' register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                                 DIVISION ELEVEN
                              DIVIDENDS AND RIGHTS

             11.01       Dividends

                         Subject  to the Act,  the  board  may from time to time
declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully-paid shares of the Corporation.

             11.02       Dividend Cheques

                         A dividend  payable in money shall be paid by cheque to
the order of each registered holder of shares of the class or series in respect of which it has been declared and shall be mailed by prepaid ordinary mail to such registered holder at his address recorded in the Corporation's securities' register or registers unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

             11.03       Non-Receipt of Cheques

                         In the event of non-receipt  of any dividend  cheque by
the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

             11.04       Unclaimed Dividends

                         Any dividend  unclaimed after a period of six (6) years
from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

             11.05       Record Date for Dividends and Rights

                         The board may fix in advance a date,  preceding  by not
more than fifty (50) days the date for the payment of any dividend, as a record date for the determination of the persons entitled to receive payment of such dividend, provided that, unless waived as provided for in the Act, notice of any such record date is given, not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada, if any, on which the Corporation's shares are listed for trading. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend shall be at the close of business on the day on which the resolution relating to such dividend is passed by the board.

                                 DIVISION TWELVE
                      INFORMATION AVAILABLE TO SHAREHOLDERS

             12.01       Confidential Information

                         Except as provided by the Act, no shareholders shall be
entitled to obtain information respecting any details or conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

             12.02       Conditions of Access to Information

                         The directors may from time to time,  subject to rights
conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholders shall have any right to inspect any document or book or register or account record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

             12.03       Registered Office and Separate Records Office

                         The registered  office of the Corporation shall be at a
place within Alberta and at such location therein as the board may from time to time determine. The records office will be at the registered office or at such location, if any, within Alberta, as the Board may from time to time determine.

                                DIVISION THIRTEEN
                                     NOTICES

             13.01       Method of Giving Notices

                         A  notice  or  document   required  by  the  Act,   the
Regulations, the articles or the by-laws to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to:

                         A. the  shareholder  at his latest  address as shown in
              the records of the Corporation or its transfer agent; and

                         B. the  director at his latest  address as shown in the
              records  of the  Corporation  or in the last  notice  filed  under section 106 or 113.

                         A notice or document  sent by mail in  accordance  with
the foregoing to a shareholder or director of the Corporation is deemed to be received by him at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at the time or at all.

             13.02       Notice to Joint Shareholders

                         If two or more persons are  registered as joint holders
of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

             13.03       Persons Entitled by Death or Operation of Law

                         Every person who, by operation of law, transfer,  death
of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholders from whom he derives his title to such share prior to his name and address being entered on the securities' register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

             13.04       Non-Receipt of Notices

                         If a notice or  document  is sent to a  shareholder  in
accordance  with  section  13.01 and the notice or document is returned on three
(3) consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notice or documents to the shareholder until he informs the Corporation in writing of his new address; provided always, that in the event of the return of a notice of a shareholders' meeting mailed to a shareholder in accordance with section 13.01 of this by-law the notice shall be deemed to be received by the shareholder on the date deposited in the mail notwithstanding its return.

             13.05       Omissions and Errors

                         Subject to the Act, the accidental omission to give any
notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

             13.06       Signature on Notices

                         Unless otherwise  specifically  provided, the signature
of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

             13.07       Waiver of Notice

                         If a notice or  document  is required by the Act or the
Regulations, the articles, the by-laws or otherwise to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled to receive it.

                                DIVISION FOURTEEN
                                  MISCELLANEOUS

             14.01       Directors to Require Surrender of Share Certificates

                         The   directors  in  office  when  a   Certificate   of
Continuance is issued under the Act are hereby authorized to require the shareholders of the Corporation to surrender their share certificate, or such of their share certificates as the directors may determine, for the purpose of canceling the share certificates and replacing them with new share certificates that comply with section 49 of the Act, in particular, replacing existing share certificate with share certificates that are not negotiable securities under the Act. The directors in office shall act by resolution under this section 14.01 and shall in their discretion decide the manner in which they shall require the surrender of existing share certificates and the time within which the shareholders must comply with the requirement and the form or forms of the share certificates to be issued in place of the existing share certificates. The directors may take such proceedings as they deem necessary to compel any shareholder to comply with a requirement to surrender his share certificate or certificates pursuant to this section. Notwithstanding any other provision of this by-law, but subject to the Act, the director may refuse to register the transfer of shares represented by a share certificate that has not been surrendered pursuant to a requirement under this section.

             14.02       Financial  Assistance  to  Shareholders,  Employees and
              Others

                         The Corporation may give financial  assistance by means
of a loan, guarantee or otherwise:

                         A. to any person in the ordinary  course of business if
              the lending of money is part of the ordinary business of the Corporation;

                         B. to any person on account of expenditures incurred or
              to be incurred on behalf of the Corporation;

                         C. to a holding body corporate if the  Corporation is a
              wholly-owned subsidiary of the holding body corporate;

                         D. to a subsidiary  body corporate of the  Corporation;
              or

                         E. to employees of the Corporation or any of its affiliates:

                                     1.           to enable  or assist  them to
                           purchase or erect living accommodation for their own occupation; or



                                     2.           in  accordance  with the plan
                           for the purchase of shares of the Corporation or any of its affiliates to be held by a trustee;



                         and, subject to the Act:

                         A. to any shareholder, director, officer or employee of
              the Corporation or of an affiliated corporation; or

                         B. to any  person for the  purpose of or in  connection
              with a purchase of a share issued or to be issued by the Corporation or an affiliated corporation.

             14.03       Severability

                         The invalidity or  unenforceability of any provision of
this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

                         MADE by the board the 30th day of September, A.D. 1996.


                                                      ------------------------
                                                       "Robert L.G. Watson"
                                                        President


                                                      ------------------------
                                                       "Donald A. Engle"
                                                        Secretary


                         CONFIRMED by the  Shareholders  in accordance  with the
Business Corporations Act, the 30th day of September, A.D. 1996.


                                                      ------------------------
                                                       "Donald A. Engle"
                                                        Secretary

BANKING AND SECURITIES
         Banking Arrangements....................................2.01........2
         Voting Rights in Other Bodies Corporate.................2.02........2

DIRECTORS
         Number   ...............................................4.01........2
         Election and Term.......................................4.02........3
         Removal of Directors....................................4.03........3
         Consent  ...............................................4.04........3
         Vacation of Office......................................4.05........3
         Committee of Directors..................................4.06........4
         Transaction of Business of Committee....................4.07........4
         Procedure...............................................4.08........4
         Remuneration and Expenses...............................4.09........4
         Vacancies...............................................4.10........4
         Action by the Board.....................................4.11........4

DIVIDENDS AND RIGHTS
         Dividends..............................................11.01.......17
         Dividend Cheques.......................................11.02.......17
         Non-Receipt of Cheques.................................11.03.......17
         Unclaimed Dividends......................... ..........11.04.......17
         Record Date for Dividends and Rights...................11.05.......17

EXECUTION OF INSTRUMENTS
         Authorized Signing Officers.............................3.01........2
         Cheques, Drafts and Notes...............................3.02........2

INFORMATION AVAILABLE TO SHAREHOLDERS
         Confidential Information...............................12.01.......18
         Conditions of Access to Information....................12.02.......18
         Registered Office and Separate Records Office..........12.03.......18

INTERPRETATION ..................................................1.01........1

MEETING OF DIRECTORS
         Place of Meeting........................................5.01........5
         Notice of Meeting.......................................5.02........5
         Adjourned Meeting.......................................5.03........5
         Calling of the Meeting..................................5.04........6
         Regular Meetings........................................5.05........6
         Chairman ...............................................5.06........6
         Quorum   ...............................................5.07........6
         Half Canadian Representation at Meetings................5.08........6
         Voting   ...............................................5.09........6
         Meeting by Telephone....................................5.10........7
         Resolution in Lieu of Meeting...........................5.11........7
         Amendments to the Act...................................5.12........7

MISCELLANEOUS
         Directors to Require Surrender of Share Certificates...14.01.......19
         Financial Assistance to Shareholders, Employees and....14.02.......20
           Others
         Severability...........................................14.03.......21

NOTICES
         Method of Giving Notices...............................13.01.......18
         Notice to Joint Shareholders...........................13.02.......19
         Persons Entitled by Death or Operation of Law..........13.03.......19
         Non-Receipt of Notices.................................13.04.......19
         Omissions and Errors...................................13.05.......19
         Signature on Notices...................................13.06.......19
         Waiver of Notice.......................................13.07.......19

OFFICERS
         Election or Appointment.................................7.01........9
         Chairman of the Board...................................7.02........9
         Managing Director.......................................7.03........9
         President...............................................7.04........9
         Vice-President..........................................7.05........9
         Secretary...............................................7.06........9
         Treasurer...............................................7.07.......10
         General Manager or Manager..............................7.08.......10
         Powers and Duties of Other Officers.....................7.09.......10
         Variation of Powers and Duties..........................7.10.......10
         Vacancies...............................................7.11.......10
         Remuneration and Removal................................7.12.......10
         Agents and Attorneys....................................7.13.......11
         Conflict of Interest....................................7.14.......11
         Fidelity Bonds..........................................7.15.......11

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
         Conflict of Interest....................................6.01........7
         Limitation of Liability.................................6.02........7
         Indemnity...............................................6.03........8
         Insurance...............................................6.04........8

SHARES
         Non-Recognition of Trusts...............................9.01.......15
         Certificates............................................9.02.......15
         Replacement of Share Certificates.......................9.03.......15
         Joint Holders...........................................9.04.......16

SHAREHOLDERS' MEETINGS
         Annual Meetings.........................................8.01.......11
         Special Meetings........................................8.02.......11
         Place of Meetings.......................................8.03.......11
         Record Date for Notice..................................8.04.......11
         Notice of Meeting.......................................8.05.......11
         Right to Vote...........................................8.06.......12
         List of Shareholders Entitled to Notice.................8.07.......12
         Meetings Without Notice.................................8.08.......12
         Waiver of Notice........................................8.09.......13
         Chairman, Secretary and Scrutineers.....................8.10.......13
         Persons Entitled to be Present..........................8.11.......13
         Quorum   ...............................................8.12.......13
         Participation in Meeting by Telephone...................8.13.......13
         Proxyholders and Representatives........................8.14.......13
         Time for Deposit of Proxies.............................8.15.......14
         Joint Shareholders......................................8.16.......14
         Votes to Govern.........................................8.17.......14
         Show of Hands...........................................8.18.......14
         Ballots  ...............................................8.19.......14
         Adjournment.............................................8.20.......14
         Resolution in Lieu of a Meeting.........................8.21.......15
         Only One Shareholder....................................8.22.......15

TRANSFER OF SECURITIES
         Registration of Transfer...............................10.01.......16
         Transfer Agents and Registrar..........................10.02.......16
         Securities' Registers..................................10.03.......16
         Deceased Shareholders..................................10.04.......17

                                                                    EXHIBIT4.7
                                                               CUSIP No.:  [ ]

                          ABRAXAS PETROLEUM CORPORATION
                     11 1/2% SENIOR NOTE DUE 2004, SERIES B

No. [         ]                                                           $[ ]

                  ABRAXAS PETROLEUM CORPORATION, a Nevada corporation, and CANADIAN ABRAXAS PETROLEUM LIMITED, a Canadian corporation (the "Issuers", which term includes any successor entities), for value received promise to pay to [ ] or registered assigns the principal sum of [ ] Dollars on November 1, 2004.

                   Interest Payment Dates: May 1 and November 1, commencing May 1, 1997

                  Record Dates:  April 15 and October 15

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers and a facsimile of their corporate seal to be affixed hereto or imprinted hereon.


                                        ABRAXAS PETROLEUM CORPORATION


                                        By:________________________________
                                        Name:
                                        Title:


                                        CANADIAN ABRAXAS PETROLEUM LIMITED


                                        By:________________________________
                                        Name:
                                        Title:



Dated:

Certificate of Authentication

                  This is one of the 11 1/2% Senior Notes due 2004, Series B referred to in the within-mentioned Indenture.

                                            IBJ SCHRODER BANK AND TRUST COMPANY,
                                                       as Trustee

                                            By:________________________________
                                                        Authorized Signatory
Date of Authentication:

                                        7
                              (REVERSE OF SECURITY)

                     11 1/2% Senior Note due 2004, Series B

                  1. Interest. ABRAXAS PETROLEUM CORPORATION, a Nevada corporation, and CANADIAN ABRAXAS PETROLEUM LIMITED, a Canadian corporation (the "Issuers"), promise to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from November 14, 1996. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 1, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

                  The Issuers shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

                  2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by their check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. Paying Agent and Registrar. Initially, IBJ Schroder Bank & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  4. Indenture. The Issuers issued the Notes under an Indenture, dated as of November 14, 1996 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Issuers designated as their 11 1/2% Senior Notes due 2004, Series B (the "Exchange Notes"). The Notes are limited in aggregate principal amount to $215,000,000. The Notes include the 11 1/2% Notes due 2004 (the "Initial Notes") and the Exchange Notes, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Issuers.

                  5. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

                  6. Redemption. The Notes will be redeemable, at the Issuers' option, in whole at any time or in part from time to time, on and after November 1, 2000, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 1 of the years set below, plus, in each case, accrued and unpaid interest, if any, thereon to the date of redemption:


                  Year                                  Percentage
                  ----                                  ----------
                  2000...................                105.750%
                  2001...................                102.875%
                  2002 and thereafter....                100.000%

                  At any time, or from time to time, on or prior to _________, 1999, the Issuers may, at their option, use all or a portion of the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a Redemption Price equal to 111.5% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided, however, that at least $139.75 million aggregate principal amount of Notes remains outstanding immediately after giving effect to any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by either Issuer or any of their Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuers shall make such redemption not more than 60 days after the consummation of any Equity Offering.

                  7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuers. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  12. Discharge Prior to Redemption or Maturity. If the Issuers at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption and comply with the other provisions of the Indenture relating thereto, the Issuers will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, including, under certain circumstances, their obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposit).

                  13. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                  14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuers and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of their Restricted Subsidiaries, and on the ability of the Issuers and their Restricted Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuers' and their Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuers must annually report to the Trustee on compliance with such limitations.

                  15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

                  16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

                  17. Trustee Dealings with Issuers. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  18. No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of either Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of either Issuer or any Subsidiary Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  19. Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

                  20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  21. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

                  22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Issuers will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: Abraxas Petroleum Corporation, 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)


and irrevocably appoint_______________________________________________________ ,
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.


Dated:_________________                          Signed:_____________________
                                                 (Sign exactly as name appears
                                                 on the other side of this Note)


Signature Guarantee:_________________________________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]


                  If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                           Section 4.15 [     ]
                           Section 4.16 [     ]

                  If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$-------------------


Dated: _________________   ___________________________________________________
                                           NOTICE: The signature on
                                           this   assignment   must
                                           correspond with the name
                                           as it  appears  upon the
                                           face of the within  Note
                                           in   every    particular
                                           without   alteration  or
                                           enlargement    or    any
                                           change whatsoever and be
                                           guaranteed.


Signature Guarantee:

                                                                 EXHIBIT 4.8

                                        1



                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON___________ , 1997, UNLESS EXTENDED.



                          FORM OF LETTER OF TRANSMITTAL


                    TO ACCOMPANY 11.5% SENIOR NOTES DUE 2004,
                      SERIES A (CUSIP NO. ____________) OF

                          ABRAXAS PETROLEUM CORPORATION
                             (a Nevada corporation)
                                       AND
                       CANADIAN ABRAXAS PETROLEUM LIMITED
                             (a Canada corporation)

                       TENDERED PURSUANT TO THE PROSPECTUS
                            DATED ____________, 1996

(PLEASE READ THE INSTRUCTIONS CAREFULLY)

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF) AND ALL OTHER DOCUMENTS AND INSTRUMENTS REQUIRED HEREBY SHOULD BE SENT OR DELIVERED TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH BELOW. TENDERS MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON , 1997, UNLESS THE EXCHANGE OFFER IS EXTENDED (THE "EXPIRATION DATE").

                               The Exchange Agent

                        IBJ SCHRODER BANK & TRUST COMPANY

Facsimile Transmission Telephone Number:      Address for Mailing:
         (212) _________                              One State Street
                                                      New York, N.Y.  10004
                                                      Attn: ______________

Confirm by Telephone:                         Address for Couriers and
                                              Hand Deliveries:
         (212) 858-2000                                One State Street
                                                       New York, N.Y.  10004
                                                       Attn: ______________

                            ------------------------

DELIVERY TO ANY ADDRESS OTHER THAN AS SET FORTH HEREIN WILL NOT CONSTITUTE VALID DELIVERY.

                            ------------------------

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

         This Letter of Transmittal is to be completed by holders of Series A Notes (as defined below) only (a) if Series A Notes are to be forwarded herewith or (b) if delivery of such Series A Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company
(DTC) pursuant to the procedures set forth under the caption "The Exchange Offer -- How to Tender" in the Prospectus (as defined below). DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         Holders of Series A Notes who cannot deliver their Series A Notes or deliver confirmation of the book-entry transfer of their Series A Notes into the Exchange Agent's account at DTC and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date must tender their Series A Notes pursuant to the guaranteed delivery procedure set forth under the caption "The Exchange Offer -- How to Tender" in the Prospectus. See Instruction 2 herein.

            (BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY)

/     /  CHECK  HERE IF  TENDERED  SERIES  A NOTES  ARE  BEING  DELIVERED  BY
         BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution_________________________________________________
DTC Account Number ___________________________________________________________
Transaction Code Number ______________________________________________________

/      / CHECK  HERE AND  ENCLOSE A  PHOTOCOPY  OF THE  NOTICE  OF  GUARANTEED
         DELIVERY IF TENDERED SERIES A NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name of Registered Owner(s) __________________________________________________
Date of Execution of Notice of Guaranteed Delivery ___________________________ Name of Institution which Guaranteed delivery ________________________________

If Delivered By Book-Entry Transfer:

Name of Tendering Institution _______________________________________________
DTC Account Number __________________________________________________________
Transaction Code Number _____________________________________________________

/       / CHECK HERE IF TENDERING  BY  BOOK-ENTRY  TRANSFER AND  NON-EXCHANGED
          SERIES A NOTES ARE TO BE RETURNED BY CREDITING THE DTC ACCOUNT NUMBER SET FORTH ABOVE.

                     DESCRIPTION OF SERIES A NOTES TENDERED

SERIES A NOTES TENDERED______________________________________________________

IF BLANK, PRINT NAME AND ADDRESS OF REGISTERED HOLDER.
-----------------------------------------------------------------------------

(ATTACH ADDITIONAL LIST IF NECESSARY)
-----------------------------------------------------------------------------
                            AGGREGATE PRINCIPAL AMOUNT   PRINCIPAL AMOUNT OF
             SERIES A           OF SERIES A NOTES          SERIES A NOTES
          NOTES NUMBER(S)*                                   TENDERED**
-------- ------------------ -------------------------- -----------------------
-------- ------------------ -------------------------- -----------------------
-------- ------------------ -------------------------- -----------------------
-------- ------------------ -------------------------- -----------------------
-------- ------------------ -------------------------- -----------------------
-------- ------------------ -------------------------- -----------------------
-------- ------------------ -------------------------- -----------------------
-------- ------------------ -------------------------- -----------------------
-------- ------------------ -------------------------- -----------------------
-------- ------------------ -------------------------- -----------------------
-------- ------------------ -------------------------- -----------------------
TOTALS:
------------------------------------------------------------------------------

* Need not be completed by Book-Entry Holders.
** The aggregate principal amount of all Series A Notes held shall be deemed tendered unless a lesser principal amount is specified in this column. See Instruction 4.

                     NOTE: SIGNATURES MUST BE PROVIDED BELOW
               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

         Pursuant to the terms and subject to the conditions of the Exchange Offer (as described below) of Abraxas Petroleum Corporation, a Nevada corporation ("Abraxas") and Canadian Abraxas Petroleum Limited, a Canada corporation ("Canadian Abraxas" and, together with Abraxas, the "Issuers"), to holders of the Issuers' 11.5% Senior Notes due 2004, Series A issued pursuant to the Offering Memorandum dated November 5, 1996 (the "Series A Notes"), as set forth in the Prospectus dated ___________, 1996 (the "Prospectus") and this Letter of Transmittal (which, together with the Prospectus, constitute the Exchange Offer), the signer of this Letter of Transmittal (the "Holder") hereby accepts the Exchange Offer and tenders the Series A Notes listed on this Letter of Transmittal in exchange for a like principal amount of 11.5% Senior Notes due 2004, Series B (the "Exchange Notes"). The Exchange Notes are substantially identical to the Series A Notes except that the resale of the Exchange Notes will not be subject to the restrictions of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Notes will not be subject to certain interest rate increase provisions which were applicable to the Series A Notes in certain circumstances relating to the timing of the Exchange Offer. The Holder hereby acknowledges receipt of the Prospectus. Capitalized terms used but not defined herein have the respective meanings given such terms in the Prospectus.

         Accordingly, subject to, and effective upon, acceptance for exchange of the Series A Notes tendered herewith in accordance with the terms and conditions of the Exchange Offer, the Holder hereby sells, assigns and transfers to the Issuers all right, title and interest in and to all of the Series A Notes that are being tendered for exchange hereby, and hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the Holder with respect to such securities, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver Series A Notes tendered hereby or transfer ownership of such securities on the account books maintained by DTC together, in either such case, with the accompanying evidences of transfer and authority, to the Issuers upon the receipt by the Exchange Agent, as the Holder's agent, of the consideration therefor pursuant to the Exchange Offer, and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Series A Notes.

         THE HOLDER HEREBY REPRESENTS AND WARRANTS THAT THE HOLDER HAS FULL POWER AND AUTHORITY TO TENDER, EXCHANGE, SELL, ASSIGN AND TRANSFER THE SERIES A NOTES TENDERED HEREBY AND TO ACQUIRE THE EXCHANGE NOTES ISSUABLE UPON THE EXCHANGE OF SUCH TENDERED SECURITIES, THAT THE ISSUERS WILL ACQUIRE GOOD AND UNENCUMBERED TITLE TO SUCH TENDERED SERIES A NOTES, FREE AND CLEAR OF ALL LIENS, RESTRICTIONS, CHARGES AND ENCUMBRANCES, AND THE SERIES A NOTES TENDERED HEREBY ARE NOT SUBJECT TO ANY ADVERSE CLAIM OR ENCUMBRANCE WHEN THE SAME ARE ACCEPTED BY THE ISSUERS. THE HOLDER WILL, UPON REQUEST, EXECUTE AND DELIVER ANY ADDITIONAL DOCUMENTS DEEMED BY THE ISSUERS OR THE EXCHANGE AGENT TO BE NECESSARY OR DESIRABLE TO COMPLETE THE EXCHANGE, SALE, ASSIGNMENT AND TRANSFER OF THE SERIES A NOTES TENDERED HEREBY.

         All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the Holder, and any obligation of the Holder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Holder. Except as stated in the Prospectus, this tender is irrevocable.

         A tender of Series A Notes pursuant to the procedures described in the Prospectus and in the instructions hereto will constitute the Holder's acceptance of the terms and conditions of the Exchange Offer and a binding agreement between the tendering Holder of Series A Notes and the Issuers upon the terms and subject to the conditions of the Exchange Offer. The Holder recognizes that, under certain circumstances set forth in the Prospectus, the Issuers may not be required to accept any of the Series A Notes tendered for exchange hereby. The Holder hereby directs that the Exchange Notes and/or any Series A Notes representing any principal amount of such securities not exchanged be issued in the name of the Holder. The Holder understands that Holders who tender Series A Notes by book-entry transfer ("Book-Entry Holders") will receive their Exchange Notes and any principal amount of Series A Notes not exchanged will be returned to such Book-Entry Holder by crediting in the name of such Book-Entry Holder the account maintained by DTC. The Holder recognizes that the Issuers have no obligation to transfer any Series A Notes from the name(s) of the registered holder(s) thereof.

         BY TENDERING SERIES A NOTES AND EXECUTING THIS LETTER OF TRANSMITTAL, THE HOLDER IS DEEMED TO REPRESENT AND AGREE, AND HEREBY REPRESENTS AND AGREES, THAT (I) IT IS ACQUIRING EXCHANGE NOTES ISSUABLE IN EXCHANGE THEREFOR IN THE ORDINARY COURSE OF ITS BUSINESS, (II) UNLESS IT IS A BROKER-DEALER REFERRED TO IN THE NEXT SENTENCE, IT IS NOT ENGAGING AND DOES NOT INTEND TO ENGAGE IN THE DISTRIBUTION OF THE EXCHANGE NOTES, (III) AT THE TIME OF CONSUMMATION OF THE EXCHANGE OFFER THE HOLDER WILL HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN THE DISTRIBUTION OF THE EXCHANGE NOTES IN VIOLATION OF THE PROVISIONS OF THE SECURITIES ACT, (IV) THE HOLDER IS NOT AN AFFILIATE OF ANY OF THE ISSUERS WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT AND (V) IF IT PARTICIPATES IN THE EXCHANGE OFFER FOR THE PURPOSE OF DISTRIBUTING THE EXCHANGE NOTES IT MUST COMPLY WITH THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT IN CONNECTION WITH ANY RESALE OF THE EXCHANGE NOTES. EACH HOLDER WHO IS A PARTICIPATING BROKER-DEALER (AS DEFINED IN THE PROSPECTUS) HOLDING SERIES A NOTES ACQUIRED FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES THAT WILL RECEIVE EXCHANGE NOTES IN EXCHANGE FOR SUCH SERIES A NOTES PURSUANT TO THE EXCHANGE OFFER FURTHER REPRESENTS AND AGREES THAT IT WILL DELIVER A PROSPECTUS (WHICH MAY BE THE PROSPECTUS) IN CONNECTION WITH ANY RESALE OF SUCH EXCHANGE NOTES DURING THE PERIOD REQUIRED BY THE SECURITIES ACT. BY ACKNOWLEDGING THAT IT WILL DELIVER AND BY DELIVERING A PROSPECTUS, A PARTICIPATING BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT.

HOLDER SIGN HERE

X__________________________________

X__________________________________
        (Signature( ) of Owner(s))

Dated____________________    , 1995

Holder's Telephone Number


(Must be signed by the registered holder(s) exactly as name(s) appear(s) on Series A Notes. If signature is by an attorney, executor, administrator, trustee, guardian or others acting in a fiduciary capacity, please set forth full title and see Instruction 5.)

Signature(s)
Guaranteed
(See Instruction 1)

-----------------------------------------------------------------------------
(Firm -- Please Print)

-----------------------------------------------------------------------------
(Authorized Signature)

-----------------------------------------------------------------------------
(Date)

                          SPECIAL DELIVERY INSTRUCTIONS
                        (See Instructions 1, 4, 5 and 6)

         To be completed ONLY by registered holders and ONLY if Exchange Notes or Series A Notes representing any principal amount of such securities not exchanged are to be sent to the Holder at an address other than that shown above.

Mail Exchange Notes (or Series A Notes) to:

(Name -- Please Print)______________________________________________________

(Address) (Include Zip Code)________________________________________________
================================================================================
FOR PARTICIPATING BROKER-DEALERS ONLY
(See Instruction 11)

Please send_______ copies of the Prospectus and any supplements or amendments thereto to the following address:
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

                                  INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. GUARANTEE OF SIGNATURES. Signatures on Letters of Transmittal need not be guaranteed, except as provided in this Instruction 1. In cases where Series A Notes are tendered for exchange by a registered holder of Series A Notes who has completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal, signatures on Letters of Transmittal (or facsimiles thereof) must be guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (an "Eligible Institution").

2. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. In order to participate in the Exchange Offer and receive Exchange Notes, a holder must properly complete and duly execute (with signatures guaranteed if required by Instruction 1) the Letter of Transmittal (or a facsimile thereof) and mail or deliver it, together with the Series A Notes to be tendered for exchange (or the Exchange Agent must receive a timely confirmation of a book-entry transfer of such Series A Notes into the Exchange Agent's account at DTC as described in the Prospectus) and any other required documents, to the Exchange Agent. The Exchange Agent must receive the foregoing documents and instruments on or prior to the Expiration Date. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         If a holder desires to tender Series A Notes pursuant to the Exchange Offer and such holder's Series A Notes are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or such holder cannot deliver the Series A Notes and all other required documents to the Exchange Agent prior to the Expiration Date, such Series A Notes may be tendered if all of the following guaranteed delivery procedures are complied with: (i) such tenders are made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, in substantially the form provided by the Issuers, is received by the Exchange Agent on or prior to the Expiration Date; and (iii) the Series A Notes, in proper form (or transfer for confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at DTC as described in the Prospectus), together with a properly completed and duly executed Letter of Transmittal and all other documents required by this Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided under the caption "The Exchange Offer -- How to Tender" in the Prospectus.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptability of Series A Notes tendered will be determined by the Issuers in their sole discretion, and such determinations will be final and binding. The Issuers reserve the right to reject any and all tenders determined by their not to be in proper form or otherwise not valid or the acceptance for exchange of which may, in the opinion of the Issuers' counsel, be unlawful or to waive any irregularities or conditions. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and Instructions thereto) will also be final and binding. The Issuers and the Exchange Agent are not under any duty to give notification of any irregularities or defects and shall not incur any liability for failure to give any such notification. Tenders will not be deemed to have been made until such irregularities or defects have been cured or waived. Any tender (including the Letter of Transmittal and Series A Notes) that is not properly completed and executed, and as to which irregularities or defects are not cured or waived, will be returned by the Exchange Agent to the tendering holder promptly after the Expiration Date (or, in the case of Series A Notes delivered by book-entry transfer within DTC, the tendered Series A Notes will be credited to the account maintained within DTC by the participant).

         THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE SERIES A NOTES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

         No alternative, conditional or contingent tenders will be accepted. All tendering holders, by execution of this Letter of Transmittal or facsimile hereof, waive any rights to receive any notice of the acceptance of their tender.

3. INADEQUATE SPACE. If the space provided herein is inadequate, the Series A Note numbers and the principal amount of Series A Notes should be listed on a separate signed schedule attached hereto.

4. PARTIAL TENDERS. If less than all of the principal amount represented by any Series A Note submitted is to be tendered, the principal amount of the Series A Notes which are to be tendered should be stated in the box entitled "Principal Amount of Series A Notes Tendered." New Series A Notes for the remaining principal amount of the old Series A Note(s) will either be sent to the registered holder of the Series A Note(s) tendered as soon as practicable after the tender has been accepted or credited to the holder's account in accordance with appropriate book-entry procedures. The aggregate principal amount of all Series A Notes listed are deemed to have been tendered unless otherwise indicated. Partial tenders of all Series A Notes may be made only if
         (i) the principal amount tendered is equal to $1,000 or an integral multiple thereof; and (ii) the remaining untendered portion of such Series A Note is in a principal amount of $250,000, or any integral multiple of $1,000 in excess of such amount.

5. SIGNATURES ON LETTER OF TRANSMITTAL. This Letter of Transmittal must be signed by the registered holder of the Series A Note(s) tendered hereby and if the Series A Notes are registered the signature must correspond exactly with the name as written on the face of the Series A Note(s) with alteration, enlargement or any change whatsoever.

         If the  Series A Notes  tendered  hereby  are owned of record by two or
         more  joint   owners,   all  such  owners  must  sign  this  Letter  of
         Transmittal.

         If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Issuers of their authority to so act must be submitted.

6. DELIVERY OF EXCHANGE NOTES. Delivery of Exchange Notes will be made promptly after the Expiration Date for all Series A Notes properly tendered and accepted for exchange by the Issuers. The Exchange Notes of registered holders will be issued in the name of the registered holder(s) of the Series A Notes and will either be mailed to such holder(s) or credited to such holder's account in accordance with appropriate book-entry procedures. In the case of tenders by Notice of Guaranteed Delivery, Exchange Notes will not be delivered until the Letter of Transmittal, the Series A Notes relating to such Notice of Guaranteed Delivery (or a timely confirmation of a book-entry transfer of such Series A Notes into the Exchange Agent's account of DTC) and all other required documents have been received by the Exchange Agent.

7. SECURITY TRANSFER TAXES. The Issuers will pay all security transfer taxes, if any, applicable to the exchange of Series A Notes tendered and accepted pursuant to the Exchange Offer.

8. BACKUP FEDERAL INCOME TAX WITHHOLDING AND SUBSTITUTE FORM W9. Under the federal income tax laws, payments that may be made by the Issuers on account of Exchange Notes issued pursuant to the Exchange Offer may be subject to backup withholding at the rate of 31%. In order to avoid such backup withholding, each tendering holder should complete and sign the Substitute Form W-9 included in this Letter of Transmittal and either (a) provide the correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct and that (i) the holder has not been notified by the Internal Revenue Service (the "IRS") that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If the tendering holder has not been issued a TIN and has applied for one, or intends to apply for one in the near future, such holder should write "Applied For" in the space provided for the TIN in
         Part I of the Substitute Form W-9, sign and date the Substitute Form W-9 and sign the Certificate of Payee Awaiting Taxpayer Identification Number. If "Applied For" is written in Part I, the Issuers (or the Paying Agent under the Indenture governing the Exchange Notes) shall retain 31% of payments made to the tendering holder during the sixty day period following the date of the Substitute Form W-9. If the holder furnishes the Exchange Agent or the Issuers with its TIN within sixty days after the date of the Substitute Form W-9, the Issuers (or the Paying Agent) shall remit such amounts retained during the sixty day period to the holder and no further amounts shall be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent or the Issuers with its TIN within such sixty day period, the Issuers (or the Paying Agent) shall remit such previously retained amounts to the IRS as backup withholding. In general, if a holder is an individual, the TIN is the Social Security number of such individual. If the Exchange Agent or the Issuers are not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the IRS. Certain holders
         (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent.

         Failure to complete the Substitute Form W-9 will not, by itself, cause Notes to be deemed invalidly tendered, but may require the Issuers (or the Paying Agent) to withhold 31% of the amount of any payment made on account of the Exchange Notes. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

9. WAIVER OF CONDITIONS. Subject to limitations set forth in the Prospectus, the conditions of the Exchange Offer may be waived by the Issuers, in whole or in part, at any time or from time to time, in the Issuers' sole discretion in the case of any Series A Notes tendered.

10. LOST, DESTROYED OR STOLEN NOTES. If any Series A Note has been lost, stolen, mutilated or destroyed, the holder should promptly notify the Trustee, IBJ Schroder Bank & Trust Company, of such fact in writing, or call (212) 858-2000. The holder will then be directed as to the steps that must be taken in order to replace the Series A Note. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, mutilated or destroyed Series A Notes have been followed.

11. REQUEST FOR ADDITIONAL COPIES. Questions and requests for additional copies of the Prospectus and this Letter of Transmittal may be obtained from the Exchange Agent at the address and telephone number set forth in the Prospectus.

12. PARTICIPATING BROKER-DEALERS. Each Holder which is a Participating Broker-Dealer must advise the Exchange Agent as to the number of copies of the Prospectus (including supplements and amendments thereto) it will require in order to satisfy the prospectus delivery requirements for resales of Exchange Notes which are exchanged for Series A Notes acquired by it for its own account as a result of market-making or other trading activities.

(DO NOT WRITE IN SPACE BELOW)

------------------------- ---------------------------- ------------------------
CERTIFICATE SURRENDERED     EXISTING NOTES TENDERED    EXISTING NOTES ACCEPTED
------------------------- ---------------------------- ------------------------
------------------------- ---------------------------- ------------------------
------------------------  ---------------------------- ------------------------
------------------------- ---------------------------- ------------------------
------------------------- ---------------------------- ------------------------
------------------------- ---------------------------- ------------------------
------------------------- ---------------------------- ------------------------
------------------------- ---------------------------- ------------------------
------------------------- ---------------------------- ------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
------------------------- ---------------------------- ------------------------
Dated Received
------------------------- -----------------------------------------------------
------------------------- -----------------------------------------------------
Accepted by
------------------------- -----------------------------------------------------
------------------------- -----------------------------------------------------
Checked by
------------------------- -----------------------------------------------------
------------------------- -----------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Delivery Prepared by
------------------------- -----------------------------------------------------
------------------------- -----------------------------------------------------
Checked by
------------------------- -----------------------------------------------------
------------------------- -----------------------------------------------------
Date
------------------------- -----------------------------------------------------

IMPORTANT TAX INFORMATION

         Under federal income tax laws, a holder whose tendered Series A Notes are accepted for payment is required to provide the Exchange Agent (as payor) with such holder's correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such holder is an individual, the TIN is his social security number. If the Exchange Agent is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service.

         Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on Substitute Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to that holder's exempt status. A Form W-8 can be obtained from the Exchange Agent.

         If backup withholding applies, the Exchange Agent is required to withhold 20% of any payments made to the holder or other payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

         To prevent backup withholding on payments made with respect to the Exchange Offer, the holder is required to provide the Exchange Agent with either: (i) the holder's correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (A) the holder has been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (B) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding, or (ii) an adequate basis for exemption.

                                        2
                                                                  EXHIBIT 4.9


                             Incorporated Under the
                                 Laws of Canada


Number Shares _____
Common Stock
                       CANADIAN ABRAXAS PETROLEUM LIMITED


This certifies that ____________________ is the registered holder of _____(___) common Shares without nominal or par value transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. There are rights, privileges, restrictions and conditions attached to these shares. The full text of the rights, privileges, restrictions and conditions attached to each class of shares of the Corporation and, if applicable, to each series of any such class insofar as they have been fixed by the Directors, together with the authority of the Directors to fix the rights, privileges, restrictions and conditions of any subsequent series, are obtainable on demand, and without fee, from the Secretary of the Corporation.

In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officer(s) and its Corporate Seal to be hereunto affixed this ____ day of _____________, A.D. 1996.

"Robert L.G. Watson"                                          "Donald A. Engle"
President                                                       Secretary

December 23, 1996
Page 2
                                                                  EXHIBIT 5.1
                                   COX & SMITH
                             I N C O R P O R A T E D
                              ATTORNEYS COUNSELORS



                              112 East Pecan Street
                                   Suite 1800
                          San Antonio, Texas 78205-1521
                                 (210) 554-5500
                               Fax (210) 226-8395



Writer's Direct Number                                Writer's E-Mail Address
(210) 554-5255                                        srjacobs@coxsmith.com

                                December 23, 1996


Abraxas Petroleum Corporation
500 North Loop 1604 East
Suite 100
San Antonio, Texas  78232


                                 Re: Registration Statement on Form S-4 filed by Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited

Dear Sirs:

         We have acted as counsel to Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to Registration Statement on Form S-4 (the "Registration Statement"), of an aggregate of $215,000,000 principal amount of the Company's and Canadian Abraxas Petroleum Limited's 11.5% Senior Notes Due 2004 (the "Exchange Notes").

         We have examined and are familiar with originals or copies, the authenticity of which have been established to our satisfaction, of all such documents, corporate records, certificates of officers of the Company and public officials, and other instruments as we have deemed necessary to express the opinion hereinafter set forth. In expressing our opinion as to the valid issuance of shares of the Exchange Notes, we express no opinion as to compliance with federal and state securities laws.

         Based upon the foregoing, it is our opinion that:

         (1) the Exchange Notes to be issued and sold as described in the Registration Statement have been duly and validly authorized for such issue and sale and, when so issued, sold and delivered, will be validly issued, fully paid and nonassessable; and

         (2) the Exchange Notes, when issued, sold and delivered, will be binding obligations of the Company except to the extent that the enforceability of the Exchange Notes may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The opinion expressed herein is limited to the laws of the State of Texas, the corporation laws of the State of Nevada and the federal laws of the United States.

         We hereby consent to the use of our name in the Registration Statement as counsel who has expressed an opinion upon certain legal matters in connection with the issue and sale of the Exchange Notes (including specifically the reference contained under the caption "Legal Matters") and to the use of this opinion as an exhibit to the Registration Statement.

                                                     Yours very truly,

                                                     COX & SMITH INCORPORATED


                                                     By: /s/ Steven R. Jacobs
                                                          Steven R. Jacobs,
                                                          For the Firm



SRJ/lrk/0147069.01

                                        2
                                                                 EXHIBIT 5.2



                     [Opinion of Burnet, Duckworth & Palmer]



                                December 23, 1996


Abraxas Petroleum Corporation
500 North Loop 1604 East
Suite 100
San Antonio, Texas  78232

                                    Re:     Registration Statement on Form S-4
                                            filed by Canadian Abraxas Petroleum
                                            Limited

Dear Sirs:

         We have acted as counsel to Canadian Abraxas Petroleum Limited, a Canada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to Registration Statement on Form S-4 (the "Registration Statement"), of an aggregate of $215,000,000 principal amount of the Company's 11.5% Senior Notes Due 2004 (the "Exchange Notes").

         We have examined and are familiar with originals or copies, the authenticity of which have been established to our satisfaction, of all such documents, corporate records, certificates of officers of the Company and public officials, and other instruments as we have deemed necessary to express the opinion hereinafter set forth. In expressing our opinion as to the valid issuance of shares of the Exchange Notes, we express no opinion as to compliance with federal and state securities laws.

         Based on the foregoing, it is our opinion that:

         1. the Exchange Notes to be issued and sold as described in the Registration Statement have been duly and validly authorized for such issue and sale and, when so issued, sold and delivered, will be validly issued, fully paid and non-assessable; and

         2. the Exchange Notes to be issued, sold and delivered, will be binding obligations of the Company.

         Our opinion is subject to the following qualifications:

         1. the enforceability of the Exchange Notes is subject to or may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally;

         2. the enforceability of the Exchange Notes is subject to general principles of equity, including the fact that equitable remedies, such as specific performance and injunctions, may only be awarded in the discretion of the court;

         3. an Alberta court will only render a judgment in lawful currency of Canada;

         4. each of the Exchange Notes are stated to be governed by and construed in accordance with the laws of the State of New York. With respect to any opinions relating to enforceability of the Exchange Notes, we have assumed that the laws of the State of New York are not materially different from those of the Province of Alberta and the laws of Canada applicable therein.

         The opinion expressed herein is limited to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

         This opinion is intended solely for the use of the persons to whom it is addressed in connection with the transactions provided for in the Agreements and may not be relied upon by any other person or for any other purpose, nor quoted from or referred to in any other document, without our prior written consent.

         We hereby consent to the use of our name in the Registration Statement as counsel who has expressed an opinion upon certain legal matters in connection with the issue and sale of the Exchange Notes (including specifically the references contained under the captions "Enforceability of Civil Liabilities Against Foreign Persons" and "Legal Matters") and to the use of this opinion as an exhibit to the Registration Statement.


                                                Yours very truly,


                                                /s/ Burnet, Duckworth & Palmer

                                                                  EXHIBIT 10.4

                             ADOPTION AGREEMENT #006
                        STANDARDIZED CODE ss.401(K) PLAN
                          (PAIRED PROFIT SHARING PLAN)

         The undersigned. Abraxas Petroleum Corporation ("Employer"), by executing this Adoption Agreement, elects to become a participating Employer in the Bank One, Texas, N.A. Defined Contribution Master Plan (basic plan document #01) by adopting the accompanying Plan and Trust in full as if the Employer were a signatory to that Agreement. The Employer makes the following elections granted under the provisions of the Master Plan.

                                    ARTICLE I
                                   DEFINITIONS

1.02 TRUSTEE. The Trustee executing this Adoption Agreement is: (Choose (a) or (b))

[X]      (a) A discretionary Trustee.  See Section 10.03[A] of the Plan.

[N/A] (b) A nondiscretionary Trustee. See Section 10.03[B] of the Plan. [Note: The Employer may not elect Option (b) if a Custodian executes the Adoption Agreement.]

         1.03 PLAN. The name of the Plan as adopted by the Employer is Abraxas 401(k) Profit Sharing Plan.

         1.07 EMPLOYEE. The following Employees are not eligible to participate in the Plan: (Choose (a) or at least one of (b) or (c)).

[X]      (a) No exclusions.

[N/A] (b) Collective bargaining employees (as defined in Section 1.07 of the Plan). [Note: If the Emp1gyer excludes union employees from the Plan, the Employer must be able to provide evidence that retirement benefits were the subject of good faith bargaining.]

[N/A] (c) Nonresident aliens who do not receive any earned income (as defined in Code ss.911(d)(2)) from the Employer which constitutes United States source income (as defined in Code ss.861(a)(3)).

Related Employers/Leased Employees. An Employee of any member of the Employer's related group (as defined in Section 1.30 of the Plan), and any Leased Employee treated as an Employee under Section 131 of the Plan, is eligible to participate in the Plan, unless excluded by reason of Options (b) or (c). [Note A related group member mg not contribute to this Plan unless it executes a Participation Agreement, even if its Employees are Participants in the Plan.]

         1.12 COMPENSATION.

Treatment of elective contributions. (Choose (a) or (b))

[X] (a) "Compensation" includes elective contributions made by the Employer on the Employee's behalf.

[N/A]    (b) "Compensation" does not include elective contributions.

Modifications to Compensation definition. (Choose (c) or at least one of (d) and (e))

[N/A]    (c) No modifications other than as elected under Options (a) or (b).

[N/A]    (d) The Plan excludes Compensation in excess of $_________________ .

[X] In lieu of the definition in Section 1.12 of the Plan, Compensation means any earnings reportable as W-2 wages for Federal income tax withholding purposes, subject to any other election under this Adoption Agreement Section 1.12.

Special definition for salary reduction contributions. An Employee's salary reduction agreement applies to his Compensation determined prior to the reduction authorized by that salary reduction agreement, with the following exceptions: (Choose (D or any combination of (g) and (h). if applicable)

[X]      (f) No exceptions.

[N/A]    (g) The dollar limitation described in Option (d) does not apply.

(N/A] (h) If the Employee makes elective contributions to another plan maintained by the Employer, the Advisory Committee will determine the amount of the Employee's salary reduction contribution for the withholding period: (Choose (1) or (2))

         [N/A]  (  1)  After  the   reduction   for  such   period  of  elective
         contributions to the other plan(s).

         [N/A] ( 2) Prior to. the reduction for such period of elective contributions to the other plan(s).

         1.17 PLAN YEAR/LIMITATION YEAR.

Plan Year.  Plan Year means: (Choose (a) or (b))

[X]      (a) The 12 consecutive month period ending every December 31.

[N/A]    (b) (Specify)

Limitation Year.  The Limitation Year is: (Choose (c) or (d))

[X]      (c) The Plan Year.

[N/A]    (d) The 12 consecutive month period ending every              .
                                                          -------------

         1.18 EFFECTIVE DATE.

New Plan.  The "Effective Date" of the Plan is.

Restated  Plan. The restated  Effective Date is January 1, 1994.  This Plan is a
substitution  and  amendment  of  an  existing   retirement  plan(s)  originally
established January 1, 1993. [Note- See the Effective Date Addendum.]

         1.27 HOUR OF  SERVICE.  The  crediting  method for Hours of Service is:
         (Choose (a) -or (b))

[X]      (a) The actual method.

[N/A]    (b) The N/A equivalency method, except:

         [N/A]    (1) No exceptions.'.

         [N/A] (2) The actual method applies for purposes of- (Choose at least one)

                  [N/A]    (i) Participation under Article 11.

                  [N/A]    (ii) Vesting under Article V.

                  [N/A]    (iii) Accrual of benefits under Section 3.06.

[Note: On the blank line, insert "daily," "weekly," "semimonthly," payroll periods" or "monthly."]

         1.29 SERVICE FOR PREDECESSOR EMPLOYER. In addition to the predecessor service the Plan must credit by reason of Section 1.29 of the Plan, the Plan credits Service with the following predecessor employer(s): N/A . Service with the designated predecessor employer(s) applies: (,Choose at-least one of (a) or (b))

[N/A]    (a) For purposes of participation under Article II.

[N/A] (  b) For purposes of vesting under Article V.

[Note:  If the  Plan  does  not  credit  any  predecessor  service  under  this-
provision, insert "N/A" in the First blank line. The Employer may attach a schedule to this Adoption Agreement in the same format as this Section 1.29, designating additional predecessor employers and the applicable service crediting elections.1

1.31 LEASED EMPLOYEES. If a Leased Employee participates in a safe harbor money purchase plan (as described in Section 1.31) maintained by the leasing organization, but the Employer is not eligible for the safe harbor plan exception: (Choose (a) or (b))

[N/A] (a) The Advisory Committee will determine the Leased Employee's allocation of Employer contributions under Article III without taking into account the Leased Employee's allocation under the safe harbor plan.

[N/A] (b) The Advisory Committee will reduce the Leased Employee's allocation of Employer nonelective contributions (other than designated Qualified nonelective contributions) under this Plan by the Leased Employee's allocation under the safe harbor plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. [Note: The Employer may not elect Option (b) if a Paired Plan or any other plan of the Employer makes a similar reduction for the same plan of the leasing organization.]


                                   ARTICLE II
                              EMPLOYEE PARTICIPANTS

         2.01 ELIGIBILITY.

Eligibility conditions. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions: (Choose (a) or (b) or both)

         [N/A] (a) Attainment of age_____ (specify age, not exceeding 21).

         [N/A] (b) Service requirement. (Choose (1), (2) or (3))

         [N/A] (1) One; Year of Service.

         [N/A] (2) months (not exceeding 12) following the Employee's Employment Commencement Date.

         [N/A] (3) One Hour of Service.

Plan Entry Date.  "Plan Entry Date" means the Effective  Date and:  (Choose (c),
(d) or (e))

         [N/A] (c) Semi-annual Entry Dates. The first day of the Plan Year and the first day of the seventh month of the Plan Year.

         [N/A] (d) The first day of the Plan Year.

         [X]   (e) (Specify  entry  dates) the first day of the month coinciding with or next following the date on which an employee met the requires

Time of Participation. An Employee will become a Participant, unless excluded under Adoption Agreement Section 1.07, on the Plan Entry Date (if employed on that date): (Choose (D. (g) or (h)

         [X]      (f) immediately following

         [N/A]    (g) immediately preceding

         [N/A]    (h) nearest

the date the Employee completes the eligibility  conditions described in Options
(a) and (b) of this Adoption Agreement Section 2.01. [Note: The Employer must coordinate the selection of (D. (g) or (h) with the "Plan Entry Date" selection in (c). (d) or (e). Unless otherwise excluded under Section 1.07, the Employee must become' a Participant by the earlier of- (1) the first day of the Plan Year beginning after the date the Employee completes the age and service requirements of Code ss.410(a); or (2) 6 months after the date the Employee completes those requirements.]

Dual  eligibility.  The  eligibility  conditions  of this Section 2.01 apply to:
(Choose (i) or (ii)

         [N/A]   (i) All Employees of the Employer, except: (Choose (1) or (2))

         [N/A]   (1) No exceptions.

         [N/A] (2) Employees who are Participants in the Plan as of the Effective Date.

         [N/A] (j) Solely to an Employee employed by the Employer after . If the Employee was employed by the Employer on or before ------------- the specified date, the Employee will become a
                 Participant: (Choose (1) or (2)) -------------------

         [N/A] (1) On the latest of the Effective Date, his Employment Commencement Date or the date he attains age (not to exceed ------------- 21).

         [N/A] (2) Under the eligibility conditions in effect under the Plan prior to the restated Effective Date. If the restated Plan required more than one Year of Service to participate, the eligibility condition under this Option (2) for participation in the Code ss.401(k) arrangement under this Plan is one Year of Service for Plan Years beginning after December 31, 1988. [For restated plans only].

         2.02     YEAR OF SERVICE - PARTICIPATION.

Hours of Service.  An Employee must complete: (Choose (a) or (b))

         [N/A]    (a) 1,000 Hours of Service [

         [X]      (b) 0 Hours of Service

during an eligibility computation period to receive credit for a Year of Service. [Note: The Hours of Service requirement may not exceed 1,000.]

Eligibility computation period. After the initial eligibility computation period described in Section 2.02 of the Plan, the Plan measures the eligibility computation period as: (Choose (c) or (d))

         [N/A]  (c)  The  12  consecutive   month  period  beginning  with  each
         anniversary of an Employee's Employment Commencement Date.

         [X] (d) The Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date.

         2.03  BREAK IN  SERVICE  -  PARTICIPATION.  The Break in  Service  rule
described   in   Section   2.03(B)   of  the   Plan:   (Choose   (a)   or   (b))


         [X]      (a) Does not apply to the Employer's Plan.

         [N/A]    (b) Applies to the Employer's Plan.


                                   ARTICLE III
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

         3.01 AMOUNT.

Part 1. [Options (a) through (g)] Amount of Employer's contribution. The Employer's annual contribution to the Trust will equal the total amount of deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions, as determined under this Section
3.01. (Choose any combination of (a), (b), (c) and (d) or choose (e))

         [X]  (a)  Deferral  contributions  (Code  ss.401(k)  arrangement).  The
         Employer must contribute the amount by which the Participants have reduced their Compensation for the Plan Year, pursuant to their salary reduction agreements on file with the Advisory Committee. A reference in the Plan to salary reduction contributions is a reference to these amounts.

         [X] (b) Matching contributions. The Employer will make matching contributions in accordance with the formula(s) elected in Part 11 of this Adoption Agreement Section 3.01.

         [X] (c) Designated qualified nonelective contributions. The Employer, in its sale discretion, may contribute an amount which it designates as a qualified nonelective contribution.

         [X]      (d)      Nonelective contributions.

         [X] (1) Discretionary contribution. The am9un t (or additional amount) the Employer may from time to time deem advisable. [N/A] (2) % of the Compensation of all Participants under the Plan, determined for the Employer's taxable year for which it makes the contribution. [Note: The percentage selected may not exceed 15%.]

         [N/A]    (3)______% of Net Profits but not more than $___________  .

         [N/A] (e) Frozen Plan. This Plan is a frozen Plan effective The Employer will not contribute to the Plan with respect to any period following the stated date.

Net Profits.  The Employer: (Choose (b or (g))

         [X] (f) Need not have Net Profits to make its annual contribution under this Plan.

         [N/A] (g) Must have current or accumulated Net Profits exceeding $.. to make the following contributions: (Choose at least one of (1), (2) and (3)).

         [N/A] (1) Matching contributions described in Option (b), except: .

         [N/A] (2) Qualified nonelective contributions described in Option (c).'

         [N/A] (3) Nonelective contributions described in Option_____________ .


"Net Profits" means the Employer's net income or profits for any taxable year determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting practices consistently applied without any deductions for Federal and state taxes upon income or for contributions made by the Employer under this Plan or under any other employee benefit plan the Employer maintains. The term "Net Profits" specifically excludes . [Note: Enter "N/A" if no exclusions apply.]

If the Employer requires Net Profits for matching contributions and the Employer does not have sufficient Net Profits under Option (g), it will reduce the matching contribution under a fixed formula on a prorata basis for all Participants. A Participant's share of the reduced contribution will bear the same ratio as the matching contribution the Participant would have received if Net Profits were sufficient bears to the total matching contribution all Participants would have received if Net Profits were sufficient. If more than one member of a related group (as defined in Section 1.30) execute this Adoption Agreement, each participating member will determine Net Profits separately but will not apply this reduction unless, after combining the separately determined Net Profits, the aggregate Net Profits are insufficient to satisfy the matching contribution liability.
"Net Profits" includes both current and accumulated Net Profits.

Part II. [Options (h) and (i)] Matching contribution formula. [Note: If the Employer elected Option(b), complete Options (h) and (i).]

[X] (h) Amount of matching contributions. Subject to Option (i), for each Plan Year, the Employer's matching contribution is: (Choose any combination of (1), (2),--(3) and (4))

         [N/A] (1) An amount equal to % of each Participant's salary reduction contributions for the Plan Year. ------------

         [N/A]    (2) An amount equal to % of each  Participant's  first tier of salary  reduction  contributions  for the Plan Year,  plus the following matching  percentage(s) for the following subsequent tiers of salary reduction contributions for the Plan year:
                  .
         [X]      (3) Discretionary formula.

                  [X] (i) An amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of the Participant's salary reduction contributions for the Plan Year.

                  [N/A] (ii) An amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of each tier of the Participant's salary reduction contributions for the Plan Year.

         [Note: Under Options (2) or (3)(ii), the matching percentage for any subsequent tier of salary reduction contributions may not exceed the matching for any prior tier.]

         [N/A]    (4) A Participant's matching contributions may not:

                  [N/A]    (i) Exceed
                           .

                  [N/A]    ii) Be less than
                           .


[X] (i) Amount or salary reduction contributions taken into account. When determining a Participant's salary reduction contributions taken into account under the matching contributions formula(s), the following rules apply: (Choose any combination of (1) through (3))

         [X] (1) The Advisory Committee will take into account all salary reduction contributions credited for the Plan Year.

         [N/A] (2) The Advisory Committee will disregard salary reduction contributions exceeding .

         [N/A] (3) The Advisory Committee will treat as the first tier of salary reduction contributions, an amount not exceeding: . The subsequent tiers of salary reduction contributions are .

Part 111. [Option (j).]. Special rules for Code ss.401(k)  Arrangement.  (Choose
(j), if applicable)

[X] (j) Salary Reduction Agreements. The following rules and restrictions apply to an Employee's salary reduction agreement: (Make a selection under (1), (2), (3) and (4))

         (1)   Limitation   on   amount.   The   Employee's   salary   reduction
         contributions:   (Choose  (i)  or  at  least  one  of  (ii)  or  (iii))
         ---------------------------------------------

                  [X] (i) No maximum limitation other than as provided in the Plan.

                  [N/A] (ii) May not exceed % of Compensation for the Plan Year, subject to the annual additions limitation described in Part 2 of Article III and the 402(g) limitation described in Section 14.07 of the Plan.

                  [N/A] (iii) Based on percentages of Compensation must equal at least .

         (2) An Employee may revoke on a prospective  basis, a salary  reduction
         agreement:      Choose      (i),      (ii),      (iii)     or     (iv))

                  [N/A]    (i) Once during any Plan Year but not later than
                            of the Plan Year.

                  [N/A]    (ii) As of any Plan Entry Date.

                  [X]      (iii) As of the first day of any month.

                  [N/A]    (iv)  (Specify,  but must be. at least  once per Plan
                           Year) .

         (3) An Employee who revokes his salary reduction agreement may rile a new salary reduction agreement with an effective date: (Choose (i), (ii), (iii) or (iv))

                  [N/A]    (i) No  earlier  than the  first day of the next Plan
                           Year.

                  [N/A]    (ii) As of any subsequent Plan Entry Date.

                  [X] (iii) As of the first day of any month subsequent to the month in which he revoked an Agreement.

                  [N/A] (iv) (Specify, but must be at least once per Plan Year following the Plan Year of revocation) .

         (4) A Participant may increase or may decrease, on a prospective basis, his salary reduction percentage or dollar amount: (Choose (i) (ii), (iii) or (iv))

                  [N/A]    (i) As of the beginning of each payroll period.

                  [X]      (ii) As of the first day of each month.

                  [N/A]    (iii) As of any Plan Entry Date.

                  [N/A] (iv) (Specify, but must permit an increase or a decrease at least once per Plan Year) .

         3.04 CONTRIBUTION ALLOCATION. The Advisory Committee will allocate deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions in accordance with Section 14.06 of the Plan and the elections under this Adoption Agreement Section 3.04.

Part I. [Options (a) through (d)]. Special Accounting Elections. (Choose whichever elections are applicable to the Employer's Plan).
[
X] (a) Matching Contributions Account. The Advisory Committee will allocate matching contributions to a Participant's: (Choose (1) or (2): (3) is available only in addition to (I)l [XI



         [X]      (1) Regular Matching Contributions Account.

         [N/A]    (2)  Qualified Matching Contributions Account.

         [N/A] (3) Except, matching contributions under Option(s) N/A of Adoption Agreement Section 3.01 are allocable to the Qualified Matching Contributions Account.

[X] (b) Special Allocation Dates for Salary Reduction Contributions. The Advisory Committee will allocate salary reduction contributions as of the Accounting Date and as of the following additional allocation dates: 3/31, 6/30 and 9/30.

[X] (c) Special Allocation Dates for Matching Contributions. The Advisory Committee will allocate matching contributions as of the Accounting Date and as of the following additional allocation dates: 3/31, 6/30 and 9/30.

[X] (d) Designated Qualified Nonelective Contributions - Definition of Participant. For purposes of allocating the designated qualified nonelective contribution, "Participant" means: (Choose (1) or

         [N/A]    (1) All Participants.

         [X]      (2) Participants who are Nonhighly Compensated Employees.

Part II. Method of Allocation - Nonelective Contribution. Subject to any restoration allocation required under Section 5.04, the Advisory Committee will allocate and credit the annual nonelective contributions (and Participant forfeitures treated as nonelective contributions) to the Employer Contributions Account of each Participant who satisfies the conditions of Section 3.06, in accordance with the method selected under this Part II. (Choose an allocation method under (e), (f). (g) or (h); (i) is mandatory if the Employer elects (f),
(g) or (h))

[X] (e) Nonintegrated Allocation Formula. The Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

[N/A] (f) Two-Tiered Integrated Allocation Formula - Maximum Disparity. First, the Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (i).

         The Advisory Committee then will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Yea r bears to the total Compensation-of all Participants for the Plan Year.

[N/A] (g) Three-Tiered Integrated Allocation Formula. First, the Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation may not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (i).

         As a second tier allocation, the Advisory Committee will allocate the nonelective contributions in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total' Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Excess Compensation, may not exceed the allocation percentage in the first paragraph.

         Finally, the Advisory Committee will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

[N/A] (h) Four-Tiered Integrated Allocation Formula. First, the Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Compensation.

         As a second tier allocation, the Advisory Committee will allocate the nonelective contributions in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Excess Compensation.

         As a third tier allocation, the Advisory Committee will allocate the annual contributions in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (2.7%, 2.4% or 1.3%) listed under the Maximum Disparity Table following Option (i).

         The Advisory Committee then will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

[N/A] (i) Excess Compensation. For purposes of Option (0, (g) or (h), "Excess Compensation" means Compensation in excess of the following Integration
         Level: (Choose (1) or (2))

         [N/A] (1)__% (not exceeding 100%) of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the First day of the Plan Year: (Choose any combination of (i) and.(ii) or choose (iii))

                  [N/A] (i) Rounded to(but not exceeding the taxable wage base).

                  [N/A]    (ii) But not greater than $____________________   .

                  [N/A]    (iii) Without any further adjustment or limitation.

         [N/A] (2) $____________[Note: Not exceeding the taxable wage base for the Plan Year in which this Adoption Agreement first is effective.]

Maximum Disparity Table. For purposes of Options (f), (g) and (h), the applicable percentage is:


                                         Applicable
                                         Percentages        Applicable
      Integration Level                  for Option (f)     Percentages
(as percentage of taxable wage base)     or Option (g)     for Option (h)
------------------------------------   ----------------    --------------

100%                                         5.7%               2.7%

More than 80% but less than 100%             5.4%               2.4%

More than 20% (but not less than             4.3%               1.3%
$10,001)and not more than 80%
20% (or $10,000, if greater) or less         5.7%               2.7%

Top Heavy Minimum Allocation - Application of Requirement. The Plan applies the top heavy minimum Allocation requirements of Section 3.04(B)(1): (Choose (j) or (k))

[N/A] (j) In all Plan Years. A Participant is entitled to the top heavy minimum allocation if he is employed by the Employer on the last day of the Plan Year, unless: (Choose (1) or (2))

         [N/A]    (1) No exceptions.

         [N/A] (2) The Participant is a Key Employee for the Plan Year. [Note: If the Employer selects this Option (2), it will have to determine for each Plan Year who are the Key Employees under the Plan.1

[X] (k) Only in Plan Years for which the Plan is top heavy. A Participant is entitled to the top heavy minimum allocation if he is employed by the Employer on the last day of the Plan Year, unless he is a Key Employee. [Note: Option (k) will require the Advisory Committee to determine whether the Plan is top heavy for a Plan Year.]

Top Heavy Minimum Allocation - Method of Compliance. If a Participant's allocation under this Section 3.04 is less than the top heavy minimum allocation to which he is entitled under Section 3.04(B): (Choose (l) or (m))

[X] (l) The Employer will make any necessary additional contribution to the Participant's Account, as described in Section 3.04(B)(7)(a) of the Plan.

[N/A] (m) The Employer will satisfy the top heavy minimum allocation under the Paired Pension Plan the Employer also maintains under this Master Plan. However, the Employer will make any necessary additional contribution to satisfy the top heavy minimum allocation for an Employee covered only under this Plan and not under tile Paired Pension Plan. See Section 3.04(B)(7)(b) of the Plan.

If the Employer maintains another plan which is not a Paired Pension Plan offered under this Master Plan, the Employer may provide in an addendum to this Adoption Agreement, numbered Section 3.04, any modifications to the Plan necessary to satisfy tile top heavy requirements under Code ss.416.

Related employers. If two or more related employers (as defined in Section 1.30) contribute to this Plan, the Advisory Committee must allocate all Employer contributions and forfeitures to each Participant in the Plan, in accordance with the elections in this Adoption Agreement Section 3.04, without regard to which contributing related group member employs the Participant. A Participant's Compensation includes Compensation from all related employers, irrespective of which related employers are contributing to the Plan. The signatory Employer and any Participating Employer(s) will satisfy any fixed matching contribution formula under Adoption Agreement Section 3.01 as agreed upon by those Employers.

         3.05 FORFEITURE ALLOCATION. Subject to any restoration allocation required under Section is 5.04 or 9.14, the Advisory Committee will allocate a Participant forfeiture in accordance with Section 3.04: (Choose (a) or (b): (c) and (d) are optional in. addition to (a) or (b))

[X] (a) As an Employer nonelective contribution for the Plan Year in which the forfeiture occurs, as if the Participant forfeiture were an additional nonelective contribution for that Plan Year.

[N/A]    (b) To reduce  the  Employer  matching  contributions  and  nonelective
         contributions    for   the   Plan   Year:    (Choose    (1)   or   (2))

         [N/A] (1) in which the forfeiture occurs.

         [N/A] (2) immediately following the Plan Year in which the forfeiture occurs.

[X]      (c) To the extent attributable to matching contributions:  (Choose (1).
         (2) or (3))

         [X]      (1) In the manner elected under Options (a) or (b).

         [N/A] (2) First to reduce Employer matching contributions for the Plan Year: (Choose (i) or (ii))

                  [N/A]    (i) in which the forfeiture occurs,

                  [N/A] (ii) immediately following the Plan Year in which the forfeiture occurs, then as elected in Options (a) or (b).

         [N/A] (3) As a discretionary matching contribution for the Plan Year in which the forfeiture occurs, in lieu of the manner elected under Options (a) or (b).

[N/A] (d) First to reduce (lie Plan's ordinary and necessary administrative expenses for the Plan Year, and then will allocate any remaining forfeitures in the manner described in Options (a), (b) or (c), whichever applies. If the Employer elects Option (c), the forfeitures used to reduce Plan expenses: (Choose (1) or (2))

         [N/A] (1) relate proportionately to forfeitures described in Option (c) and to forfeitures described in Options (a) or (b).

         [N/A] (2) relate first to forfeitures described in Option

Allocation of forfeited excess aggregate contributions. The Advisory Committee will allocate any forfeited excess aggregate contributions (as described in Section 14.09): (Choose (e), (f) or (g))

[N/A] (e) To reduce Employer matching  contributions for the Plan Year:  (Choose
(1) or (2))

         [N/A]    (1) in which the forfeiture occurs.

         [N/A] (2) immediately following the Plan Year in which the forfeiture occurs.

[X] (f) As Employer discretionary matching contributions for the Plan Year in which forfeited, except the Advisory Committee will not allocate these forfeitures to the Highly Compensated Employees who incurred the forfeitures.

[N/A] (g) In accordance with Options (a) through (d), whichever applies, except the Advisory Committee will not allocate these forfeitures under Option (a) or under Option (c)(3) to the. Highly Compensated Employees who incurred the forfeitures.

         3.06 ACCRUAL OF BENEFIT.

Compensation taken into account. For the Plan Year in which the Employee first becomes a Participant, the Advisory Committee will determine the allocation of any designated qualified nonelective contribution or nonelective contribution by taking into account: (Choose (a) or (b))

[X]      (a) The Employee's Compensation for the entire Plan Year.

[N/A] (b) The Employee's Compensation for the portion of the Plan Year in which the Employee actually is a Participant in the Plan, except:
         (Choose (1) or (2))

         [N/A]    (1) No exceptions.

         [N/A] (2) For purposes of the first 3% of Compensation allocated under Option (e), (g) or (h) of Adoption Agreement Section 3.04, whichever applies, the Advisory Committee will take into account the Employee's Compensation for the entire Plan Year.

Accrual Requirements. To receive an allocation of designated qualified nonelective contributions, nonelective contributions and Participant forfeitures treated as nonelective contributions for the Plan Year, a Participant must satisfy the accrual requirements of this paragraph. If the Participant is employed by the Employer on the last day of the Plan Year, the Participant must complete at least one Hour of Service for that Plan Year. If the Participant terminates employment with the Employer during the Plan Year, the Participant must complete at least 501 Hours of Service (not exceeding 501) during the Plan Year, except: (Choose (c) or (d))

[N/A]    (c) No exceptions.

[X] (d) No Hour of Service requirement if the Participant terminates employment during the Plan Year on account of. (,Choose at least one of (1), (2) and

         [X]      (1) Death.

         [X]      (2) Disability.

         [X] (3) Attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year.

Special accrual requirements for matching contributions. To receive an allocation of matching contributions (and forfeitures applied to reduce matching contributions) a Participant must satisfy the following condition(s): (Choose
(e) or any combination of (f), (g) and (h))

[X]   (e) No conditions other than making salary reduction contributions.

[N/A] (f) The accrual requirements prescribed for an allocation of nonelective contributions.

[N/A] (g) The Participant does not revoke his salary reduction agreement effective during the Plan Year.

[N/A] (h) The  Participant  is not a Highly  Compensated  Employee  for the Plan
      Year. This Option (h) applies to: (Choose (1) or (2))

         [N/A]    (1) All matching contributions.

         [N/A]    (2) Matching contributions described in Option(s)_________
                   of Adoption Agreement Section 3.01.

         3.15 MORE THAN ONE PLAN LIMITATION. If the provisions of Section 3.15 apply, the Excess Amount attributed to this Plan equals: (Choose (a), (,b) or (c))

[N/A]    (a)      The product of:

                  (i) the total Excess -Amount allocated as or such date (including any amount which the Advisory Committee would have allocated but for the limitations of Code ss.415), times

                  (ii) the ratio of (1) the amount allocated to the Participant as of such date under this Plan divided by (2) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code ss.415).

[X]      (b) The total Excess Amount.

[N/A]    (c) None of the Excess Amount.

[Note: If the Employer adopts Paired Plans available under this Master Plan, the Employer must coordinate; its elections under Section 3.15 of each Adoption Agreement.]

         3.18 DEFINED BENEFIT PLAN LIMITATION.

Application  of  limitation.  The  limitation  under  Section  3.18 of the Plan:
(Choose (a) or (b))

[N/A] (a) Does not apply to the Employer's Plan because the Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan.

[N/A] (b) Applies to the Employer's Plan. To the extent necessary to satisfy the limitation under Section 3-19, the Employer will reduce: (Choose
         (1) or (2))

         [N/A] (1) The Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

         [N/A] (2) Its contribution or allocation on behalf of the Participant to the defined contribution plan under which the Participant participates and then, if necessary, the Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

[Note: If the Employer selects (a), the remaining options in this Section 3.18 do not apply to the Employer's Plan

Override or 100% Limitation.  The Employer elects: (Choose (c) or (d))

[N/A] (c) To apply the 100% limitation described in Section 3.19(1) of the Plan in all Limitation Years. [Note: This election will avoid having to calculate the Plan's top heavy ratio for any year, unless the Employer has elected Adoption Agreement Section 3.04K.]

[N/A] (d) Not to apply the 100% limitation for Limitation Years in which the Plan's top heavy ratio (as determined under Section 1.33 of the Plan) does not exceed 90%, but only if the defined benefit plan satisfies the extra minimum benefit requirements of Code ss.416(h)(2) (and the applicable Treasury regulations) after taking into account the Employer's election under Options (e), (f), (g) or (h) of this Section
         3.18. To determine the top heavy ratio, the Advisory Committee will use the following interest rate and mortality assumptions to value accrued benefits under a defined benefit plan: N/A . [Note: This election will require the Advisory Committee to calculate the Plan's top heavy ratio.]

Coordination with top heavy minimum allocation. The Advisory Committee will apply the top heavy minimum allocation provisions of Section 3.04(B) of the Plan with the following modifications: (Choose (e) (d). (g) or (h))

[N/A]    (e) No modifications.

[N/A] (f) By substituting 4% for 3% in Paragraph (b) of Section 3.04(B)(1) or of Section 3.04(B)(2) of the Plan, whichever applies, but only for any Plan Year in which Option (d) applies to override the 100% limitation.

[N/A] (g) By increasing the top heavy minimum allocation to 5% for any Plan Year in which the 100% limitation applies, and to 7 for any Plan Year in which Option (d) applies to override the 1001yo limitation. The increased percentage under this Option (g) applies irrespective of whether the highest contribution rate for the Plan Year is less than that increased percentage.

[N/A] (h) By eliminating the top heavy minimum allocation. [Note: The Employer may not select this Option (h) if the defined benefit plan does not guarantee the top heavy minimum benefit under Code 4416 for every Participant in this Plan who is a Non-Key Employee.]

If the elections under this Section 3.18 are not appropriate to satisfy the limitations of Section 3.18, or the top heavy requirements under Code ss.416, the Employer must provide the appropriate provisions in an addendum to' this Adoption Agreement.

                                   ARTICLE IV
                            PARTICIPANT CONTRIBUTIONS

         4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. This Plan: (Choose (a) or
(b))

[X]      (a) Does not permit Participant nondeductible contributions.

[N/A]    (b)  Permits  Participant  nondeductible  contributions,   pursuant  to
         Section 14.04 of the Plan.

Allocation   dates.   The  Advisory   Committee   will  allocate   nondeductible
contributions for each Plan Year as of the Accounting Date and the following additional allocation dates: (Choose (c) or (d))

[N/A]    (c) No other allocation dates.

[N/A]    (d) (Specify)________________________________________________
          ____________________________________________________________

As of an allocation date, the Advisory Committee will credit all nondeductible contributions made for the relevant allocation period. Unless otherwise specified in (d), a nondeductible contribution relates to an allocation period only if actually made to the Trust no later than 30 days after that allocation period ends.

                                    ARTICLE V
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

         5.01  NORMAL  RETIREMENT.  Normal  Retirement  Age  under  the Plan is:
(Choose (a) or (b))

[X]      (a) 65 [State age, but may not exceed age, 65].

[N/A] (b) The later of the date the Participant attains years of age or the anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan.. [The age selected may not exceed age 65 and the anniversary selected may not exceed the 5th.]

         5.02  PARTICIPANT  DEATH OR  DISABILITY.  The 1009s' vesting rule under
Section 5.02 of the Plan: (Choose (a) or choose one or both of (b) and (g))

[N/A]    (a) Does not apply.

[X]      (b) Applies to death.

[X]      (c) Applies to disability.

         5.03 VESTING SCHEDULE.

Deferral Contributions Account/Qualified Matching Contributions Account/Qualified Nonelective Contributions Account. A Participant has a 10001o Nonforfeitable interest at all times in his Deferral Contribution Account, his Qualified Matching Contributions Account and in his Qualified Nonelective Contributions Account.

Regular Matching Contributions Account/Employer Contributions Account. With respect to a Participant's Regular Matching Contributions Account and Employer Contributions Account, the, Employer elects the following vesting schedule:
(Choose (a) or (b); (c) and (d) are available only as additional options)

[N/A]    (a) Immediate vesting. 100% Nonforfeitable at all times.

[X]      (b) Graduated Vesting Schedules.


         Years of      Nonforfeitable     Years of          Nonforfeitable
          Service       Percentage          Service          Percentage
Less than 1............    0%           Less than 1..........     0%
     1.................    0%                1...............     0%
     2.................   20%                2...............    20%
     3.................   40%                3...............    40%
     4.................   60%                4...............    60%
     5.................   80%                5...............    80%
     6 or more.........  100%                6 or more.......   100%
                                             7 or more.......   100%

[X] (c) Special vesting election for Regular Matching Contributions Account. In lieu of the election under Options (a) or (b), the Employer elects the following vesting schedule for a Participant's Regular Matching Contributions Account: (Choose (1) or (2))

         [N/A]    (1) 100% Nonforfeitable at all times.

         [X] (2) In-accordance with the vesting schedule described in the addendum to this Adoption Agreement, numbered. 5.03(c). [Note:
                  If the Employer -elects this Option (g)M. the addendum must designate the applicable vesting schedule(s) using the same format as used in Option (b).]

[Note: Under Options (b) and (c)(2), the Employer must complete a Top Heavy Schedule which satisfies Code ss.416. The Employer, at its option, met complete a Non Top Heavy Schedule only if the Employer elected Adoption Agreement Section 3.04(k). The Non Top Heavy Schedule must satisfy Code ss.411 (a) (2). Also see
Section 7.05 of the Plan.]

[X] (d) The Top Heavy Schedule under-.0ption (b) (and, if applicable, under Option (c)(2)) applies: (Choose (1) or (2))

         [N/A]    (1) Only in a Plan Year for which the Plan is top heavy.

         [X] (2) In the Plan Year for which the Plan first is top heavy and then in all subsequent Plan Years. [Note: The Employer may not elect Option (d) unless it has completed a Non Top Heavy Schedule.]

Minimum vesting. (Choose (e) or (f))

[X]      (e) The Plan does not apply a minimum vesting rule.

[N/A] (f) A Participant's Nonforfeitable Accrued Benefit will never be less than the lesser of $_____ or his entire Accrued Benefit, even if the application of a graduated vesting schedule under Options (b) or (c) would result in a smaller Nonforfeitable Accrued Benefit.

         5.04      CASH     OUT      DISTRIBUTIONS      TO      PARTIALLY-VESTED
PARTICIPANTS/RESTORATION OF FORFEITED ACCRUED BENEFIT. The deemed cash-out rule described in Section 5.04(C) of the Plan: (Choose (a) or (b))

[N/A]    (a) Does not apply.

[X] (b) Will apply to determine the timing of forfeitures for 0% vested Participants. A Participant is not a 0% vested Participant if he has a Deferral Contributions Account.

         5.06 YEAR OF SERVICE - VESTING.

Vesting  computation period. The Plan measures a Year of Service on the basis of
the   following   12   consecutive   month   periods:   (Choose   (a)  or   (b))

[X]      (a) Plan Years.

[N/A] (b) Employment Years. An Employment Year is the 12 consecutive month period measured from the Employee's Employment Commencement Date and each successive 12 consecutive month period measured from each anniversary of that Employment Commencement Date.

Hours of Service. The minimum number of Hours of Service an Employee must complete during a vesting computation period to receive credit for a Year of Service is: (Choose (c) or (d))

[X]      (c) 1,000 Hours of Service

[N/A] (d) _____ Hours of Service. [Note: The Hours of Service requirement may not exceed 1,000.]

         5.08.....INCLUDED YEARS OF SERVICE - VESTING. The Employer specifically excludes the following Years of Service: (Choose (a) or at least one of (b), (c) and (d))

[N/A]    (a) None other than as specified in Section 5.08(a) of the Plan.

[N/A] (b) Any Year of Service before the Participant attained the age of ____. [Note: The age selected may not exceed age 18.]

[X] (c) Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

[N/A] (d) Any Year of Service before a Break in Service if the number of consecutive Breaks in Service equals or exceeds the greater of 5 or the aggregate number of the Years of Service prior to the Break. Ibis exception applies only if the Participant is 0% vested in his Accrued Benefit derived from Employer contributions at the time he has a Break in Service. Furthermore, the aggregate number of Years of Service before a Break in Service do not include any Years of Service not required to be taken into account under this exception by reason of any prior Break in Service.

                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENTS OF BENEFITS

Code ss.411(d)(6) Protected Benefits. The elections under this Article VI may not eliminate Code ss.411(d)(6) protected benefits. To the extent the elections would eliminate a Code ss.411(d)(6) protected benefit, see Section 13.02 of the Plan. Furthermore, if the elections liberalize the optional forms of benefit under the Plan, the more liberal options apply on the later of the adoption date or the effective date of this Adoption Agreement.

         6.01 TIME OF PAYMENT OF ACCRUED BENEFIT.

Distribution date. A distribution date under the Plan means 30 days following the month the participant terminated service with the employer. [Note: The Employer must specify the appropriate date(s). The specified distribution dates primarily establish annuity starting dates and the notice and consent periods prescribed by the Plan. The Plan allows the Trustee an administratively practicable period of time to make the actual distribution relating to a particular distribution date.]

Nonforfeitable Accrued Benefit Not Exceeding $3,500. Subject to the limitations of Section 6.01(A)(1), the distribution date for distribution of a Nonforfeitable Accrued Benefit not exceeding $3,500 is: (Choose (a), (b), (c) or
(d))

[N/A]    (a)________________________________________________________ of the ____
         Plan Year beginning after the Participant's  Separation from Service.

[X] (b) as soon as administratively possible following the Participant's Separation from Service.

[N/A]    (c)___________________________________________________________________
         of the Plan Year after the Participant incurs ______ Break(s) in Service (as defined in Article V).

[N/A] (d)_________________________ following the Participant's attainment of Normal Retirement Age, but not earlier than_______days following his Separation from Service.

Nonforfeitable Accrued Benefit Exceeds $3,500. See the elections under Section 6.03.

Disability. The distribution date, subject to the limitations of Section 6.01(A)(3), is: (Choose (e) or (f))

[N/A]    (e)___________________________________________________________________
         after the Participant terminates employment because of disability.

[X] (f) The same as if the Participant had terminated employment without disability.

Hardship.  (Choose (g) or (h))

[X] (g) The Plan does not permit a hardship distribution to a Participant who has separated from Service.

[N/A] (h) The Plan permits a hardship distribution to a Participant who has separated from Service in accordance with the hardship distribution policy stated in: (Choose (1) or (2))

         [N/A]    (1) Section 6.01(A)(4) of the Plan.

         [N/A]    (2) Section 14.11 of the Plan.

Default on a Loan. If a Participant or Beneficiary defaults on a loan made-pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan: (Choose (i) or (j))

[X] (i) Treats tile default as a distributable event. The Trustee, at the time of the default, will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable
         Accrued Benefit. To the extent the loan is attributable to the Participant's Deferral Contributions Account, Qualified Matching Contributions Account or Qualified Nonelective Contributions Account, the Trustee will not reduce the Participant's Nonforfeitable Accrued Benefit unless the Participant has separated from Service or unless the Participant has attained age 591/2.

[N/A] (j) Does not treat the default as a distributable event. When an otherwise distributable event first occurs pursuant to Section 6.01 or
         Section 6.03 of the Plan, the Trustee will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or tile Plan's security interest in that Nonforfeitable Accrued Benefit.


         6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. The Advisory Committee will apply Section 6.02 of the Plan with the following modifications: (Choose (a) or (b))

[X]      (a) No modifications.

[N/A]    (b) The Plan permits the following annuity options:
         .

         Any Participant who elects a life annuity option is subject to the requirements of Sections 6.04(A), (B), (C) and (D) of the Plan. See
         Section 6.04(E). [Note: The Employer may specify additional annuity options in an addendum to this Adoption Agreement numbered 6.02(b).]

         6.03 BENEFIT PAYMENT ELECTIONS

Participant Elections after Separation from Service. A Participant is eligible to make distribution elections under Section 6.03 of the Plan may elect to commence distribution of his Nonforfeitable Accrued Benefit: (Choose (a) or (b))

[N/A] (a) As of any distribution date, but not earlier than Plan Year beginning after the Participant's Separation from Service.

[X] (b) As of the following date(s): (Choose at least one of Options (1) through(5))

         [N/A] (1) As of any distribution date after the close of the Plan Year in which the Participant attains Normal Retirement Age.

         [X] (2) Any distribution date following his Separation from Service.

         [N/A]    (3) Any distribution date in the__________________Plan Year(s)
                   beginning after his Separation from Service.

         [N/A]    (4)  Any  distribution   date  in  the  Plan  Year  after  the
                  Participant   incurs   Break(s)   in   Service   (as   defined
                  in Article V).

         [N/A] (5) Any distribution date following attainment of age______ and completion of at least _____ Years of Service (as defined in Article V).

         The  distribution  events described in the Elections made under Options
(a) or (b) apply equally to all Accounts maintained for the Participant.

Participant Elections Prior to Separation from Service - Regular Matching Contributions Account and Employer Contributions Account. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Regular Matching Contributions Account and Employer Contributions Account prior to his Separation from Service: (Choose (c) or at least one of (d) through (f))

[X]      (c) No distribution options prior to Separation from Service.

[N/A] (d) Attainment of Specified Age. Until he retires, the Participant has a continuing election to receive all or any portion of his Nonforfeitable interest in these Accounts after he attains: Choose (1) or (2))

         [N/A]    (1) Normal Retirement Age.

         [N/A] (2) _____ years of age and is at least _____% vested in these Accounts. [Note: If the percentage is less than 100%, see the special vesting formula in Section 5.03.]

[N/A] (e) After a Participant has participated in the Plan for a period of not less than _____ years and he is 100% vested in these Accounts, until he retires, the Participant has a continuing election to receive all or any portion of the Accounts. [Note: The number in the blank space may not be less than 5.]

[N/A] (f) Hardship. A Participant may elect a hardship distribution prior to his Separation from Service in accordance with the hardship distribution policy: (Choose (1) or (2); (3) is available only in addition to (1) or (2))

         [N/A]    (1) Under Section 6.01(A)(4) of the Plan.

         [N/A]    (2)..Under Section 14.11 of the Plan.

         [N/A] (3) In no event may a Participant receive a hardship distribution before he is at least ______% vested in these Accounts. [Note: If the percentage in the blank is less than 100%, see the special vesting formula in Section 5.03.]

Participant Elections Prior to Separation front Service - Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account prior to his Separation from Service: (Choose (g) or at least one of (h) or (i))

[N/A]    (g) No distribution options prior to Separation from Service.

[N/A] (h) Until he retires, the Participant has a continuing election to receive all or any portion of these Accounts after he attains: (Choose
         (1) or (2))

         [N/A]    (1) The later of Normal Retirement Age or age 59 1/2.

         [N/A]    (2) Age - (at least 59 1/2).

[X]      (i) Hardship. A Participant, prior to this Separation from Service, may
         elect.  a  hardship   distribution  in  accordance  with  the  hardship
         distribution policy under Section 14.11 of the Plan.

Sale of trade or business/subsidiary. If the Employer sells substantially all of the assets (within the meaning of Code ss.409(d)(2)) used in a trade or business or sells a subsidiary (within the meaning of Code ss.409(d)(3)), a Participant who continues employment with the acquiring corporation is eligible for distribution from his Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account: (Choose
(i) or (k))

[X] (j) Only as described in this Adoption Agreement Section 6.03 for distributions prior to Separation from Service.

[N/A] (k) As if he has a Separation from Service. After March 31, 1988, a distribution authorized solely by reason of this Option (k) must constitute a lump sum distribution, determined in a manner consistent with Code ss.401(k)(10) and the applicable Treasury regulations.

         6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVMNG SPOUSES. The annuity distribution requirements of Section 6.04: (Choose (a) or (b))


[X] (a) Apply only to a Participant described in Section 6.04(E) of the Plan (relating to the profit sharing exception to the joint and survivor requirements).

[N/A]    (b) Apply to all Participants.

                                   ARTICLE IX
        ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICIPANTS ACCOUNTS

9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. If a distribution (other than a distribution from a segregated Account and other than a corrective distribution described in Sections 14.07, 14.08, 14.09 or 14.10 of the
         Plan) occurs more than 90 days after the most recent valuation date, the distribution will include interest at: (Choose (a) or (b))

[X]      (a) 0% per annum. [Note: The percentage may equal 0%]

[N/A] (b) The 90 day Treasury bill rate in effect at the beginning of the current valuation period.

         9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS. Pursuant to Section 14.12, to determine the allocation of net income, gain or loss:
(Qhgoseonj1y those items, if any, which are applicable to the Employer's Plan)

[X]      (a) For salary reduction  contributions,  the Advisory  Committee will:
         (Choose (1), (2). (3) or (4))

         [X]      (1) Apply Section 9.11 without modification.

         [N/A]    (2) Use the segregated  account approach  described in Section
                  14.12.

         [N/A] (3) Use the weighted average method described in Section 14.12, based on a weighting period.

         [N/A]    (4) Treat as part of the relevant  Account at the beginning of
                  the   valuation   period   ____%  of  the   salary   reduction
                  contributions: (Choose (i) or (ii))

                  [N/A]    (i) made during that valuation period.

                  [N/A]    (ii) made by the following specified time:

[X]      (b) For matching  contributions,  the Advisory  Committee will: (Choose
         (1), (2) or (3))

         [X]      (1) Apply Section 9.11 without modification.

         [N/A] (2) Use the weighted average method described in Section 14.12, based on a weighting period.


         [N/A] (3) Treat as part of the relevant Account at the beginning of the valuation period ____% of the matching contributions allocated during the valuation period.

[N/A] (c) For Participant nondeductible contributions, the Advisory Committee will: (Choose (1), (2), (3) or (4))

         [N/A]    (1)  Apply Section 9.11 without modification.

         [N/A]    (2) Use the segregated  account approach  described in Section
                  14.12-

         [N/A] (3) Use the weighted average method described in Section 14.12, based on a weighting period.

         [N/A] (4) Treat as part of the relevant Account at the beginning of the valuation period _____% of the Participant nondeductible contributions: (Choose (i) or (ii))

                  [N/A]    (i) made during that valuation period.

                  [N/A]    (ii) made by the following specified time:

                                    ARTICLE X
                    TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

         10.14 VALUATION OF TRUST. In addition to each Accounting Date, the Trustee must value the Trust Fund on the following valuation date(s): Choose (a) or (b))

[N/A]    (a) No other mandatory valuation dates.

[X]      (b) (Specify) 3/31, 6/30 and 9/30.

                            EFFECTIVE, DATE, ADDENDUM
                              (Restated Plans Only)

         The Employer must complete this addendum only if the restated Effective Date specified in Adoption Agreement Section 1.18 is different than the restated effective date for at least one of the provisions listed in this addendum. In lieu of the restated Effective Date in Adoption Agreement Section 18, the following special effective dates apply: (Choose whichever elections apply)

[N/A]    (a) Compensation  definition.  The  Compensation  definition of Section
         1.12 (other than the $200,000 limitation) is effective for Plan Years beginning after_____________________. [Note. May not be effective later than the first day of the first Plan Year beginning after the Employer executes this Adoption Agreement to restate the Plan for the Tax Reform Act of 1986, if applicable.]

[N/A] (b) Eligibility conditions. The eligibility conditions specified in Adoption Agreement Section 2.01 are effective for Plan Years beginning after.

[N/A] (c) Suspension of Years of Service. The suspension of Years of Service rule elected under Adoption Agreement Section 2.03 ineffective for Plan Years beginning after.

[N/A] (d) Contribution/allocation formula. The contribution formula elected under Adoption Agreement Section 3.01 and the method of allocation elected under Adoption Agreement Section 3.04 is effective for Plan Years beginning after .

[N/A] (e) Accrual requirements. The accrual requirements of Section 3.06 are effective for Plan Years beginning after . [Note; If the effective date is later -than Plan Years beginning after December 31, 1989, the accrual requirements in the Plan prior to its restatement may not be more restrictive for post-1989 Plan Years than the requirements permitted under Adoption Agreement Section 3.06.]

[N/A] (f) Elimination of Net Profits. The requirement for the Employer not to have net profits to contribute to this Plan is effective for Plan Years beginning after__________________. [Note: The date specified may not be earlier than December 31, 1985.]

[N/A] (g) Vesting Schedule. The vesting schedule elected under Adoption Agreement Section 5.03 is effective for Plan Years beginning after .

[N/A] (h) Allocation of Earnings. The special allocation provisions elected under Adoption Agreement Section 9.11 are effective for Plan Years beginning after .

         For Plan Years prior to the special Effective Date, the terms of the Plan prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions. A special Effective Date may not result in the delay of a Plan provision beyond the permissible Effective Date under any applicable law requirements.

Execution Page

         The Trustee (and Custodian, if applicable), by executing this-Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Master Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) signified its acceptance, on this 28th -day of January, 1994.


Name and EIN of Employer:  Abraxas Production Corporation 74-2579442
                         ---------------------------------------------

Signed:____________________________
         Robert L. G. Watson

Name(s) of Trustee:        Bank One, Texas, N.A., San Antonio, Texas
                    ------------------------------------------------

Signed:____________________________



Name of Custodian:         N/A
                   ----------------
Signed:____________________________

[Note; A Trustee is mandatory. but a Custodian is optional. See Section 10.03 of the Plan.]

PLAN NUMBER. The 3-digit plan number the Employer assigns to this Plan for ERISA reporting purposes (Form 5500 Series) is: 001.

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The 3-digit number assigned to this Adoption Agreement (see page 1) is solely for the Master Plan Sponsor's recordkeeping purposes and does not necessarily correspond to the plan number the Employer designated in the prior paragraph. The Master Plan Sponsor offers the following Paired Pension Plan(s) with this Paired Profit Sharing Plan, identified by 3-digit adoption agreement number: 005 006.

MASTER PLAN SPONSOR. The Master Plan Sponsor identified on the First page of the basic plan document will notify all adopting employers of any amendment of this Master Plan or of any abandonment or discontinuance by the Master Plan Sponsor of its maintenance of this Master Plan. For inquiries regarding the adoption of the Master Plan, the Master Plan Sponsor's intended meaning of any plan provisions or the effect of the opinion letter issued to the Master Plan Sponsor, please contact the Master Plan Sponsor at the following address and telephone number: 105 South St. Mary's Street - Trust Department San Antonio, Texas 78205-2810 (210) 271-8689.

RELIANCE ON OPINION LETTER. If the Employer does not maintain (and has never maintained) any other plan other than this Plan and a Paired Pension Plan, it may rely on the Master Plan Sponsor's opinion letter covering this Plan for purposes of plan qualification. For this purpose, the Employer has not maintained another plan if this Plan, or the Paired Pension Plan, amended and restated that prior plan and the prior plan was the same type of plan as the restated plan. If the Employer maintains or has maintained another plan other than a Paired Pension Plan, including a welfare benefit fund, as defined in Code ss.419(e), which provides post-retirement medical benefits for key employees (as defined in Code ss.419A(d)(3)), or an individual medical account (as defined in Code ss.415(l)(2)), the Employer may not rely on this Plan's qualified status unless it obtains a determination letter from the applicable IRS Key District office.

                             PARTICIPATION AGREEMENT
         For Participation by Related Group Members (Plan Section 1.30)

         The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.03 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Master Plan as made by Abraxas Production Corporation, the Signatory Employer to the Execution Page of the Adoption Agreement.

         1. The Effective Date of the undersigned Employer's participation in the designated Plan is: January 1, 1993.

         2. The undersigned Employer's adoption of this Plan constitutes:

[N/A]    (a) The adoption of a new plan by the Participating Employer.

[X] (b) The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as Abraxas 401(k) Profit Sharing Plan and having an original effective date of January 1, 1993.

         Dated this 28th day of January, 1994.

                  Name of Participating Employer: Abraxas Petroleum Corporation

                  Signed:_______________________________________


                  Participating Employer's EIN; 74-2584033

Acceptance by the Signatory Employer to the Execution Page of the Adoption Agreement and by the Trustee.

                   Name of Signatory Employer:  Abraxas Production Corporation

Accepted:________________
             Date

                          Signed:________________________________

                          Name(s) of Trustee: Bank One, Texas, N.A.,
                                  San Antonio, Texas
Accepted:________________
              Date        Signed:________________________________

[Note: Each Participating Employer must execute a separate Participation Agreement. See the Execution Page of the Adoption Agreement for important Master Plan information..]

                                                                  EXHIBIT 10.5

                          ABRAXAS PETROLEUM CORPORATION
                           DIRECTOR STOCK OPTION PLAN


         Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), hereby formulates and adopts the following Director Stock Option Plan (the "Plan") for non-officer members of the Board of Directors of the Company who are not employees or officers of the Company.

         1.       Purpose.

         The Abraxas Petroleum Corporation Director Stock Option Plan (the "Plan") is intended to promote the best interests of the Company and its stockholders by enabling the Company to attract and retain persons of exceptional ability as directors and by providing an incentive to directors of the Company in the form of an equity participation in the Company.

         2.       Definitions.

         The following terms shall have the following meanings when used herein unless the context clearly otherwise requires:

                   (a) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                   (b) "Company" means Abraxas Petroleum Corporation, a Nevada corporation, and any subsidiary corporation, as defined in Section 424(f) of the Code, to which the Board of Directors of Abraxas Petroleum Corporation has determined to extend the application of the Plan.

                   (c) "Common Stock" means Common Stock, par value $.01 per share, of the Company issued pursuant to the Plan.

                   (d) "Eligible Participant" means any member of the Board of Directors of the Company who has not, within one year immediately preceding the determination of such director's eligibility, (i) been an employee of the Company and (ii) received any award under any plan of the Company or any of its affiliates that entitles the participants therein to acquire shares of Common Stock or other securities of the Company or any of its affiliates (other than the Plan or any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Exchange Act).

                   (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                   (f) "Exercise Price" means the price at which a share of Common Stock may be purchased by a particular Participant pursuant to the exercise of an Option, as determined in accordance with Section 8 hereof.

                   (g) "Option Agreement" means an agreement by and between a Participant and the Company setting forth the specific terms and conditions of an Option as well as the specific terms and conditions under which Common Stock may be purchased by such Participant pursuant to the exercise of such Option. Such Option Agreement shall be subject to the provisions of the Plan (which shall be incorporated by reference therein) and shall be in substantially the form attached hereto as Exhibit A.

                   (h) "Option" means the right of a Participant to purchase shares of Common Stock in accordance with the terms of the Plan and the Option Agreement which does not qualify as an incentive stock option under Section 422 of the Code, at a fixed option price equal to no less than 100 percent of the Fair Market Value (as defined in Section 8 hereof) of the Common Stock on the date the Option is granted.

                   (i) "Participant" means any Eligible Participant who is a party to an Option Agreement.

         3.       Adoption and Administration of Plan.

         The Plan shall become effective upon approval by the stockholders of the Company at the Annual Meeting of Stockholders held on May 16, 1996 or at any adjournments or postponements thereof. Upon such effectiveness, except as otherwise set forth herein, any action taken by the Board of Directors of the Company with respect to the implementation, interpretation or administration of the Plan shall be final, conclusive and binding including, without limitation, the grant of any Options pursuant to the Plan. The Plan shall be administered by the Board of Directors.

         4.       Total Number of Shares of Common Stock.

         The number of shares of Common Stock which may be issued in the aggregate by the Company under the Plan pursuant to the exercise of Options granted hereunder shall not be more than 104,000. Such shares of Common Stock may be issued out of the authorized and unissued shares of Common Stock of the Company or out of shares of Common Stock held in the Company's treasury. Any shares subject to an Option which expires or is terminated unexercised as to such shares may again be subject to an Option under the Plan, subject to adjustment pursuant to the provisions of Section 12 hereof.

         5.       Term.

         The Plan will continue until May 16, 2006 or until all shares of Common Stock issuable pursuant to the Plan shall have been issued.

         6.       Eligibility and Formula Awards.

                  (a) All members of the Board of Directors of the Company who are Eligible Participants shall be eligible to receive Options under the Plan. All of the Options granted under the Plan shall be subject to all of the terms and conditions of the Plan and of the Option Agreement under which they are granted.

                  (b) On June 1, 1996, each person who is, as of June 1, 1996, an Eligible Participant shall be granted an Option to purchase 8,000 shares of Common Stock. Each person who becomes an Eligible Participant on or after June 1, 1996 shall be granted, on the date such person first becomes an Eligible Participant, an Option to purchase 8,000 shares of Common Stock.

         7.       Grant, Exercise Rights and Termination of Options.

                  (a) An Eligible Participant shall have an Option, and shall thereby become and be a Participant, only upon the due execution by such Eligible Participant and the Company of an Option Agreement (in the form attached hereto as Exhibit A).

                  (b) An Option of a Participant may be exercised during the period such Option is in effect and as set forth herein and in the Option Agreement, and only if compliance with all applicable federal and state securities laws can be effected, and may be exercised only by (i) such Participant's completion, execution and delivery to the Company of a notice of exercise as supplied by the Company and (ii) the payment to the Company of the aggregate Exercise Price, as provided under Section 9 hereof, for the shares of Common Stock to be purchased pursuant to such exercise (as shall be specified by such Participant in such notice) in accordance with the terms of the Plan and the Option Agreement. Except as specifically provided by a duly executed Option Agreement or unless waived by the Board of Directors of the Company, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law, except by will or the laws of descent and distribution.

                  (c) Notwithstanding any terms or provisions of the Plan to the contrary, the Board of Directors of the Company may delegate to the appropriate officer or officers of the Company the authority to prepare, execute and deliver any Option Agreement reflecting any Option granted under the Plan; provided, however, that any such Option Agreement shall be consistent with the terms and conditions of the Plan.

                  (d) Subject to the provisions of Section 13 hereof, Options granted pursuant to the Plan shall become exercisable according to the following schedule: (i) 25% shall become exercisable on the first anniversary of the date of grant; (ii) 25% shall become exercisable on the second anniversary of the date of grant; (iii) 25% shall become exercisable on the third anniversary of the date of grant; and (iv) 25% shall become exercisable on the fourth anniversary of the date of grant; provided, however, that the Participant must be an Eligible Participant at each of the vesting dates and, except as otherwise set forth in the Option Agreement, no Options may be exercised after the expiration of ninety (90) days from the date a Participant ceases to be an Eligible Participant.

         8.       Purchase Price of Common Stock.

         The Exercise Price of an Option shall be equal to one hundred percent (100%) of the Fair Market Value of the shares of Common Stock of the Company on the date that such Option shall be granted. The Fair Market Value of the shares of Common Stock of the Company shall be the closing price on any given date or, if no shares of the Common Stock are traded on such date, the most recent prior date on which shares of the Common Stock were traded, as quoted on the principal stock exchange on which the Common Stock has been listed, or if the Common Stock is not listed on an exchange, the NASDAQ National Market or the NASDAQ Small Cap Market or, if the Common Stock is not quoted on the NASDAQ Stock Market or the NASDAQ Small Cap Market, the average of the final bid and final asked prices for a share of the Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices) or if the Common Stock is no longer publicly traded, as determined by the Board of Directors in good faith.

         9.       Payment for Shares of Common Stock.

         Payment by each Participant for the shares of Common Stock purchased hereunder shall be made in accordance with the terms of any Option Agreement executed by such Participant.

         10.      Costs and Expenses.

         All costs and expenses with respect to the adoption, implementation, interpretation and administration of the Plan shall be borne by the Company; provided, however, that, except as otherwise specifically provided in the Plan or the applicable Option Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Option Agreement, the Plan or any Option or Common Stock held by any Participant.

         11.      No Prior Right of Award.

         Nothing in the Plan shall be deemed to give any director of the Company, or his legal representatives or assigns, or any other person or entity claiming under or through him, any contract or other right to participate in the benefits of the Plan. Nothing in the Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to engage any individual (whether or not a Participant). The Plan shall not affect, in any way, the right of the Company to remove any director (whether or not a Participant) at any time and for any reason whatsoever. No change of a Participant's duties as a director of the Company shall result in a modification of the terms of any rights of such Participant under the Plan or any Option Agreement executed by such Participant.

         12.      Changes in Capital Structure.

         If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of Common Stock theretofore reserved for the purposes of the Plan, whether or not such shares are at the time subject to outstanding Options, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if the Board shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the Plan, or in any Options theretofore granted or which may be granted under the Plan, then such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan. In making any such substitution or adjustment pursuant to this Section 12, fractional shares may be ignored.

         The Board shall have the power, in the event of any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation with or into the Company, to amend all outstanding Options to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation (but not more than ten (10) years after the date of grant of any incentive stock option) and to terminate each such Option as of such effective date.

         13. Acceleration; Change in Control. Unless expressly provided to the contrary in the Option Agreement:

                   (a)  Upon  the   occurrence   of  a  Change  of  Control  (as
hereinafter defined), Options shall automatically become fully vested and exercisable;

                   (b) Anything in this Plan to the contrary notwithstanding, no termination, amendment or modification of this Plan after the occurrence of a Change of Control shall in any manner adversely affect any Eligible Participant's rights under this Section 13 without the written consent of the Eligible Participant affected by such termination, amendment or modification.

                   (c) The term "Change of Control" shall mean the occurrence of any of the following events:

                           (i) any  "person"  or "group" (as such terms are used
in Section 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 20% or more of the combined voting power of the Company's then outstanding securities;

                           (ii) any person or group shall make a tender offer or
an exchange offer for 20% or more of the combined voting power of the Company's then outstanding securities;

                           (iii)  at  any  time   during   any   period  of  two
consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Company directors then still in office who either were the Company directors at the beginning of the period or whose election or nomination for election was previously so approved ("Current Directors"), cease for any reason to constitute a majority thereof;

                           (iv) the Company shall consolidate, merge or exchange
securities with any other entity and the stockholders of the Company immediately before the effective time of such transaction do not beneficially own, immediately after the effective time of such transaction, shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock entitled to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the consolidation, merger or share exchange would be entitled for the purpose of electing directors or where the Current Directors immediately after the effective time of the consolidation, merger or share exchange would not constitute a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation, merger or share exchange; or

                           (v) any person or group  acquires  50% or more of the
Company's assets.

         Notwithstanding the foregoing, however, a Change in Control shall not be deemed to occur merely by reason of an acquisition of Company securities by, or any consolidation, merger or exchange of securities with, any entity that, immediately prior to such acquisition, consolidation, merger or exchange of securities, was a "subsidiary", as such term is defined below. For these purposes, the term "subsidiary" means (a) any corporation of which 95% of the capital stock of such corporation is owned, directly or indirectly, by the Company and (b) any unincorporated entity in respect of which the Company has, directly or indirectly, an equivalent degree of ownership.

         14.      Amendment or Termination of Plan.

         Except as otherwise provided herein, the Plan may be amended or terminated in whole or in part by the Board of Directors of the Company (in its sole discretion), but no such action shall adversely affect or alter any right or obligation with respect to any Option or Option Agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service. Notwithstanding anything else herein contained to the contrary, (a) stockholder approval shall be required for any amendment which will (i) increase the aggregate number of shares of Common Stock that may be issued and sold under the Plan, or (ii) change the designation of class of persons eligible to receive options; and (b) the provisions of the Plan relating to (i) the number of shares of Common Stock for which an option may be granted, (ii) the option price, (iii) the timing of the grant and vesting of an option, may not be amended more than once every six months, with the exception of amendments required to be made so that the Plan continues to comply with the Code, ERISA, or the regulations promulgated or proposed thereunder.

         15.      Burden and Benefit.

         The terms and provisions of the Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant's executors and administrators, estate, heirs and personal and legal representatives.

         16.      Gender.

         The use of any gender hereunder shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

         17.      Headings.

         The headings and other captions contained in the Plan are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of the Plan.

                                                                 EXHIBIT 10.36




                              MANAGEMENT AGREEMENT

                                     BETWEEN

                       CANADIAN ABRAXAS PETROLEUM LIMITED

                                       AND

                             CASCADE OIL & GAS LTD.

                                TABLE OF CONTENTS

                                                                    Page

ARTICLE 1         INTERPRETATION...................................... 1

1.1      Definitions.................................................. 1
1.2      Other Definitions............................................ 2
1.3      Headings..................................................... 2

ARTICLE 2         THE MANAGER......................................... 2

2.1      Management Services and Duties............................... 2
2.2      Consultation................................................. 4
2.3      Budget   4
2.4      Disposition of Proceeds; Reports; Limitation of Authority.... 4
2.5      Standard of Care............................................. 5
2.6      Manager as Operator.......................................... 6
2.7      Marketing of Petroleum Substances............................ 6
2.8      Taking in Kind............................................... 6

ARTICLE 3         MANAGER'S FEES AND EXPENSES......................... 6

3.1      Reimbursable Costs........................................... 6
3.2      General and Administration Sharing........................... 7

ARTICLE 4         ACTIVITIES OF THE MANAGER........................... 8

4.1      Other Activities............................................. 8
4.2      Additional Information....................................... 8
4.3      Restrictions and Duties...................................... 8
4.4      No Liability for Advice...................................... 8

ARTICLE 5         INDEMNIFICATION OF MANAGER.......................... 9
5.1      Indemnification.............................................. 9
5.2      Indemnification.............................................. 9

ARTICLE 6         TERM AND TERMINATION................................ 9

6.1      Term     .................................................... 9
6.2      Resignation and Default...................................... 9
6.3      Waiver   10
6.4      Effect of Waiver.............................................11
6.5      Termination..................................................11

ARTICLE 7         COVENANTS OF THE MANAGER............................12

7.1      Terms    ....................................................12

ARTICLE 8         MISCELLANEOUS.......................................12

8.1      No Partnership or Joint Venture .............................12
8.2      Amendments...................................................12
8.3      Assignment...................................................13
8.4      Severability.................................................13
8.5      Notices......................................................13
8.6      Reliance.....................................................14
8.7      Force Majeure................................................14
8.8      Power of Attorney............................................14
8.9      Applicable Law...............................................15

                              MANAGEMENT AGREEMENT

This Agreement dated as of the 12th day of November, 1996 among: Cascade Oil & Gas Ltd., a corporation incorporated under the laws of Alberta, having its registered office and general place of business in Calgary, Alberta ("the Manager") of the first part and Canadian Abraxas Petroleum Limited, a corporation incorporated under the laws of Canada ("Abraxas") of the second part

         WHEREAS, Abraxas has acquired and intends to acquire oil and gas properties; and

         WHEREAS, Abraxas wishes to retain the Manager to provide certain services in connection with the Assets; and

         WHEREAS, the Manager is willing to render such services on the terms and conditions hereinafter set forth; and

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1      Definitions

         As used herein, the following terms shall have the meanings set forth below:

         "Administrative Cost Amount" means the amount payable to the Manager pursuant to clause 3.2 hereof;

         "Affiliates" means those corporations that are affiliated for the purpose of the Business Corporations Act (Alberta);

         "Assets" means the petroleum and natural gas assets of Abraxas acquired through the acquisition of CGGS Canadian Gas Gathering Systems Inc. and not disposed of by Abraxas together with other petroleum and natural gas assets acquired by Abraxas from time to time and expressly made subject to the terms hereof by agreement among the parties;

         "Controlled" shall have the meaning ascribed to such term in the Business Corporations Act (Alberta);

         "Operator" means the operators appointed pursuant to the Operating Agreements from time to time;

         "Operating   Agreements"  means  the  operating  agreements,   if  any,
governing the operation of the Assets;

         "Operating Procedure" shall mean the CAPL 1990 Operating Procedure together with the PASC 1988 Accounting Procedure, each incorporating the elections and amendments set out and described in Schedule "A";

1.2      Other Definitions

Capitalized terms not otherwise defined herein shall be ascribed the meaning ascribed thereto in the Operating Procedure.

1.3      Headings

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this agreement.

                                    ARTICLE 2
                                   THE MANAGER

2.1      Management Services and Duties

         Subject to the terms hereof, Abraxas hereby appoints the Manager and the Manager hereby accepts the appointment to undertake on behalf of Abraxas all matters pertaining to the management of the Assets including, without limiting the generality of the foregoing, the following matters:

         (a) on a timely basis to keep Abraxas fully informed with respect to the exploration, development, operation and disposition of, and other dealings with the Assets and with respect to the marketing or other disposition of the Petroleum Substances produced therefrom;

         (b) administer all land records and documents relating to the Assets including the setting up and maintaining of document and correspondence files, land files and records and provide land and title services related to the Assets (including the examination and evaluation of any title documents) and arrange for the examination and preparation of legal documents or such other services as may be required in connection with the maintenance of land and title records relating to the Assets; provided that the Manager shall not be deemed to make any warranty of title with respect to the Assets;

         (c) keep and maintain at its office in Calgary, Alberta at all times books, records and accounts which shall contain particulars of all operations, receipts and disbursements relating to the Assets, which books, records and accounts shall record the revenue, expenses and other business transactions of Abraxas in respect of the Assets in form satisfactory to Abraxas;

         (d) provide all necessary services where Abraxas acts or is required to act as operator of any of the Assets (but in the event the Manager does so act, it shall be entitled to the fees paid to the operator pursuant to the Operating Agreements applicable to such Assets), and where no third party Operating Agreement exists in respect of any Petroleum Rights, act as operator thereof pursuant to the terms of the Operating Procedure;

         (e) review all data, information, notices and requests tendered by any third party operator, and take such action as is determined by the Manager to be in Abraxas' best interest unless the matter involves an expenditure over $50,000 net to Abraxas (other than operating costs incurred in the ordinary course of business) in which case, the Manager shall advise Abraxas as to its alternative courses of action, make Manager's recommendation and then obtain approval of such action as Abraxas shall determine and, where necessary, to facilitate the action so determined, arrange for any required expertise on behalf of Abraxas;

         (f) negotiate, on behalf of and in the name of Abraxas and arrange for any and all contracts with third parties for the proper management and operation of the Assets;

         (g) make available, in performing its duties hereunder, the office space, equipment and staff including all accounting, secretarial, corporate and administrative services as may be reasonably necessary to perform its duties hereunder;

         (h) unless produced Petroleum Substances are taken in kind by Abraxas as herein provided, sell or arrange for the sale of Petroleum Substances produced from the Assets, invoice third parties as required and effect the collection of receivables relating thereto;

         (i) arrange for such audit, legal, insurance and other professional services as are required by Abraxas in connection with the Assets from time to time;

         (j) arrange for all required petroleum engineering and geological services to adequately assess and evaluate the Assets from time to time and as requested or required by Abraxas or its lenders;

         (k) arrange for the payment of all properly payable costs, expenses, rentals, royalties and similar payments and all property, severance and similar taxes in respect of the Assets incurred by or on behalf of Abraxas;

         (l) where requested by Abraxas, provide assistance in connection with arranging financing or production hedging in respect of the Assets including providing, or where appropriate to the circumstances, technical engineering and geological assistance, and providing financial analysis and general business advice on the terms and conditions of any such financing;

         (m) subcontract to third parties, with the prior written consent of and on terms satisfactory to Abraxas, the responsibilities of the Manager hereunder;

         (n)  prepare  and  distribute  to  Abraxas  all  statements,   reports,
receipts, notices, and other papers as may be necessary, desirable or requested from time to time by Abraxas;

         (o) file, or cause to be filed, all reports or other information required by any governmental authority with jurisdiction over the Assets; and

         (p) do all other and further things necessary or desirable to operate the Assets for the benefit of Abraxas in accordance with good oil and gas industry practice.

2.2      Consultation

         The Manager shall advise and consult with Abraxas from time to time as requested by Abraxas and in any event with regard to any material matters relating to the orderly development and operation of the Assets. For greater certainty, but without limiting the generality of the foregoing, the Manager shall consult with Abraxas before commencing, initiating or participating in any operation in respect of the Assets which has the possibility of causing material damage to the Assets (such damage to include such things as damaging the reserves so as to cause a loss of recoverability of reserves and environmental damage) or which is a novel operation or is a novel use of an operation which does not yet have general acceptance in the oil and gas industry unless required due to an emergency risking life or property.

2.3      Budget

         The Manager shall on or prior to November 30 of each year prepare and furnish to Abraxas for approval, a budget, setting forth the expected production from its respective interests in the Assets and the expected operating and capital expenditures related to the Assets and containing such other matters as should properly be included in such an annual budget or as are requested by Abraxas.

2.4      Disposition of Proceeds; Reports; Limitation of Authority

         Notwithstanding  that  Abraxas  may be named in any land and  Operating
Agreements applicable to the Assets, Abraxas shall direct all third party operators of the Assets to pay proceeds owing to Abraxas to the Manager.

         The Manager shall maintain a cash float (the "cash float") as may be agreed to by the Manager and Abraxas from time to time. The Manager may retain revenues from time to time to maintain the cash float balance.

         Unless otherwise directed by Abraxas, the Manager shall distribute all net proceeds received by it in respect of the Assets, less the amounts necessary to maintain the cash float, on a monthly basis by the 15th day after the end of each month in which such proceeds were received by Manager, commencing December 15, 1996, together with a cash reconciliation and a report for the month immediately preceding such month describing operations in respect of the Assets for such preceding month, which report shall include an accounting of all revenues and expenses, a general description of operations carried out in respect of the Assets, a report on the sale price received for the production of Petroleum Substances from the Assets, any extraordinary events affecting the Assets, a description of any and all spills, leaks or discovery of environmental damage caused by or affecting the Assets, and any other information as may be requested by Abraxas from time to time.

         The Manager shall promptly notify Abraxas when it discovers or is advised of any significant environmental damage or potential environmental damage affecting or caused by the Assets and shall, subject to consultation with Abraxas, take such action as it deems necessary or desirable to deal with such environmental damage in accordance with good oil and gas industry practice.

         Notwithstanding anything contained herein, the Manager shall not be entitled to commit Abraxas to any expenditure for the account of Abraxas for any single operation the total estimated cost of which is in excess of $50,000 to the account of Abraxas other than operating costs incurred in the ordinary course of business, without the prior direction of Abraxas, unless required due to an emergency risking life or property.

         Where cash calls are made by the Operator pursuant to the Operating Agreements, the Manager shall satisfy such cash calls out of the proceeds received by the Manager on account of Abraxas, and the cash float and to the extent the Manager does not have sufficient monies of Abraxas to satisfy the cash calls, the Manager shall timely notify Abraxas of the cash call and Abraxas shall deliver to the Manager the amount of the cash call within the time specified by the Manager in respect of such cash call. The Manager shall in no event be required to lend any money to Abraxas.

2.5      Standard of Care

                  In exercising its powers and discharging its duties under this agreement, the Manager shall act in a manner determined by it to be in Abraxas' best interest and shall exercise that degree of care, diligence and skill that a reasonably prudent advisor and manager in respect of petroleum and natural gas properties in Western Canada would exercise in comparable circumstances. It is acknowledged and understood by the parties hereto that the Manager may in its capacity as advisor and manager delegate specific aspects of its obligations hereunder to any corporation, firm, person or other entity, provided that such obligation shall not relieve the Manager of any of its obligations under this agreement.

2.6      Manager as Operator

         Where the Manager is required to act as the Operator on behalf of Abraxas, it shall operate in accordance with the terms and conditions of the applicable Operating Agreements. In the event the Manager and Abraxas own 100% of the working interest in Assets not otherwise operated, the Operating Procedure shall apply to them and the Manager shall operate such assets in accordance with the Operating Procedure; provided that in the event there is a conflict between the Operating Procedure and this agreement, this agreement shall prevail.

2.7      Marketing of Petroleum Substances

         Subject to terms of the applicable Operating Agreements, the Manager, unless Abraxas is taking produced Petroleum Substances in kind, shall market and dispose of all Petroleum Substances produced from the Assets on such terms and conditions as it shall determine satisfactory to it except where it is satisfied with the terms of sale by the third party operator in which case it shall supervise the marketing and disposition of the Petroleum Substances as conducted by the third party operator. Notwithstanding the foregoing, the Manager shall not enter into any sales contract without the written consent of Abraxas (i) for oil having a term in excess of one year unless such contract can be terminated on not greater than 60 days notice; and (ii) for natural gas with volumes, net to Abraxas, in excess of one million cubic feet per day having a term exceeding one year, unless the contract may be terminated by Abraxas at any time on not greater than one year's notice to the applicable purchaser.

2.8      Taking in Kind

                  Subject to terms of the applicable Operating Agreements, Abraxas shall have the right to take its share of the Petroleum Substances produced from the Assets in kind and separately dispose of same and if Abraxas chooses to do so, the Manager shall promptly supply Abraxas any and all information required to effectively market and dispose of Abraxas' share of Petroleum Substances.

                                    ARTICLE 3
                           MANAGER'S FEES AND EXPENSES

3.1      Reimbursable Costs

         Abraxas shall reimburse or pay the Manager for all reasonable costs and expenses paid or to be paid by the Manager properly attributable to Abraxas and paid directly to third parties by or on behalf of Abraxas including, without limitation, all costs and expenses relating to financial accounting, audits, bank consulting services, legal, engineering and geological consulting services, joint venture audits, land administration, insurance and those duties for which the Manager is obligated to arrange in clause 2.1 hereof. Where any services are requested by Abraxas for its sole benefit, Abraxas shall be solely responsible for such costs. The Manager shall not be entitled to contract out services with third parties without the written consent of Abraxas unless such services are not within the expertise of the Manager or are not services ordinarily conducted by the Manager, in which case the Manager will consult with and advise Abraxas of preferable third party service providers. Nothing herein shall be interpreted as requiring the Manager to expend its own funds on behalf of Abraxas.

3.2      General and Administration Sharing

         It is the intention of the parties that Abraxas shall reimburse the Manager for that proportion of the Manager's general overhead attributable to its management expenses for the performance of its obligations hereunder (the "Administrative Cost Amount"), and no more. Abraxas shall pay to the Manager an estimated annual Administrative Cost Amount for the Manager's general overhead, as determined below, payable in equal monthly installments. The Administrative Cost Amount for each calendar year, or lesser period for any period in which the Manager provides services for less than a twelve (12) month period (such stub period or twelve (12) month period being referred to as a "Period") shall be, unless otherwise agreed by the Manager and Abraxas, that percentage of the general and administrative costs of the Manager (excluding, for greater certainty any corporate costs relating to its corporate existence, compliance with corporate and securities legislation, costs of financing, whether debt or equity, and costs of a similar nature) equivalent to that percentage that the gross revenues attributable to the Assets of Abraxas managed by the Manager are of the aggregate gross revenues of all assets managed by Cascade. On or before sixty (60) days following the commencement of any period, the Manager shall reasonably and in good faith estimate the Administrative Cost Amount for such period and notify Abraxas of such estimated Administrative Cost Amount. The estimated Administrative Cost Amount for the initial period shall be as determined by the Manager. For all subsequent periods, in the event Abraxas does not agree with the Manager's estimate and Abraxas and the Manager cannot agree on an estimated Administrative Cost Amount for a period, the estimated Administrative Cost Amount for such period shall be equal to the estimated
Administrative Cost Amount for the previous period. If at any time during a period, the Manager or Abraxas determine that the estimated Administrative Cost Amount shall be materially incorrect as a result of an event, the Manager shall provide a new estimated Administrative Cost Amount and all subsequent monthly installments of such period shall be adjusted so that the aggregate of installments to the Manager shall equal "to the revised estimated Administrative Cost Amount". As soon as possible after the end of each period, but in no event no later than 140 days after the end of such period, the Manager shall cause its auditors to calculate the actual general administrative costs and the percentage allocated to the performance of its obligations hereunder calculated as set forth in this clause or as otherwise agreed by Abraxas and the Manager. Abraxas and the Manager shall make an adjustment based on the difference between the amount calculated by the auditor as the actual Administrative Cost Amount and the estimated Administrative Cost Amount for such period. For greater certainty, any fees received as overhead reimbursements under operating agreements shall be deducted from the Manager's general and administrative costs for the purpose of calculating the Administrative Cost Amount pursuant hereto.

                                    ARTICLE 4
                            ACTIVITIES OF THE MANAGER

4.1      Other Activities

         The parties hereto hereby acknowledge that the Manager is engaged in and will continue to engage in the oil and gas business in Canada and elsewhere. Accordingly, the Manager will divide its resources between its obligations under this agreement and other operations in which Abraxas will not have, or be entitled to, any interest. Such other operations will include the acquisition, disposition and exploitation of Canadian resource properties. The parties hereto consent to such activities and they agree that nothing herein shall prevent the Manager or any of its officers, directors or employees or any of its Affiliates from having other business interests or from engaging in any other business activities relating to Canadian resource property including the ownership thereof. In the event that the interests of the Manager are in conflict with those of Abraxas, the Manager shall notify Abraxas of such conflict and shall be obliged to make decisions acting in good faith, having regard to the best interests of such parties and in a manner that would not contravene the obligations of the Manager to Abraxas.

4.2      Additional Information

         The parties hereto acknowledge that exploration and development activities on the Assets may have the incidental affect of providing additional information with respect to, or augmenting the value of, properties in which the Manager or its Affiliates have an interest and the parties hereto agree that neither the Manager nor its Affiliates shall be liable to account to any of them with respect to such activities or results, provided that the Manager shall not act in a manner that would contravene its obligations to Abraxas.

4.3      Restrictions and Duties

         During the term of this agreement, the Manager shall:

         (a) unless otherwise agreed, not commingle its own funds or the funds of any other persons with any funds held by it on behalf of Abraxas; and

         (b) not "step-up" any cost by reason of transactions among Affiliates of the Manager and accordingly, all costs charged to Abraxas will be the lowest amount of costs incurred by the Manager or any Affiliate thereof.

4.4      No Liability for Advice

         The Manager shall not be liable, answerable or accountable for any loss or damage resulting from the advice given by the Manager or the exercise by the Manager of a discretion or its refusal to exercise a discretion, provided that the Manager has acted in a faithful, diligent and honest manner and is not in breach of any of its obligations hereunder.

                      ARTICLE 5 INDEMNIFICATION OF MANAGER

5.1      Indemnification

                  The Manager and any person who, at the request of the Manager, is serving or shall have served as a director, officer or employee of the Manager shall be indemnified by Abraxas against all liabilities and expenses (including judgments, fines, penalties, amounts paid in settlement and counsel fees) arising from or related in any manner to this agreement, unless the liability or expenses (as described above) results from the willful misfeasance, bad faith or gross negligence of the Manager or its Affiliates.

5.1      Indemnification

         The foregoing right of indemnification shall not be exclusive of any other rights to which the Manager or any person referred to in Section 5.1 may be entitled as a matter of law or which may be lawfully granted to it.

                                    ARTICLE 6
                              TERM AND TERMINATION

6.1      Term

         The term of this agreement is for an initial term of twenty-four (24) months from and including the date hereof (the "Primary Term") and thereafter this agreement shall be automatically renewed from month to month unless and until terminated by either party by written notice delivered to the other at any time after the Primary Term, which notice shall be delivered at least 90 days prior to the proposed termination date, subject to earlier termination in accordance with the terms of this agreement.

6.2      Resignation and Default

         This agreement shall terminate automatically in the event that:

A.       the Manager:

         institutes proceedings to be adjudicated as a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it;

         files a  petition  or  consent  seeking  reorganization,  readjustment,
arrangement   or  similar   relief  under  any  Federal  or  provincial   debtor
legislation;]

         consents or is subject to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy in respect of all or any portion of its assets or the Manager or its assets become subject to foreclosure or other realization;

         makes an assignment of its assets for the benefit of creditors other than by way of security for a then current loan; or

         a court having jurisdiction in the premises enters a decree or order:

         judging the Manager bankrupt or insolvent under any Canadian bankruptcy law; or

         for the appointment of a receiver or trustee or assignee in bankruptcy of the Manager or its assets; or

         any proceeding with respect to the Manager is commenced under the Companies Creditors Arrangements Act (Canada) or similar legislation relating to a compromise or arrangement with creditors or claimants;

B. Abraxas may terminate this agreement on ten (10) days written notice in the event that:

         the Manager defaults in the performance of any material obligations under this agreement and has not remedied such default within 30 days of receipt by the Manager of notice of such default from Abraxas or, where such default can be remedied but not within 30 days, promptly commenced to remedy and diligently pursues the remedy of such default but the Manager has not remedied such default within ninety days of receipt of notice of such default. Any such notice of default shall not be valid unless reasonable particulars of the default are provided;

         the Manager voluntarily suspends transaction of its usual business in connection with the Assets;

         the Manager ceases to be controlled by Abraxas Petroleum Corporation or its affiliates; or

         Don Engle or Roger Bruton cease to be employed by Manager as President and Vice-President, respectively.

6.3      Waiver

         Abraxas may, by written notice, at any time and from time to time:

         waive performance of any term or provision of this agreement required to be performed by the Manager;

         waive any default under this agreement; and

         grant any extension of time for the performance of any term or provision of this agreement including the period of time after which an event becomes a default.

6.4      Effect of Waiver

                  If a default has been waived, it shall be deemed for all purposes never to have occurred and if a period of time has been extended, such extended period shall, for all purposes, be deemed to have begun from the beginning of such period provided that no waiver shall constitute a waiver of any subsequent default for non-performance.

6.5      Termination

                  Upon the effective date of termination of this agreement, the Manager shall forthwith:

         pay to or to the order of Abraxas all monies, if any, collected and held pursuant to this agreement, after deducting any amounts incurred to which it is then entitled;

         deliver to or to the order of Abraxas complete reports including statements showing all payments collected, and a statement of all monies held by it pursuant to this agreement during the period following the date of the last statements furnished to such parties pursuant to this agreement;

         to the extent that it is able, subject to legislative and contractual restrictions, deliver or cause to be delivered to Abraxas and, where applicable, transfer and novate into the name of Abraxas or their nominees, as appropriate, all property, files, reports and documents then in the custody or subject to control of the Manager which it is holding pursuant to the terms hereof; and

         transfer  its  duties  and   responsibilities  as  Operator  under  the
Operating Agreements and Operating Procedure to Abraxas or its designate.

         The Manager shall do all such things and execute all such documents, instruments and assurances as may be desirable or required to provide an orderly transfer of the duties and responsibilities of the Manager to Abraxas or its designee.

         Notwithstanding the termination of this agreement, unless terminated pursuant to clause 6.2, other than 6.2(B)(c), Abraxas shall compensate for any financial commitments incurred by the Manager with the approval of Abraxas which were required to perform its duties hereunder which cannot be terminated on ninety days notice or less to the extent the underlying equipment or services are not required by the Manager in its other activities; provided that the Manager shall take all reasonable steps to minimize the expense of any such commitment to Abraxas.

                                    ARTICLE 7
                            COVENANTS OF THE MANAGER

7.1      Terms

         The Manager covenants and agrees as follows:

         it shall conduct its activities required pursuant hereto in the best interests of Abraxas and in a good, workmanlike manner in full compliance with all applicable laws in compliance with the good oil and gas industry practice;

         it shall not commingle funds of Abraxas with any other funds;

         it shall not buy or sell petroleum and natural gas rights on behalf of Abraxas except with the express written consent of Abraxas and on terms specified by Abraxas, however, the Manager shall make recommendations and shall give or, where appropriate to the circumstances, arrange technical engineering, geological and financial services together with giving business advice with respect to potential, recommended or proposed acquisitions or dispositions of Petroleum Rights to or by Abraxas.

         it shall be registered and shall maintain registration to do business and maintain all required licenses and permits to carry on its business in all jurisdictions in which the Assets are located;

         it shall not enter into any contract respecting the Assets or its duties hereunder with a non-arm's length party without the prior written consent of Abraxas.

                                    ARTICLE 8
                                  MISCELLANEOUS

8.1      No Partnership or Joint Venture


         The parties to this agreement are not and shall not be deemed to be partners or joint venturers with one another and nothing herein shall be construed so as to impose any liability as such on any of them. The Manager shall perform its duties hereunder as an independent contractor.

8.2      Amendments

                  This agreement shall not be amended or varied in its terms except by instrument in writing executed by the duly authorized representatives of the parties hereto or their respective successors or assigns.

8.3      Assignment

         This agreement shall not be assigned by any party without the prior written consent of the other party.

8.4      Severability

         If any provision of this agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provisions in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this agreement in any jurisdiction.

8.5      Notices

         All notices required or permitted pursuant to this agreement shall be in writing and may be given by delivering same, mailing same by prepaid registered mail or telefaxing same to the address or telefax number set forth below. Any such notice or other communication shall, if delivered, be deemed to have been given if delivered before 5:00 p.m. (Calgary time), on the Business Day delivered, if mailed except in the case of a strike, lock out or other work stoppage, actual or threatened involving postal employees, on the fifth Business Day following the day on which it was so mailed and if telefaxed, on the Business Day received if received before 12:00 noon (Calgary time) on such date and if not, on the following Business Day provided that when telefaxing, the sender shall have received its telefax machine's confirmation that the telefax was sent and received without error. The parties hereto may give from time to time written notice of the change of address or telefax number in the manner aforesaid at which time the address so communicated shall be the address of that party for the purposes hereof.

Manager: CASCADE OIL & GAS LTD.
         #303, 630 - 6th Avenue S.W.
         Calgary, Alberta
         T2P 0S8
         Attention:  President
         Telefax: (403) 262-1969

Abraxas           CANADIAN ABRAXAS PETROLEUM LIMITED
                  c/o Abraxas Petroleum Corporation
                  500 N. Loop 1604 East, Suite 100
                  San Antonio, Texas  78232
                  Attention:  Robert L.G. Watson
                  Telefax: (210) 490-8816

8.6      Reliance

         The Manager, acting reasonably shall be entitled to rely on statements, advice or opinions (including financial statements and auditor's reports) of agents (any of which may be persons with which the Manager or an agent is affiliated) whose professions give authority to a statement made by them on the subject in question and who are considered by the Manager to be competent. The Manager may rely, and shall be protected in acting, upon any instrument or other documents reasonably believed by it to be genuine and in force.

8.7      Force Majeure

         No party shall be deemed to be in default in respect of non-performance of its obligations hereunder, if any, so long as its non-performance is due to strike, walk out, industrial disturbance, storm, fire, flood, explosion, lightning, tempest, act of God or Queen's enemies, governmental restraint, or any other cause (with similar or dissimilar to those enumerated) beyond its control; provided that lack of finance shall in no event be deemed to be a cause beyond the party's control.

8.8      Power of Attorney

         Abraxas hereby irrevocably nominates, constitutes, appoints and authorizes the Manager as the true and lawful attorney and agent of Abraxas during the term of this agreement with full power and authority, in Abraxas' name, place and stead to do any and all of the matters, things and acts required of the Manager pursuant to the terms of this agreement. The Manager is authorized to execute authorities for expenditure, notices, Petroleum Substances sales contracts, operating documents, assignments, transfers, conveyances and such other documents as are required to be executed by the Manager to perform any of its functions required pursuant to the terms of this agreement. Notwithstanding the foregoing, the Manager shall have no authority to execute any documents which:

         pursuant to the terms hereof, requires the consent of Abraxas; without the written approval of Abraxas, creates a liability to Abraxas in excess of $50,000.00 other than arising out of an emergency risking life or property; or without the written approval of Abraxas, encumbers or burdens the Assets of Abraxas other than in the ordinary course of business.

         The foregoing power of attorney is hereby declared by Abraxas to be an irrevocable power coupled with an interest and shall survive the liquidation or reorganization of Abraxas and shall extend to and bind the receivers, assigns and trustees of Abraxas. For greater certainty, Abraxas shall execute such documents, instruments and assurances as shall be necessary for the Manager to cash, deposit and otherwise negotiate cheques to a maximum of $50,000.00 on behalf of Abraxas.

8.9      Applicable Law

         This agreement shall be deemed to have been made and shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall in all respects be treated as an Alberta contract. The parties hereto hereby irrevocably submit and attorn to the jurisdiction of the courts of the Province of Alberta.

         IN WITNESS WHEREOF the parties hereto have executed this agreement by their proper officers duly authorized in that behalf as of the day and year first above written.


CANADIAN ABRAXAS PETROLEUM          CASCADE OIL & GAS LTD.
LIMITED


Per:_____________________________                   Per:_______________________
         "Robert L.G. Watson                                "Donald A. Engle"


Per: _____________________________                  Per:_______________________

                                  SCHEDULE "A"

THIS IS SCHEDULE "A" attached to and forming part of a Management Agreement dated as of the ___ day of _________, 1996, among CANADIAN ABRAXAS PETROLEUM LIMITED and CASCADE OIL & GAS LTD.


                          1990 CAPL OPERATING AGREEMENT


Insurance Election (Clause 311):................................A........B

Marketing Fee Election (Clause 604):............................A........B

Casing Point Election (Clause 903):.............................A........B

Penalty for Independent Operations (Clause 1007):
         Development wells 200%; Exploratory wells 400%

Exception to Clause 1007 (Clause 1010(a)(IV)
Where Well Preserves Title:  180 days

Disposition of Interest (Clause 2401):..........................A........B

Recognition Upon Assignment (Clause 2404):......................A........B


PASC 1988 ACCOUNTING PROCEDURE

         Operating Advances (Clause 105):
         Net billing only

Approvals (Clause 110): 2 or more parties totaling 65%

Labour (Clause 202(b)(1) & (2)):

         (1)  Second  Level   Supervisors   shall_____   /  shall   not___X___be
chargeable.

         (2) Technical Employees shall /shall not X be chargeable.

Employee Benefits (Clause 203(b)):  20%

Warehouse Handling (Clause 217(a)(1) & (2)):

         (1) 2 1/2% for tubular goods 50.8 mm in diameter and over, and other items with new price over $5,000.00;

         (2) 5% of the cost of all other material.

Overhead Rates (Clause 302):

         (a)      For each Exploration Project:
                  (1)...................................3% of first $50,000.00
                  (2)...................................2% of next $100,000.00
                  (3).........................1% of cost exceeding (1) and (2)

         (b)      For each Drilling Well:
                  (1)...................................3% of first $50,000.00
                  (2)...................................2% of next $100,000.00
                  (3).........................1% of cost exceeding (1) and (2)

         (c)      For each Construction Project:
                  (1)...................................3% of first $50,000.00
                  (2)...................................2% of next $100,000.00
                  (3).........................1% of cost exceeding (1) and (2)

         (d)      For Operation and Maintenance:
                  (1)..................................10% of first $50,000.00
                  (2)......................................................N/A
                  (3).....................$225.00 per producing well per month.

The  rates in  subclause  d(2) and d(3)  herein  will  __X__/will  not  _____ be adjusted as of the first day of July each year following the year . . . . .


Pricing of Joint Material Purchases.  Transfers and Dispositions
         $10,000.00 for requiring approval.

Periodic Inventory (Clause 501):
         at 5 year intervals.

                                                                  EXHIBIT 22.1


                             SUBSIDIARIES OF ABRAXAS



Abraxas Petroleum Corporation,
     a Nevada corporation ("Abraxas")

Canadian Abraxas Petroleum Limited,
     a Canada corporation and wholly-
     owned subsidiary of Abraxas

Grey Wolf Exploration Ltd.,
     a Canada corporation ("Grey Wolf").
Abraxas owns 78% of the capital
stock of Grey Wolf

Cascade Oil & Gas Ltd.,
     an Alberta corporation ("Cascade")
Grey Wolf owns approximately 67%
of the capital stock of Cascade

Western Associated Energy Corporation, a Texas corporation and wholly-owned subsidiary of Abraxas.

                                                                EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 19, 1996 except for paragraph 2 of Note 16, as to which the date is March 21, 1996 with respect to the consolidated financial statements of Abraxas Petroleum Corporation, to the use of our report dated August 30, 1996 with respect to the statements of combined oil and gas revenues and direct operating expenses of certain overriding royalty interests in the Portilla Field acquired by Abraxas Petroleum Corporation, and to the use of our report dated October 7, 1996 with respect to the financial statements of Canadian Abraxas Petroleum Limited, in the Registration Statement (Form S-4) of Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited for the registration of $215,000 of 11.5% Senior Notes due 2004, Series B.


                                                     /s/ Ernst & Young LLP


San Antonio, Texas
December 23, 1996

                                                                  EXHIBIT 23.2


                                December 23, 1996



Abraxas Petroleum Corporation
500 North Loop 1604 East, Suite 100
San Antonio, Texas 78232

Gentlemen:

     We hereby consent to the incorporation in your Registration Statement on Form S-4 of the references to us in the "Reserves Information" section on page 59 and in the "Experts" section on page 119, and to the use by reference of information contained in our "Appraisal Report as of June 30, 1996 on Certain Interests owned by Abraxas Petroleum Corporation," in our "Appraisal Report as of June 30, 1996 on Certain Properties owned by Enserch Exploration, Inc. in the Wamsutter Area prepared for Abraxas Petroleum Corporation," and in our "Appraisal Report as of June 30, 1996 on Certain Interests owned by
Portilla-1996, L.P. in the Happy and Portilla Fields prepared for Abraxas Petroleum Corporation."


                                                Very truly yours,



                                               /s/ DeGOLYER and MacNAUGHTON

                                                                 EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the reference to our firm under the caption "Business - Reserves Information" and "Experts" in the Registration Statement on Form S-4 (the "Registration Statement") of Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited.



                                            /s/ SPROULE ASSOCIATES LIMITED





Calgary, Alberta
December 23, 1996

                                                                 EXHIBIT 23.5


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement on Form S-4 of Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited of our report on Ensearch Exploration, Inc.'s Wamsutter Area Package dated June 26, 1996 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Dallas, Texas

December 23, 1996

                                                               EXHIBIT 23.6


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


To the Board of Directors of
CGGS Canadian Gas Gathering Systems Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus and the Registration Statement.


/s/ KPMG
Chartered Accountants

Calgary, Canada
December 23, 1996

                                                                 EXHIBIT 24.1

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert L. G. Watson and Chris Williford, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited and any or all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


         Dated:  December 23, 1996.



                                                     /s/ Franklin Burke
                                                     ------------------
                                                     Franklin Burke

                                                              EXHIBIT 24.2

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert L. G. Watson and Chris Williford, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited and any or all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


         Dated:  December 23, 1996.



                                 /s/ Harold D. Carter
                                 --------------------
                                  Harold D. Carter

                                                                 EXHIBIT 24.3

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert L. G. Watson and Chris Williford, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited and any or all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


         Dated:  December 23, 1996.



                                  /s/ Robert D. Gershen
                                  ---------------------
                                  Robert D. Gershen

                                                                EXHIBIT 24.4

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert L. G. Watson and Chris Williford, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited and any or all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


         Dated:  December 23, 1996.



                                 /s/ Paul A. Powell, Jr.
                                -----------------------
                                Paul A. Powell, Jr.

                                                                EXHIBIT 24.5

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert L. G. Watson and Chris Williford, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited and any or all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


         Dated:  December 23, 1996.



                                 /s/ Richard M. Kleberg, III
                                 ---------------------------
                                 Richard M. Kleberg, III

                                                                EXHIBIT 24.6

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert L. G. Watson and Chris Williford, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited and any or all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


         Dated:  December 23, 1996.



                             /s/ James C. Phelps
                             -------------------
                             James C. Phelps

                                                               EXHIBIT 25.1





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                 ---------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                 ---------------

                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

New York                                                      13-5375195
(Jurisdiction of incorporation                               (I.R.S. employer
or organization if not a U.S. national bank)                 identification No.)

One State Street, New York, New York                          10004
(Address of principal executive offices)                     (Zip code)

                        IBJ SCHRODER BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, address and telephone number of agent for service)

                          ABRAXAS PETROLEUM CORPORATION
                       CANADIAN ABRAXAS PETROLEUM LIMITED
              (Exact names of obligors as specified in its charter)

     Delaware                                                 74-2584033
     Canada                                                      N/A
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification No.)

500 North Loop 1604 East, Suite 100
San Antonio, Texas                                                78232
(Address of principal executive offices)                        (Zip code)

                      11.5% Series B Senior Notes due 2004
                              --------------------
                         (Title of indenture securities)

Item 1.           General information

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

                  New York State Banking Department,
                  Two Rector Street, New York, New York

                  Federal Deposit Insurance Corporation, Washington, D.C.

                  Federal Reserve Bank of New York Second District, 33 Liberty Street, New York, New York

(b)               Whether it is authorized to exercise corporate trust powers.

                  Yes

Item 2.           Affiliations with the Obligors.

                  If the obligors are an affiliate of the trustee, describe each such affiliation.

                  The obligors are not an affiliate of the trustee.


Item 13.          .........Defaults by the Obligors.


                  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         None

                  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                  None

         List of exhibits.

         List below all exhibits filed as part of this statement of eligibility.

*1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

*2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

*3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

*4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

5.                Not Applicable

6.                The consent of United States institutional trustee required by
                  Section 321(b) of the Act.

7.                A copy  of the  latest  report  of  condition  of the  trustee
                  published   pursuant  to  law  or  the   requirements  of  its
                  supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligors and its directors or officers, the trustee has relied upon information furnished to it by the obligors.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligors are not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of December, 1996.

                                            IBJ SCHRODER BANK & TRUST COMPANY



                                            By: /s/ Barbara McCluskey
                                                -------------------------
                                                 Barbara McCluskey
                                                 Vice President

                                    Exhibit 6

                               CONSENT OF TRUSTEE



         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited, of its 11.5% Series B Senior Notes due 2004, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                            IBJ SCHRODER BANK & TRUST COMPANY



                                            By:  /s/Barbara McCluskey
                                               -------------------------
                                            Barbara McCluskey
                                            Vice President





Dated: December 23, 1996

                                    EXHIBIT 7

                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              of New York, New York
                      And Foreign and Domestic Subsidiaries


                           Report as of June 30, 1996



                                                                 Dollar Amounts
                                                                  in Thousands

                                     ASSETS

Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin   ........$       39,834
    Interest-bearing balances....................................$      236,748

Securities:    Held to Maturity..................................$      173,034
                     Available-for-sale..........................$       35,882

Federal  funds  sold and  securities  purchased  under
agreements  to resell in domestic  offices of the bank
and of its Edge and Agreement  subsidiaries and in IBFs:
    Federal Funds sold...........................................$       36,968
    Securities purchased under agreements to resell..............$           -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income.......$   1,668,191
    LESS: Allowance for loan and lease losses......$      54,288
    LESS: Allocated transfer risk reserve..........$          -0-
    Loans and leases, net of unearned income,
    allowance, and reserve.......................................$    1,613,903

Assets held in trading accounts..................................$          500

Premises and fixed assets........................................$        7,413

Other real estate owned..........................................$          397

Investments in unconsolidated subsidiaries and
 associated companies............................................$           -0-

Customers' liability to this bank on acceptances outstanding.....$          223

Intangible assets................................................$           -0-

Other assets.....................................................$       55,007


TOTAL ASSETS.....................................................$    2,199,909

                                   LIABILITIES

Deposits:
    In domestic offices..........................................$      652,676
        Noninterest-bearing ......................$      278,082
        Interest-bearing .........................$      374,594

    In foreign offices, Edge and Agreement
    subsidiaries, and IBFs.......................................$      893,475
        Noninterest-bearing ......................$       15,577
        Interest-bearing .........................$      877,898

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased......................................$      212,000
    Securities sold under agreements to repurchase...............$           -0-

Demand notes issued to the U.S. Treasury.........................$       48,606

Trading Liabilities..............................................$          293

Other borrowed money:
    a) With original maturity of one year or less................$      102,049
    b) With original maturity of more than one year..............$        3,000

Mortgage indebtedness and obligations under
capitalized leases...............................................$           -0-

Bank's liability on acceptances executed
and outstanding..................................................$          223

Subordinated notes and debentures................................$           -0-

Other liabilities................................................$       74,608

TOTAL LIABILITIES................................................$    1,986,930

Limited life preferred stock and related surplus.................$           -0-

                                 EQUITY CAPITAL

Perpetual preferred stock........................................$           -0-

Common Stock.....................................................$       29,649

Surplus..........................................................$      217,008

Undivided profits and capital reserves...........................$      (34,414)

Plus:    Net unrealized gains (losses) on marketable
equity securities................................................$          736

Cumulative foreign currency translation adjustments..............$           -0-

TOTAL EQUITY CAPITAL.............................................$      212,979

TOTAL LIABILITIES AND EQUITY CAPITAL.............................$    2,199,909